   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 16, 1998


                                                      REGISTRATION NO. 333-58465
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 3
                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                         MARINE SHUTTLE OPERATIONS INC.
             (Exact Name of Registrant as Specified in Its Charter)

                 NEVADA                                     1389                                   91-1913992
    (State or Other Jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     Incorporation or Organization)             Classification Code Number)                   Identification No.)

                           --------------------------

                            4410 Montrose Boulevard
                              Houston, Texas 77006
                                 (713) 529-7498
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)
                           --------------------------

                             FRANZ EDER, PRESIDENT
                         MARINE SHUTTLE OPERATIONS INC.
                            4410 MONTROSE BOULEVARD
                              HOUSTON, TEXAS 77006
                                 (713) 529-7498
       (Name, Address Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent For Service)
                           --------------------------

Copies of all communications, including all communications sent to the agent for service, should be sent to:

                            LEONARD J. BRESLOW, ESQ.
                             BRESLOW & WALKER, LLP
                       100 JERICHO QUADRANGLE, SUITE 230
                            JERICHO, NEW YORK 11753
                              TEL: (516) 822-6505
                              FAX: (516) 822-6544
                           --------------------------

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. /X/

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / / ________
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                PROPOSED
                                                                                MAXIMUM             PROPOSED
                                                             AMOUNT             OFFERING            MAXIMUM
          TITLE OF EACH CLASS OF SECURITIES                  TO BE             PRICE PER           AGGREGATE
                  TO BE REGISTERED                         REGISTERED         SECURITY(2)        OFFERING PRICE
Common Stock, par value $0.001 per share(1)                13,567,609           $6.3125           $85,645,532


                                                           AMOUNT OF
          TITLE OF EACH CLASS OF SECURITIES               REGISTRATION
                  TO BE REGISTERED                            FEE
Common Stock, par value $0.001 per share(1)                 $25,265

(1) Represents shares of Common Stock which may be sold by selling stockholders. See "Selling Stockholders".

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. Represents the average of the high and the low prices of the Common Stock as quoted on the OTC Bulletin Board on June 30, 1998.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED DECEMBER 16, 1998


PROSPECTUS

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                         MARINE SHUTTLE OPERATIONS INC.

                       13,567,609 SHARES OF COMMON STOCK

                               ------------------


    This Prospectus relates to 13,567,609 shares (the "Selling Stockholder Shares") of common stock, $0.001 par value per share (the "Common Stock"), of Marine Shuttle Operations Inc., a Nevada corporation (the "Company"), which may be offered and sold, from time to time, by the selling stockholders of the Company named herein (the "Selling Stockholders"). The Company will not receive any proceeds from the sale of the Selling Stockholder Shares by the Selling Stockholders. The Common Stock currently is quoted on the OTC Bulletin Board under the symbol "ZSUB", and is quoted under Securities No. 912836 on the Bulletin Boards of the Berlin Stock Exchange, the Hamburg Stock Exchange, the Dusseldorf Stock Exchange, and the Munich Stock Exchange. On December , 1998, the last reported sale price of the Common Stock on the OTC Bulletin Board was
$      per share.



       THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK
                         FACTORS" COMMENCING ON PAGE 6.


                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.

    The Selling Stockholders, from time to time, depending on market conditions and other factors, may offer and/or sell their Selling Stockholder Shares in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The Selling Stockholder Shares may be sold by one or more methods including, without limitation, (i) block trades in which a broker or dealer so engaged will attempt to sell the Selling Stockholder Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (iii) ordinary brokerage transactions and transactions in which the broker solicits purchases; and (iv) face to face transactions between sellers and purchasers without a broker or dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from the Selling Stockholders in amounts to be negotiated. Such brokers, dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales.

    The Company will bear all costs and expenses of the registration of the Selling Stockholder Shares under the Securities Act and certain state securities laws, other than fees of counsel for the Selling Stockholders and any discounts or commissions payable with respect to sales of the Selling Stockholder Shares.

                  The date of this Prospectus is       , 1998

                                 [PHOTOGRAPHS]

                             ---------------------

    The above pictures are computer-generated models of an Offshore Shuttle.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WHICH INVOLVE CERTAIN RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS. UNLESS THE CONTEXT OTHERWISE REQUIRES, THE TERM "COMPANY" AS USED HEREIN INCLUDES MARINE SHUTTLE OPERATIONS INC. AND ITS SUBSIDIARIES.

                                  THE COMPANY
    Marine Shuttle Operations Inc., through its wholly-owned Norwegian subsidiary, Marine Shuttle Operations AS ("MSOAS"), is seeking to become a leading player in the market for decommissioning, installing, and transporting offshore oil and gas structures. The Company is in the development stage, has not generated any revenues from operations, and does not expect to generate any revenues from operations until the year 2001, at the earliest.

    There are now more than 6,500 offshore oil and gas installations worldwide located on the continental shelf of approximately 53 countries. Many different types of installations exist, each one being uniquely designed based on the water depth, seabed characteristics, and reservoir, wave, and current conditions of the site of installation. Of the current installed base of structures, the vast majority (more than 5,800) are fixed steel installations. Situated almost exclusively in shallow (i.e., less than 75 meters) and intermediate (i.e., 75 to 200 meters) water depths, fixed steel installations are comprised of two elements: the "topside" which contains the processing, drilling, and accommodation facilities, and the substructure or "jacket" which consists of a lattice-work of steel tubes and can weigh over 30,000 tons with a base dimension of up to 120 meters. The balance of the installed base of structures includes concrete gravity base structures (typically found in shallow and intermediate water depths), various types of floating structures such as tension leg platforms, floating production platforms, spars, and floating production, storage and offloading vessels (typically situated in deep waters--i.e., more than 200 meters), and subsea structures which include the equipment needed to develop satellite fields and the seabed equipment associated with floating installations. The Company believes that over the next 30 years, most of these structures will have to be decommissioned at an estimated cost of $20 billion to $40 billion.

    The Company initially intends to concentrate its efforts on decommissioning fixed steel structures, primarily the several hundred large steel installations situated in intermediate water depths. Presently, the decommissioning of fixed steel structures typically is accomplished by cutting the particular structure into many pieces and utilizing crane ships and other support vessels to lift the pieces onto barges or, in some instances, onto the deck of the crane ships themselves. The cutting is necessitated by the limited lifting capabilities of existing crane ships. Theoretically, the largest cranes are capable of lifting objects up to 14,000 tons. Crane capacity, however, decreases as the required outreach and/or upreach of the crane boom increases. Moreover, since the maximum height to which a structure can be lifted is limited to the length of the crane boom, taller structures must be cut into smaller pieces in order to clear the barge deck. As a result, although the cutting and lifting procedure may be adequate for small, shallow water installations, the extensive cutting and lifting required with respect to the larger platforms in deeper waters makes decommissioning such installations using such procedure difficult, dangerous, expensive, and time-consuming.

    Offshore Shuttle AS ("OSAS"), a majority-owned Norwegian subsidiary of the Company, has designed a new generation of vessel (the "Offshore Shuttle") which it believes will be capable of lifting most of the largest topsides in one piece and also will be capable of diving partly below the water surface to remove a complete jacket in one operation. MSOAS has entered into a license agreement with OSAS which gives MSOAS the exclusive right to build and operate five Offshore Shuttles, and an exclusive option to build and operate an additional two Offshore Shuttles thereafter. The Company anticipates that the construction of the first Offshore Shuttle will be completed by April, 2001, at the earliest.

    The Company has formed strategic alliances to test, develop, manufacture, and commercialize the Offshore Shuttle concept. In particular, the Company will rely on OSAS with respect to the pre-engineering work necessary to construct the Offshore Shuttles. In addition, MSOAS has entered into an agreement with Thyssen Stahlunion GmbH ("TSU") with respect to the marketing of its proposed services. TSU is a subsidiary of Thyssen AG ("Thyssen"), a conglomerate of more than 323 companies operating worldwide in numerous industries. In its fiscal year ended September 30, 1998, Thyssen generated sales of approximately $25.5 billion with a workforce of approximately 120,000 people. MSOAS also has entered into an agreement with RC Consultants AS, a Norwegian engineering company with more than 330 skilled offshore engineers, with respect to its engineering and operational activities, and has entered into an agreement with Schuller Industrieentsorgung AG (formerly Schuller Industrieentsorgung GmbH), a German service company, with respect to waste management, onshore dismantling, and oil pollution prevention and cleanup. There can be no assurance that such arrangements will be successful.


    The Company was incorporated in Nevada in May 1997 under the name Geoteck International, Inc. On May 29, 1998, it changed its name to Marine Shuttle Operations Inc. In April, 1998, the Company acquired all of the issued and outstanding stock of MSOAS in exchange for 7,600,000 shares of Common Stock (the "MSOAS Exchange"). In May, 1998, the Company acquired 3,291,738 shares of OSAS (approximately 68% of the outstanding OSAS capital stock) in exchange for 4,937,607 shares of Common Stock (the "OSAS Exchanges"). All of such shares are being held in escrow subject to the registration statement of which this Prospectus forms a part (the "Registration Statement") being declared effective. On May 20, 1998, the Company entered into two agreements to acquire an additional 686,668 shares of OSAS (approximately 14% of the outstanding OSAS capital stock) in exchange for 1,030,002 shares of Common Stock (the "Additional OSAS Exchanges"). Subject to the satisfaction of certain conditions precedent, the Company anticipates that the Additional OSAS Exchanges will close soon after the the effective date of the Registration Statement. The Company's principal offices in the United States are located at 4410 Montrose Boulevard, Houston, Texas 77006. Its telephone number is (713) 529-7498.


                                  THE OFFERING

Common Stock offered by the Selling            13,567,609 shares
  Stockholders...............................
Common Stock Outstanding Prior to the          33,587,609 shares
  Offering(1)................................
Common Stock Outstanding After the             33,587,609 shares
  Offering(1)................................

NASDAQ Symbol................................  ZSUB

------------------------

(1) Assumes completion of the Additional OSAS Exchanges.

                                  RISK FACTORS

    An investment in the Common Stock offered hereby involves a high degree of risk and should be made only by investors who can afford the loss of their entire investment. Prospective investors should carefully review and consider the risks presented by the factors listed under "Risk Factors" as well as the other information set forth in this Prospectus.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

    The following data presents for the periods indicated certain financial information for the Company. Such data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and related notes thereto included elsewhere in this Prospectus.

                                                                               MAY 23, 1997
                                                                               (INCEPTION)
                                                                                 THROUGH        NINE MONTHS ENDED
                                                                            DECEMBER 31, 1997   SEPTEMBER 30, 1998
                                                                            ------------------  ------------------
                                                                                                   (UNAUDITED)
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Total costs and expenses..................................................    $      164,931      $    3,170,027
Net (loss)................................................................    $     (164,931)     $   (3,129,338)
Net (loss) per share......................................................    $        (0.01)     $        (0.13)
                                                                            ------------------  ------------------
                                                                            ------------------  ------------------
Weighted average number of common shares
  outstanding.............................................................        18,931,982          24,724,762

                                                                                      DECEMBER 31,  SEPTEMBER 30,
                                                                                          1997          1998
                                                                                      ------------  -------------
                                                                                                     (UNAUDITED)
CONSOLIDATED BALANCE SHEET DATA:
Working capital (deficiency)........................................................   $  (10,931)  $  (2,401,629)
Total assets........................................................................        9,015      22,210,921
Notes payable.......................................................................            0       2,349,510
Total liabilities...................................................................       19,946       2,567,111
Accumulated deficit.................................................................     (164,931)     (3,294,269)
Stockholders' equity (deficiency)...................................................      (10,931)     19,643,810

                                  RISK FACTORS

    AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE MADE ONLY BY INVESTORS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW AND CONSIDER THE FOLLOWING RISKS AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS.

RECENTLY ORGANIZED COMPANY; NO OPERATING HISTORY; ACCUMULATED AND WORKING
  CAPITAL DEFICITS; QUALIFIED INDEPENDENT ACCOUNTANT'S REPORT; HOLDING COMPANY STRUCTURE

    The Company was incorporated in May, 1997 to serve as a holding company for one or more unidentified operating subsidiaries. The Company has no operating history on which an evaluation of its performance and prospects can be made, and its proposed operations are subject to all of the risks inherent in the establishment of a new business enterprise. To date, the Company has no significant assets and it has not generated any revenues from operations. The Company believes that it will not generate any revenues until 2001, at the earliest. There can be no assurance, however, that significant revenues will ever develop. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with a new business, particularly one that is seeking to develop and commercialize a new product and operate in a competitive environment.


    The Company sustained a net loss of $164,931 for the period from May 23, 1997 (inception) through December 31, 1997, and $3,129,338 for the nine months ended September 30, 1998. As of September 30, 1998, the Company had a working capital deficit of $2,401,629 and an accumulated deficit of $3,294,269. The Company expects to continue to incur losses through at least 2002, and there can be no assurance that the Company will achieve profitable operations. Accordingly, the independent accountant's report on the Company's financial statements has an explanatory paragraph addressing the Company's ability to continue as a going concern. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 1 of the Notes to the Financial Statement for Marine Shuttle Operations Inc.


    Marine Shuttle Operations Inc. owns all of the issued and outstanding capital stock of MSOAS and, upon consummation of the Additional OSAS Exchanges, will own approximately 82% of the outstanding capital stock of OSAS. Based on this ownership structure, any dividends paid by MSOAS or OSAS to Marine Shuttle Operations Inc. are subject to Norwegian withholding taxes and U.S. income taxes (which can be offset to the extent of the Norwegian withholding taxes). Thus, the amount of funds that may be distributed by such subsidiaries to Marine Shuttle Operations Inc. for working capital, acquisitions, investments, or other purposes will be reduced to the extent such taxes are payable.

INSUFFICIENT CAPITAL; NEED FOR FINANCING


    The Company has insufficient capital to finance its proposed operating activities or to repay the monies advanced under the Bridge Notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." . To address this concern, the Company intends to raise up to $15 million in a Regulation S private placement of Common Stock through Berliner Effektenbank AG, a German investment bank. In addition, the Company has entered into an engagement letter with MFC Merchant Bank S.A. ("MFC") pursuant to which MFC shall act, on a best-efforts basis, as exclusive agent for the Company in raising up to DM 215,000,000 (approximately $126,000,000) (the "MFC Financing"). As consideration for its services, MFC shall receive a fee equal to five percent of the money raised plus DM 100,000 (approximately $60,000) per month until the completion or termination of the MFC Financing. In addition, all of MFC's out-of-pocket expenses shall be reimbursed, and if the Company raises the necessary funds through another source, MFC shall receive a break-up fee equal to the greater of $1,200,000 or 350,000 shares of Common Stock. Although the structure of the MFC Financing has yet to be determined, the Company anticipates that it will be principally through the issuance of government guaranteed debt.

    If funds are raised by issuing equity securities, it may result in substantial dilution to existing stockholders. If capital is raised through a debt financing with financial institutions, the Company would likely become subject to restrictive covenants relating to its operations and finances. There can be no assurance that the private placement or the MFC Financing will be consummated on reasonable terms or at all. If either financing is not completed, the Company may be required to significantly curtail or cease its proposed activities.

    Although the Company believes that the proceeds from the MFC Financing, if completed, will enable it to construct the first Offshore Shuttle, no assurance can be given in that regard. Moreover, even if the MFC Financing is consummated, the Company's future capital requirements could vary significantly and will depend on certain factors, many of which are not within the Company's control. Such factors include, but are not limited to, the need for cash to fund the construction of additional Offshore Shuttles, greater than anticipated expenses, and longer engineering development, and construction times than now contemplated. See "Business-Business Strategy." If the Company is successful in completing the first Offshore Shuttle, it believes it will be able to fund the construction of additional Offshore Shuttles from its future operating cash flows and/or short or medium term debt financing. However, no assurance can be given in that regard. See "Management's Discussion and Analysis of Financial Condition and Results of Operation."

DEPENDENCE ON OSAS AND OFFSHORE SHUTTLE DESIGN

    MSOAS, the Company's wholly-owned subsidiary, has entered into a license agreement (the "License Agreement") with OSAS, the Company's majority-owned subsidiary and the holder of all licensing and marketing rights to the Offshore Shuttle design. Pursuant to the License Agreement, OSAS granted MSOAS the exclusive right to build and operate five Offshore Shuttles, an exclusive option to build and operate an additional two Offshore Shuttles thereafter, and a right of first refusal with respect to any Offshore Shuttle licenses that OSAS may seek to grant during a specified future period. In addition, based on functional specifications for each Offshore Shuttle to be agreed upon by MSOAS and OSAS, OSAS shall provide MSOAS with the pre-engineering work, including designs and descriptions of operational procedures, necessary to construct the Offshore Shuttles. In consideration for the licenses granted and services to be provided, OSAS shall receive a construction fee equal to ten percent of the construction price of each of the Offshore Shuttles, an operating fee equal to sixteen percent of the gross profit for each contract concluded by MSOAS involving the use of an Offshore Shuttle, and an exclusivity fee equal to one percent of the aggregate construction price of Offshore Shuttles two through five. See "Business-- Strategic Alliances--Offshore Shuttle AS."


    The Company's operations are dependent on the rights granted to it pursuant to the License Agreement and the work to be performed thereunder by OSAS. The binding nature of the License Agreement is conditioned upon OSAS receiving $2,000,000 towards the exclusivity fee by June 1, 1999 and MSOAS placing a firm order for the first Offshore Shuttle with a construction yard by such date. The License Agreement can be terminated by either party on written notice to the other party in the event the other party (i) becomes insolvent or goes into liquidation, bankruptcy, or receivership, or becomes a party to any procedure for the settlement of its debts or any dissolution proceedings, or (ii) breaches any term of the License Agreement and fails to remedy such default within 45 days after written notice thereof. OSAS has incurred substantial net losses from operations since its inception, and as at September 30, 1998, had an accumulated deficit of $2,993,692. If the conditions set forth in the License Agreement are not satisfied, if the License Agreement is terminated, or if OSAS is unable to perform its obligations under the License Agreement, it would have a material adverse effect on the Company.


    In addition, given OSAS's extensive knowledge of and familiarity with the Offshore Shuttle design, the Company anticipates that it will rely on OSAS for the provision of various other services including engineering verification, technical support, and technical supervision of the construction and testing of the Offshore Shuttle. If the Company is unable to negotiate acceptable arrangements with OSAS with respect to such other services, or if any such arrangements are unsuccessful, the Company could be materially adversely affected.

POTENTIAL GRANT OF OFFSHORE SHUTTLE LICENSE TO THIRD PARTY


    Pursuant to the License Agreement, MSOAS has the right to build and operate five Offshore Shuttles and an exclusive option to build and operate an additional two Offshore Shuttles thereafter. MSOAS must place an order for the first Offshore Shuttle by June 1, 1999. Subject, in each case, to an option to extend the order date by twelve months upon payment of a $900,000 option exercise fee, an order for the second Offshore Shuttle must be placed no later than six months after successful testing of the first Offshore Shuttle, and orders for each of the remaining three Offshore Shuttles must be placed by December 31st of each year after the year in which the second Offshore Shuttle is ordered. If an order is not placed on or before the required date, then for the twelve-month period thereafter OSAS shall be entitled to grant a license to build one Offshore Shuttle to a third party. No assurance can be given that each Offshore Shuttle will be ordered on time or that the Company will have the financial resources to extend a particular order date. If an Offshore Shuttle license is granted to a third party, it could have a material adverse effect on the Company. See "Business-- Strategic Alliances--Offshore Shuttle AS."


POTENTIAL LOSS OF RIGHTS TO OFFSHORE SHUTTLE CONCEPT

    The intellectual property rights to the Offshore Shuttle concept (the "Rights") were transferred to OSAS by Gunnar Foss and Per Bull Haugsen, the developers of the Offshore Shuttle concept, pursuant to an Agreement Regarding Intellectual Property dated March 31, 1998 (the "Intellectual Property Agreement"). The Intellectual Property Agreement provides that if the License Agreement is terminated and OSAS shall cease to actively engage in its activities relating to the Offshore Shuttle concept, then, subject to a six-month cure period, the Rights shall revert back to Messrs. Foss and Haugsen. In such event, the Company would be unable to obtain any value from the future sale or exploitation of the Rights.

SUBSTANTIAL TIME LAPSE UNTIL COMMERCIAL PRODUCT INTRODUCTION

    Construction of the first Offshore Shuttle is intended to commence in April 1, 1999. The Company intends to solicit competitive bids from at least three construction yards with the capacity and capability to build an Offshore Shuttle. The Company anticipates that the construction of the first Offshore Shuttle will be completed by April, 2001, at the earliest. Subject to the receipt of financing, construction delays, market conditions, demand for the Company's services, and other factors, construction of an additional Offshore Shuttle is anticipated to commence in each of the four years after ordering the first Offshore Shuttle, until a total five Offshore Shuttles are in operation. There can be no assurance, however, as to the time required to complete such construction efforts or that such efforts can be completed in a cost-effective manner or at all.


    Subject to market demand, performance results, and other factors, the Company anticipates that each Offshore Shuttle will conduct one commercial operation in its first year in service, and will perform up to three operations in each year thereafter. In making the foregoing forecast, the Company has assumed, among other things, that each commercial operation, including all pre-engineering work, will take up to one year to complete, with the offshore portion calculated to be four weeks on average. As a result, the Company does not anticipate generating any revenues until the year 2001, at the earliest. There can be no assurance, however, that the Company's assumptions regarding the number of operations to be performed will prove to be accurate, or that the Company will ever achieve commercially significant sales. To date, the Company has not entered into any contracts for the use of its proposed services, and no assurance can be given that any such contracts will materialize. See "Business--Business Strategy."

TECHNOLOGICAL RISKS

    The Company believes that the technical risks associated with the Offshore Shuttle concept have been reduced by extensive model testing and rigorous calculations. Using a 1:50 scale model of an Offshore Shuttle, motions in different ballast conditions were tested; ballasting/deballasting sequences were tested without any marine object, with a 1:50 scale model of a 7,000 ton jacket, and with a 1:50 scale model of an 8,000 ton topside; and hydrodynamics were tested by examining the motions of the Offshore Shuttle (with and without a marine object) in different positions and when subjected to wave forces, as well as its towing resistance in calm water and storm. In addition, based on engineering documentation, calculations, and model testing, Det Norske Veritas AS, an internationally-recognized society responsible for classification and technical inspections of merchant vessels, issued a Statement of Approval verifying the technical feasibility of the Offshore Shuttle concept for the transport and removal of certain offshore platform deck structures and jackets.

    Despite the testing, documentation, and approval, there can be no assurance that construction of the Offshore Shuttle will be successfully completed or that, if constructed, the Offshore Shuttle will function properly, will be operationally safe and environmentally friendly, or will enable the Company to provide decommissioning, installation, and transportation services in an effective manner or at all. In addition, it is anticipated that the Offshore Shuttle will be equipped with an adjustable lifting frame, and specially-prepared docking connections will be utilized during removal operations. To date, neither the lifting frame nor the docking connections have been engineered, and there can be no assurance such engineering will be successfully completed. If the Company is unable to engineer the lifting frame and/or the docking connections, it could have a material adverse effect on the Company. See "Business--The Offshore Shuttle."

COMPETITION; TECHNOLOGICAL OBSOLESCENCE

    The Company will face competition from companies which provide decommissioning, installation, and/or transport services using cranes and barges. In addition, several companies have offered and/or have proposed solutions for lifting large platforms in one piece. These involve the use of multiple barges, twin-hull tankers, split-hull tankers, and U-shaped semi-submersibles. One such solution, known as Versatruss, is comprised of two barges and an array of booms, rigging, and winches. The components are assembled together to produce what is essentially a giant scissors jack. The barges are symmetrically placed around the platform, and the booms from each barge are placed in receptacles that have been welded to the platform deck. The barges are pulled together sideways using winches. This causes the angle of inclination of the booms to increase, forcing the deck upwards. The Company believes that the utility of Versatruss and most of these other alternative solutions will be limited to the lifting of topsides in calm waters. Although some of such lifting systems may be capable of lifting jackets, the Company believes that the vertical clearance limitations inherent in each of such systems will inhibit their ability to lift the jackets onshore. Rather, the Company believes that such systems only will be capable of towing jackets from one installation site to another. There can be no assurance, however, that the Company's beliefs will prove to be accurate.

    Competition also may arise from vessels, processes, and/or technologies currently in development, or developed in the future, by other companies. The development by others of new or improved vessels, processes, or technologies may make the services to be marketed by the Company less competitive or obsolete.

    Many of the Company's current and potential competitors are likely to have substantially greater financial, managerial, and technical resources than the Company. There can be no assurance that the Company will be able to compete successfully in the marketplace, if at all. See "Business--Competition."

UNCERTAIN PROPRIETARY PROTECTION

    OSAS has eight patent applications pending in Norway with respect to various aspects of the Offshore Shuttle design and operation. Patent applications also are pending in various other countries pursuant to the Patent Cooperation Treaty and separately filed patent applications. There can be no assurance as to whether patents will issue from any of OSAS's patent applications or, if issued, as to the range or degree of protection such issued patents will afford. In addition, no assurance can be given that others will not obtain patents claiming aspects similar to those covered by such patent applications or patents, as the case may be, or that such patents, if issued, will not be challenged by third parties, invalidated, rendered unenforceable, or designed around.

    Even if patents issue from such patent applications and a competitor were to infringe thereon, the costs of enforcing such patent rights may be substantial or even prohibitive. If OSAS chooses not to defend its patent rights, if any, then the Company may be forced to expend substantial resources to do so. No assurance can be given that the Company will be successful in any action for infringement of the technology licensed to it. In addition, there can be no assurance that the Offshore Shuttle will not infringe on the patent rights of others, or that patents do not exist or will not be issued in the future that would have an adverse effect on the Company's ability to manufacture or operate the Offshore Shuttle. The Company is aware of the existence of a Norwegian patent which claims the use of a U-shaped structure designed for removing and/or installing topsides. Based on the opinion of Bryns Patentkontor A/S, patent counsel to the Company, the Company believes that the Offshore Shuttle will not infringe on this Norwegian patent because, unlike the structure covered by the Norwegian patent, the Offshore Shuttle does not utilize movable transverse beams mounted to its upper beams. There can be no assurance, however, that infringement proceedings will not be brought against the Company.

    The Company also may desire or be required to obtain licenses from others in order to further develop, produce, and market the Offshore Shuttle effectively. There can be no assurance that such licenses will be obtainable on commercially reasonable terms, if at all, that the patents underlying such licenses will be valid and enforceable, or that the proprietary nature of the unpatented technology underlying such licenses will remain proprietary. In addition, the Company relies on unpatented proprietary know-how and trade secrets, and employs various methods including confidentiality agreements with employees, consultants and marketing partners to protect its trade secrets and know-how. However, such methods may not afford complete protection and there can be no assurance that others will not independently develop such trade secrets and know-how or obtain access thereto. See "Business-- Proprietary Protection."

DEPENDENCE ON STRATEGIC PARTNERS

    The Company's strategy for testing, developing, manufacturing, and commercializing the Offshore Shuttle concept is dependent upon forming strategic alliances and relationships with joint venture partners, contract manufacturers, or other third parties, and upon the subsequent success of these parties in performing their responsibilities. In this regard, MSOAS has entered into agreements with OSAS with respect to the rights to the Offshore Shuttle design and the pre-engineering work necessary to construct the Offshore Shuttles, Thyssen Stahlunion GmbH ("TSU") with respect to the marketing of its proposed services, RC Consultants AS ("RC") with respect to its project management and engineering and operational activities, and with Schuller Industrieentsorgung AG (formerly Schuller Industrieentsorgung GmbH) with respect to waste management, onshore dismantling, and oil pollution prevention and cleanup. There can be no assurance that such arrangements will be successful. If any of these arrangements are cancelled and/or are unsuccessful, and if the Company is unable to secure new alliances in their place, there would be a material adverse effect on the Company. See "Business--Strategic Alliances."

    In addition, the Company's proposed offshore decommissioning activities may require the use of large tug boats, unloading docks, subsea specialists, marine operators, diving support vessels, and various safety and supply boats. The Company may seek to form strategic alliances and relationships with third parties who provide these and other services. If the Company is unable to negotiate acceptable arrangements, or if any of such arrangements are unsuccessful, it could have a material adverse effect on the Company.

NO MANUFACTURING FACILITIES OR PERSONNEL

    Construction of the first Offshore Shuttle is intended to commence in April, 1999. The Company, however, does not have the ability to manufacture the Offshore Shuttle. The Company will solicit competitive bids from at least three construction contractors which it believes have the capacity and capability to build an Offshore Shuttle. There can be no assurance that bids will be tendered by capable construction contractors, or at all. In addition, if such bids are tendered, no assurance can be given that the Company will be able to negotiate acceptable joint venture or contract manufacturing arrangements, or that any such arrangements will be successful.

    If the Company is unable to have third parties manufacture the Offshore Shuttle pursuant to joint venture or contract manufacturing agreements or otherwise, or if the Company decides to manufacture the Offshore Shuttle itself, the Company will be required to establish the necessary manufacturing facility (which will require substantial financing) and employ and train qualified manufacturing personnel, all of which may result in production delays. There can be no assurance that the Company will be successful in attracting and retaining experienced personnel or establishing the necessary manufacturing facilities or arrangements that will enable the Company to manufacture the Offshore Shuttle in a cost-effective manner, or at all. The failure to achieve these objectives would have a material adverse affect on the Company. See "Business--Business Strategy."

LIMITED MARKETING AND SALES CAPABILITIES

    The Company has limited marketing and sales capabilities. If the marketing agreement with TSU is cancelled or is unsuccessful, the Company will need to develop a sales force and marketing group with technical expertise, or make appropriate arrangements with other joint venture partners. There can be no assurance that such efforts will be successful. In addition, there can be no assurance that the Company will be able to effectively market or sell its services through sales representatives, through arrangements with an outside sales force, or through strategic partners. See "Business--Strategic Alliances--Thyssen Stahlunion GmbH."

UNCERTAIN MARKET ACCEPTANCE

    As with any new technology, there is the risk that the market may not recognize the benefits or the potential applications of the Offshore Shuttle, or any future products or technologies that may be developed by the Company. Market acceptance of the Company's services will depend, in large part, upon the ability of the Company to demonstrate to prospective customers the potential advantages of the Offshore Shuttle over other types of vessels and/or technologies performing similar functions. There can be no assurance that the Company will be successful in marketing its services to the oil and gas industry or other markets or that the use of the Offshore Shuttle will be embraced by the oil and gas industry or other markets. See "Business--Strategic Alliances."

RISK OF INTERNATIONAL OPERATIONS

    The Company intends to market its services in international markets. International operations entail various risks, including economic instability and recessions, exposure to currency fluctuations, difficulties of administering foreign operations generally, and obligations to comply with a wide variety of foreign laws and other regulatory requirements. A portion of the Company's sales, if any, and expenditures may be collected or paid, as the case may be, in currencies other than the U.S. dollar. Therefore, significant exchange rate fluctuations could have an effect on the Company's results of operations. In addition, the laws of certain foreign countries may not protect the Company's proprietary rights to the same extent as the laws of the United States. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

DEPENDENCE ON KEY PERSONNEL


    The Company's success depends to a significant extent upon the services of Franz Eder, the President and Chairman of the Board of the Company. Mr. Eder has entered into a two-year employment agreement with the Company which provides that Mr. Eder shall devote only so much (but not less than 75%) of his professional and business time, attention, and energies to his duties and responsibilities as is reasonable to insure the Company's proper conduct. The Company does not have, and has no current plans to obtain, key person life insurance covering Mr. Eder or any of its other executive officers. The loss of Mr. Eder's services could have a material adverse effect on the Company. See "Business--Employees," and "Management."


    Management believes that the future success of the Company also will depend upon the Company's ability to attract and retain highly-skilled managerial and technical personnel. Competition for such personnel is intense. The Company competes for such personnel with other companies, academic institutions, governmental entities and other organizations, some of which may have substantially greater capital resources than the Company. There can be no assurance that the Company will be successful in attracting and retaining such personnel. See "Business--Employees."

SEASONALITY, WEATHER RISKS, AND OTHER FACTORS AFFECTING DEMAND

    Offshore decommissioning and installation activity in the North Sea and the North East Atlantic is highly seasonal, principally as a result of weather conditions. Historically, the greatest demand for offshore decommissioning and installation services in such regions has been during the period from May through September. As a result, the Company anticipates that a disproportionate amount of the Company's future revenues, if any, will be generated during the second and third quarters of each year. In addition, full year results are not likely to be a direct multiple of any particular quarter or combination of quarters. The Company may seek to partially offset the anticipated seasonality of its proposed operations by pursuing other potential opportunities such as leasing the Offshore Shuttles to third parties for bridge building, drydocking ships and floating platforms, and other uses. No assurances can be given that such other opportunities, if successful, will result in the anticipated offset of the seasonality of the Company's proposed operations.

    Demand for the Company's proposed services also will be affected by the level of spending by oil and gas companies for decommissioning, installation, and other similar activities. The expenditures are influenced by the price of oil and gas, the discovery rates of new oil and gas reserves in offshore areas, local and international regulations and political and economic conditions, and the oil and gas industry's access to capital.

RISK OF OPERATIONS; NO INSURANCE

    The Company's proposed operations will be subject to all of the inherent risks of offshore marine activity, including accidents, environmental mishaps, mechanical failures, and vessels colliding, capsizing, grounding, or sinking. These occurrences can result in significant personal injury or loss of life, severe damage to or destruction of property and equipment, pollution or environmental damage, and suspension of the Company's proposed operations. Moreover, litigation arising from any such occurrence may result in the Company being named as a defendant in lawsuits asserting large claims.

    The Company intends to obtain insurance against some of these types of risks. It also anticipates that it will be adequately protected by the insurance policies of the companies that utilize the Company's services, and it intends to further limit its risk by capping its liability exposure in its service contracts with such companies. There can be no assurance, however, that the policies of such companies will cover the Company or, if they do, that such insurance (or the insurance obtained by the Company, if any) will be sufficient or effective under all circumstances or against all hazards to which the Company may be subject. In addition, there can be no assurance that any contractual limits on liability will be enforceable or will adequately and effectively limit the Company's liability exposure, or that the companies that utilize the Company's services will nevertheless seek to be indemnified by the Company with respect to any and all losses or damages they suffer or incur. See "Business--Insurance."

REGULATORY AND ENVIRONMENTAL MATTERS

    The Company's operations may be subject to and affected by various types of national and international regulations. Determining the applicable regulatory framework will depend, in part, on how the Offshore Shuttles are classified (e.g., as "ships," "vessels," "installations", etc.), whether (and if so, where) the Offshore Shuttles are registered or documented, and where the Company's intended operations are performed. The Company may be required to obtain certain permits, licenses and certificates with respect to its proposed operations and to comply with rigorous safety, workplace, and environmental standards. Moreover, certain employees of the Company may be covered by laws that operate to make liability limits, if any, established by state workers' compensation laws inapplicable to these employees and permit the employees and their representatives to pursue actions against the Company for job related injuries with generally no limits on the Company's potential liability.

    Violations of various statutes and regulations that may be applicable to the Company's proposed operations can result in, among other things, civil penalties, remediation expenses, monetary damages, injunctions, cease and desist orders, and criminal penalties. Some environmental statutes impose strict liability, rendering a person liable for environmental damage without regard to negligence or fault on the part of such person. In addition, because such laws and regulations are changed frequently, it is difficult for the Company to accurately predict the cost or impact of such laws and regulations on its planned operations. See "Business--Regulations."

CONTROL OF BOARD OF DIRECTORS

    Franz Eder, the President and Chairman of the Board of the Company presently owns 7,600,000 shares of Common Stock (approximately 22.6% of the Common Stock currently outstanding). As such, Mr. Eder will have a significant voice in the election of the Company's directors. See "Principal Stockholders."

SUBSTANTIAL NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE

    The Company has reserved a total of 2,000,000 shares of Common Stock for issuance upon the exercise of options that may be granted pursuant to the Company's 1998 Stock Option Plan (the "Stock Option Plan"). See "Management--Stock Option Plan." The issuance of options pursuant to the Stock Option Plan may adversely affect the Company's ability to consummate future equity financings. Further, the holders of such options may exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company. The exercise and sale of the Common Stock underlying the options would have a dilutive effect on the Company's stockholders, and may have a material adverse effect on the market price of the Common Stock.

NO DIVIDENDS

    The Company has never declared or paid dividends, and does not intend to pay any dividends in the foreseeable future on shares of Common Stock. Earnings of the Company, if any, are expected to be retained for use in expanding the Company's business. The payment of dividends is within the discretion of the Board of Directors of the Company and will depend upon the Company's earnings, if any, capital requirements, financial condition, and such other factors as are considered to be relevant by the Board of Directors from time to time. See "Dividend Policy."

LIMITED PUBLIC MARKET FOR THE COMMON STOCK


    Prior to this offering there has been a limited public market for the Common Stock, and there can be no assurance that a more active public market for the Common Stock will develop or be sustained after this offering.


CONFLICTS OF INTEREST; TWO OUTSIDE DIRECTORS

    The Board of Directors has the responsibility for fixing the compensation of the employees of the Company, including the Company's officers. No independent outside authority reviews or approves the decision of the Board of Directors concerning compensation. Currently, two of the four directors of the Company are also officers of the Company and, as a result, have a significant voice in setting their own compensation.

CERTAIN ANTI-TAKEOVER PROVISIONS

    The Company is subject to the provisions of Section 78.411 et seq. of the Nevada General Corporation Law (the "Business Combination Act"). The Business Combination Act provides, with certain exceptions, that a Nevada corporation may not engage in any of a broad range of business combinations with a person, or an affiliate or an associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder, unless the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder. The Business Combination Act further provides that a Nevada corporation may not engage in such a business combination after the expiration of three years from the date that such person became an interested stockholder, unless the business combination is approved by the board of directors of the corporation before the person became an interested stockholder or by the affirmative vote of a majority of outstanding votes not beneficially owned by the interested stockholder at a meeting called not earlier than three years after the interested stockholder's date of acquiring shares. The Business Combination Act could have the effect of delaying or preventing a change of control of the Company. See "Description of Securities--Statutory Business Combination Provisions."

POSSIBLE VOLATILITY OF STOCK PRICE

    From time to time, the stock market has experienced significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. In addition, the market price of the Common Stock, like the stock prices of many publicly-traded companies, may prove to be highly volatile. Announcements of innovations or new commercial products by the Company or its competitors, developments or disputes concerning proprietary rights, as well as period-to-period fluctuations in financial results, among other factors, may have a significant impact on the market price of the Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE

    There are 33,587,609 shares of Common Stock outstanding (assuming the consummation of the Additional OSAS Exchanges), 20,020,000 of which are freely tradeable (subject to certain contractual restrictions as described below), and 13,567,609 of which (the "Selling Stockholder Shares") are restricted securities that may be offered by the Selling Stockholders pursuant to this Prospectus as described below. Of the 20,020,000 freely tradeable shares, 4,750,000 shares are being held by a pooling trustee and will not be released until August 3, 2001 (see "Principal Stockholders"), and 10,250,000 shares are being held by a pool administrator and will not be released until three years after the effective date of the Registration

Statement (except that 2% of such shares will be released every 90 days commencing 180 days after effective date of the Registration Statement and additional shares may be released in exigent circumstances at the discretion of the pool administrator).

    Subject to the Registration Statement being declared and remaining effective, all of the Selling Stockholder Shares (except for the 7,600,000 shares of Common Stock owned by Franz Eder, the President and Chairman of the Board of the Company) that may be offered hereby will be immediately tradeable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"). Mr. Eder's shares are being held by a pooling trustee pursuant to the terms of a pooling trust agreement. Although the disposition of Mr. Eder's shares are covered by the Registration Statement, pursuant to the pooling trust agreement Mr. Eder cannot dispose of such shares until they are released to him by the trustee. Mr. Eder shall receive ten percent of such shares on July 1, 1999, an additional thirty percent of such shares on July 1, 2000, an additional thirty percent of such shares on July 1, 2001, and the balance of such shares on July 1, 2002. Subject to the continued effectiveness of the Registration Statement, such shares shall be immediately tradeable without restriction or further registration under the Act upon release of such shares to Mr. Eder. See "Certain Transactions" and "Shares Eligible for Future Sale."

    If the Registration Statement is not in effect at the time such shares are released to Mr. Eder, such shares may not be resold in a public distribution except in compliance with the registration requirements of the Securities Act or pursuant to a valid exemption from registration, including the safe harbor provided by Rule 144. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year (including the holding period of any prior owner except an affiliate) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of (i) one percent of the number of shares of Common Stock then outstanding, or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about the Company. Under Rule 144(k), a person who is not deemed to have been an affiliate of the Company at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner except an affiliate), is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

    No prediction can be made as to the effect, if any, that sales of shares of Common Stock by Mr. Eder or the other Selling Stockholders, or even the availability of such shares for sale will have on the market prices prevailing from time to time. The possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities. See "Shares Eligible for Future Sale."

AMORTIZATION OF GOODWILL


    The Company's consolidated balance sheet immediately following the effective date of the Registration Statement will include an amount designated as "goodwill" that represents approximately 94% of assets and approximately 94% of total capitalization. Goodwill arises when an acquiror pays more for a business than the fair value of the tangible and separately measurable intangible net assets. Generally Accepted Accounting Principles requires that this and all other intangible assets be amortized over the period benefitted. Management has determined the period benefitted to be 10 years.


    If the benefit period of the all or a material portion of the goodwill is, in fact, less than 10 years, then earnings reported in fiscal periods immediately following the acquisitions would be overstated. In later years, the Company would be burdened by a continuing charge against earnings without the associated benefit anticipated by management in arriving at the consideration paid for the acquired companies. Earnings in later years also could be significantly affected if management determined then that the remaining balance of goodwill was impaired and elected to write it off.

    Management and its independent accountants have reviewed the factors which it considered in arriving at the consideration paid for the acquired companies. Management has concluded that the anticipated future cash flows associated with intangible assets recognized in the acquisitions will continue for 10 years and there is no persuasive evidence that any material portion will dissipate over a period shorter than 10 years.

LIMITATION OF LIABILITY; INDEMNIFICATION

    The Company's Articles of Incorporation: (i) eliminates the personal liability of the directors of the Company to the fullest extent permitted by the General Corporation Law of the State of Nevada (the "GCL") and (ii) provides that the Company shall indemnify, to the fullest extent permitted by the GCL, any and all persons whom it shall have the power to indemnify under the GCL from all expenses, liabilities, or other matters referred to in or covered by the GCL. The By-Laws of the Company provide that the Company shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Company to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the Company, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding to the fullest extent permitted under the GCL. See "Management--Limitations of Liability; Indemnification."

RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS

    This Prospectus contains certain forward-looking statements. These forward-looking statements are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive, and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that its assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results discussed or implied in such forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in such forward-looking statements, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. Words such as "believes," "anticipates," "expects," "intends," "may," and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. The Company undertakes no obligation to revise any of these forward-looking statements.

                                DIVIDEND POLICY

    The Company has never declared or paid dividends, and does not intend to pay any dividends in the foreseeable future on shares of Common Stock. Earnings of the Company, if any, are expected to be retained for use in expanding the Company's business. The payment of dividends is within the discretion of the Board of Directors of the Company and will depend upon the Company's earnings, if any, capital requirements, financial condition and such other factors as are considered to be relevant by the Board of Directors from time to time.

                                 CAPITALIZATION

    The following table sets forth the capitalization of the Company as of September 30, 1998 (i) on an actual basis, and (ii) on a pro forma basis to give effect to certain financial events occurring subsequent to September 30, 1998.


                                                                                         SEPTEMBER 30, 1998
                                                                                    -----------------------------
                                                                                       ACTUAL       PRO FORMA(1)
                                                                                    -------------  --------------
Notes payable.....................................................................  $   2,349,510  $    2,349,510
Non-controlling interest..........................................................             --         208,494
                                                                                    -------------  --------------
Stockholder's equity:
Common stock, par value $.001 per
  share; 75,000,000 shares authorized;
  27,620,000 issued (actual), 33,587,609
  (pro forma).....................................................................         27,620(2)         33,587
Additional paid-in capital........................................................     22,926,380      40,823,240
                                                                                    -------------  --------------
Cumulative foreign exchange adjustment............................................        (15,921)        (15,921)
Accumulated deficit...............................................................     (3,294,269)     (3,294,269)
                                                                                    -------------  --------------
                                                                                                   --------------
Total stockholders' equity........................................................  $  19,643,810      37,546,637
                                                                                    -------------  --------------
Total capitalization..............................................................  $  21,993,320      40,104,641
                                                                                    -------------  --------------
                                                                                    -------------  --------------


------------------------

(1) Adjusted to give effect to the consummation of the OSAS Exchanges and the Additional OSAS Exchanges.

(2) Includes the 4,937,607 shares of Common Stock issued in the OSAS Exchanges that are being held in escrow subject to the Registration Statement being declared effective.

                          PRICE RANGE OF COMMON STOCK

    The Common Stock commenced trading on the OTC Bulletin Board on December 22, 1997 and is traded under the symbol "ZSUB". The following table sets forth for the periods indicated the high and low bid quotations for the Common Stock as reported on the OTC Bulletin Board. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

                                                                                                   HIGH        LOW
                                                                                                 ---------  ---------
1997
Fourth Quarter (from December 22, 1997)........................................................  $  4       $    3
1998
First Quarter..................................................................................  $  5.75    $    3.50
Second Quarter.................................................................................  $  7.3125  $    5
Third Quarter..................................................................................  $  6.5625  $    3.50
Fourth Quarter (through December   , 1998).....................................................  $          $


    On December   , 1998, the last sale price of the Common Stock as reported on
the OTC Bulletin Board was       per share. As of December   , 1998, there were
approximately   holders of record of the Common Stock.


                      SELECTED CONSOLIDATED FINANCIAL DATA

    The following data presents for the periods indicated certain consolidated financial information for the Company. Such data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and related notes thereto included elsewhere in this Prospectus.

                                                                              MAY 23, 1997
                                                                              (INCEPTION)
                                                                                THROUGH         NINE MONTHS ENDED
                                                                           DECEMBER 31, 1997   SEPTEMBER 30, 1998
                                                                           ------------------  -------------------
                                                                                                   (UNAUDITED)
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Total costs and expenses.................................................           164,931           3,170,027
Net (loss)...............................................................    $     (164,931)      $  (3,129,338)
Net (loss) per share.....................................................    $        (0.01)      $       (0.13)
                                                                           ------------------  -------------------
                                                                           ------------------  -------------------
Weighted average number of common shares outstanding.....................        18,931,982          24,724,762

                                                                                  DECEMBER 31,     SEPTEMBER 30,
                                                                                      1997              1998
                                                                                -----------------  --------------
                                                                                                    (UNAUDITED)
CONSOLIDATED BALANCE SHEET DATA:
Working capital (deficiency)..................................................     $   (10,931)     $ (2,401,629)
Total assets..................................................................           9,015        22,210,921
Notes payable.................................................................               0         2,349,510
Total liabilities.............................................................          19,946         2,567,111
Accumulated deficit...........................................................        (164,931)       (3,294,269)
Stockholders' equity (deficiency).............................................         (10,931)       19,643,810

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following discussion and analysis should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this Prospectus. The following information contains forward-looking statements which are subject to risk and uncertainties. Should one or more of these risks and uncertainties materialize, actual results may differ from those expressed or implied by the forward looking statements.

GENERAL

    Marine Shuttle Operations Inc., through its wholly-owned Norwegian subsidiary, Marine Shuttle Operations AS ("MSOAS"), is seeking to become a leading player in the market for decommissioning, installing, and transporting offshore oil and gas structures.

    There are now more than 6,500 offshore oil and gas installations worldwide located on the continental shelf of approximately 53 countries. The Company believes that over the next 30 years, most of these structures will have to be decommissioned at an estimated cost of $20 billion to $40 billion. Offshore Shuttle AS ("OSAS"), a majority-owned Norwegian subsidiary of the Company, has designed a new generation of vessel (the "Offshore Shuttle") which it believes will be capable of lifting and carrying most of the largest installations without extensive cutting or dismantling. MSOAS has entered into a license agreement with OSAS which gives MSOAS the exclusive right to build and operate five Offshore Shuttles, and an exclusive option to build and operate an additional two Offshore Shuttles thereafter.

    The Company has formed strategic alliances to test, develop, manufacture, and commercialize the Offshore Shuttle concept. In particular, the Company will rely on OSAS with respect to the pre-engineering work necessary to construct the Offshore Shuttles. In addition, MSOAS has entered into an agreement with Thyssen Stahlunion GmbH ("TSU") with respect to the marketing of its proposed services. TSU is a subsidiary of Thyssen AG ("Thyssen"), a conglomerate of more than 323 companies operating worldwide in numerous industries. In its fiscal year ended September 30, 1998, Thyssen generated sales of approximately $25.5 billion with a workforce of approximately 120,000 people. MSOAS also has entered into an agreement with RC Consultants AS, a Norwegian engineering company with more than 330 skilled offshore engineers, with respect to its engineering and operational activities, and has entered into an agreement with Schuller Industrieentsorgung AG (formerly Schuller Industrieentsorgung GmbH), a German service company, with respect to waste management, onshore dismantling, and oil pollution prevention and cleanup.

RESULTS OF OPERATIONS

    The Company is in the development stage and has not generated any revenues to date. From May 23, 1997 (inception) through December 31, 1997, the Company incurred net losses of $164,931, most of which were attributable to management fees, consulting fees, and general and administrative expenses.

    On December 31, 1997, the Company entered into a securities purchase agreement with Kaizen Food Corporation ("Kaizen") pursuant to which Kaizen issued 100 shares of its common stock (constituting a 50% interest in Kaizen) to the Company for $100,000 (the "Kaizen Agreement"). Pursuant to the Kaizen Agreement, Kaizen had the right to repurchase the shares for $50,000 if the Company did not raise $500,000 for Kaizen on or before January 20, 1998. The Company did not raise the additional capital and Kaizen repurchased the stock for $10,000 in April, 1998 in full satisfaction of the repurchase price.

    In April, 1998, the Company acquired all of the issued and outstanding stock of MSOAS in exchange for 7,600,000 shares of Common Stock. In May, 1998, the Company acquired 3,291,738 shares of OSAS (approximately 68% of the outstanding OSAS capital stock) in exchange for 4,937,607 shares of Common Stock (the "OSAS Share Exchanges"). All of such shares are being held in escrow subject to the Registration Statement being declared effective. On May 20, 1998, the Company entered into two agreements to acquire an additional 686,668 shares of OSAS (approximately 14% of the outstanding OSAS capital stock) in exchange for 1,030,002 shares of Common Stock (the "Additional OSAS Exchanges"). Subject to the satisfaction of certain conditions precedent, the Company anticipates that the Additional OSAS Exchanges will close soon after the effective date of the Registration Statement.

    The Company incurred net losses of $3,129,338 for the nine-month period ended September 30, 1998, of which $1,254,803 was attributable to the amortization of goodwill arising from the acquisition of MSOAS as well as other intangibles. Most of the balance of the net losses was attributable to consulting fees ($177,758), promotion ($615,257), salaries ($112,255), share issue costs ($348,039), and travel ($149,268).

    Management anticipates that the Company will continue to incur losses at least through the year 2001 and there can no assurance that the Company will not continue to incur losses thereafter.

BUSINESS STRATEGY

    Construction of the first Offshore Shuttle is intended to commence in April, 1999. The Company intends to solicit competitive bids from at least three construction yards which it believes have the capacity and capability to build an Offshore Shuttle. The Company anticipates that the construction of the first Offshore Shuttle will be completed by April, 2001, at the earliest. Subject to the receipt of additional financing, construction delays, market conditions, demand for the Company's services, and other factors, construction of an additional Offshore Shuttle is intended to commence in each of the four years after ordering the first Offshore Shuttle, until a total five Offshore Shuttles are in operation. MSOAS has an option to build an additional two Offshore Shuttles thereafter.


    Subject to market demand, performance results, and other factors, the Company anticipates that each Offshore Shuttle will conduct one commercial operation in its first year in service, and will perform up to three operations in each year thereafter. In making the foregoing forecast, the Company has assumed that each commercial operation, including all pre-engineering work, will take up to one year to complete, with the offshore portion calculated to be four weeks on average.


    The Company intends to focus its initial efforts on the decommissioning market in the North Sea, the North East Atlantic, and other regions where it anticipates the advantages of using the Offshore Shuttle to decommission large, intermediate depth structures will be most prominent. The Company estimates that 300 to 400 of such structures currently exist for which use of the Offshore Shuttle would be ideal. The Company ultimately intends to provide a full range of services, including decommissioning, installing, transporting, and recycling/disposing of various types of structures.

    Offshore decommissioning and installation activity in the North Sea and the North East Atlantic is highly seasonal, principally as a result of weather conditions. Historically, the greatest demand for offshore decommissioning and installation services in such regions has been during the period from May through September. The Company may seek to partially offset the anticipated seasonality of its proposed operations by pursuing other potential opportunities such as leasing the Offshore Shuttle to third parties for bridge building, drydocking ships and floating platforms, and other uses. No assurances can be given that such other opportunities, if successful, will result in the anticipated offset of the seasonality of the Company's proposed operations.

    The principal currency used in the offshore decommissioning industry is the U.S. dollar. Consequently, the Company anticipates that it will conduct most of its business in U.S. dollars, except that the local expenses of its subsidiaries (e.g., rent, telephone, payroll) are likely to be paid in Norwegian Kroner. Although the Company may enter into interest rate and foreign currency transactions on a non-speculative basis, it does not believe that its exposure to interest rate and foreign currency fluctuations will be material.

LIQUIDITY AND CAPITAL RESOURCES

    On or about June 6, 1997, the Company's four founders contributed $10,000 to the Company in exchange for an aggregate of 10,000,000 shares of Common Stock. On June 15, 1997, the Company sold 10,000,000 shares of Common Stock to various foreign investors for an aggregate purchase price of $100,000. On August 8, 1997, the Company sold an additional 20,000 shares of Common Stock to various foreign investors for an aggregate purchase price of $60,000.

    As of September 30, 1998, the Company had cash of approximately $165,482, an accumulated deficit of $3,294,269, stockholders' equity of $19,643,810, and a working capital deficit of $2,401,629.

    The Company entered into a loan agreement (the "Loan Agreement") with ValorInvest Ltd, an investment bank based in Geneva, Switzerland ("ValorInvest"), pursuant to which ValorInvest agreed to lend an aggregate of up to $3,500,000 to the Company at such times as the Company shall request; provided, however, advances shall be made in increments of $250,000 and shall not exceed $500,000 in any single month. Pursuant to the Loan Agreement, the Company issued three non-negotiable promissory notes to ValorInvest in the aggregate principal amount $3,500,000 (the "Bridge Notes"). Any monies advanced under the Bridge Notes shall bear interest at the rate of 7.5% per annum, and shall be due and payable upon the earlier of December 31, 1998 or the completion of a public offering for gross proceeds of at least $100,000,000. As of September 30, 1998, an aggregate of $2,349,510 had been advanced to the Company under the Bridge Notes.


    The Company has insufficient capital to finance its proposed operating activities or to repay the monies advanced under the Bridge Notes. To address this concern, the Company intends to raise up to $15 million through a private placement of Common Stock through Berliner Effektenbank AG, a German investment bank. In addition, the Company has entered into an engagement letter with MFC Merchant Bank S.A. ("MFC") pursuant to which MFC shall act, on a best-efforts basis, as exclusive agent for the Company in raising up to DM 215,000,000 (approximately $126,000,000) (the "MFC Financing"). As consideration for its services, MFC shall receive a fee equal to five percent of the money raised plus DM 100,000 (approximately $60,000) per month until the completion or termination of the MFC Financing. In addition, all of MFC's out-of-pocket expenses shall be reimbursed, and if the Company raises the necessary funds through another source, MFC shall receive a break-up fee equal to the greater of $1,200,000 or 350,000 shares of Common Stock. Although the structure of the MFC Financing has yet to be determined, the Company anticipates that it will be principally through the issuance of government guaranteed debt.


    If funds are raised by issuing equity securities, it may result in substantial dilution to existing stockholders. If capital is raised through a debt financing with financial institutions, the Company would likely become subject to restrictive covenants relating to its operations and finances. There can be no assurance that the private placement or the MFC Financing will be consummated on reasonable terms or at all. If either financing is not completed, the Company may be required to significantly curtail or cease its proposed activities.

    Although the Company believes that the proceeds from the MFC Financing, if completed, will enable it to construct the first Offshore Shuttle, no assurance can be given in that regard. Moreover, even if the MFC Financing is consummated, the Company's future capital requirements could vary significantly and will depend on certain factors, many of which are not within the Company's control. Such factors include, but are not limited to, the need for cash to fund the construction of additional Offshore Shuttles, greater than anticipated expenses, and longer engineering, development, and construction times than now contemplated. See "Business--Business Strategy." If the Company is successful in completing the first Offshore Shuttle, it believes it will be able to fund the construction of additional Offshore Shuttles from its future operating cash flows and/or short or medium term debt financing. However, no assurance can be given in that regard. See "Risk Factors--Insufficient Capital; Need for Financing."

YEAR 2000 ISSUE

    Many computer systems record years in a two-digit format. Such systems, if not modified, will be unable to recognize and properly process information with dates beyond the year 1999. The potential problems arising out of this inability commonly are referred to as the "Year 2000 Issue."

    The Company believes that the few computers and software programs currently utilized by the Company and its subsidiaries are Year 2000 ready. Since the Company currently does not have any material relationships with any suppliers or clients, no assessment can be made at this time as to the effect third party non-compliance will have on the Company's proposed operations. In the future, the Company intends to verify that any suppliers or clients with whom it may develop a material relationship are Year 2000 compliant.

                                    BUSINESS

GENERAL

    Marine Shuttle Operations Inc., through its wholly-owned Norwegian subsidiary, Marine Shuttle Operations AS ("MSOAS"), is seeking to become a leading player in the market for decommissioning, installing, and transporting offshore oil and gas structures.

    The Company intends to focus its initial efforts on decommissioning -- i.e., the multi-stage process of removing an offshore oil or gas installation. Removal typically is accomplished by cutting the particular installation into many pieces and utilizing crane ships and other support vessels to lift the pieces onto barges or, in some instances, onto the deck of the crane ships themselves. Although this procedure may be adequate for the small, shallow water installations that require relatively little cutting to be removed, the extensive cutting and lifting required with respect to the larger platforms situated in deeper waters makes decommissioning such installations using such procedure difficult, dangerous, time-consuming, and expensive.

    Offshore Shuttle AS ("OSAS"), a majority-owned Norwegian subsidiary of the Company, has designed a new generation of vessel (the "Offshore Shuttle") which the Company believes will be capable of lifting and carrying most of the largest installations without extensive cutting or dismantling. MSOAS has entered into a license agreement with OSAS which gives MSOAS the exclusive right to build and operate five Offshore Shuttles, and an exclusive option to build and operate an additional two Offshore Shuttles thereafter. See "Strategic Alliances--Offshore Shuttle AS."

    The Company has formed strategic alliances to test, develop, manufacture, and commercialize the Offshore Shuttle concept. In particular, the Company will rely on OSAS with respect to the pre-engineering work necessary to construct the Offshore Shuttles, Thyssen Stahlunion GmbH with respect to the marketing of its proposed services, RC Consultants AS with respect to its engineering and operational activities, and Schuller Industrieentsorgung AG (formerly Schuller Industrieentsorgung GmbH) with respect to waste management, onshore dismantling, and oil pollution prevention and cleanup. See "Strategic Alliances."

THE MARKET

    There are now more than 6,500 offshore oil and gas installations worldwide located on the continental shelf of approximately 53 countries. Of these, there are approximately 4,000 structures in the Gulf of Mexico, 950 in Asia, 700 in the Middle East, 400 in Europe, and the balance are scattered throughout the rest of the world. Of the European total, more than 300 are in the North Sea and the North East Atlantic.


    Many different types of installations exist, each one being uniquely designed based on the water depth, seabed characteristics, and reservoir, wave, and current conditions of the site of installation. Of the current installed base of structures, the vast majority (more than 5,800) are fixed steel installations. Although most fixed steel installations are situated in shallow waters (i.e., less than 75 meters), there are three hundred to four hundred fixed steel installations situated in intermediate water depths (i.e., 75 to 200 meters). These deeper water structures tend to be much larger than their shallow water counterparts.


    Fixed steel installations are comprised of two elements: the topside and the substructure or "jacket." The topside is the above-water portion of the installation that contains the processing, drilling, and accommodation facilities. Topsides vary enormously in size and function. Weights range from a few hundred tons for small topsides in the Gulf of Mexico to over 50,000 tons for large topsides in the North Sea. Topsides may be built as separate modules, as an integrated unit, or as a combination of the two (i.e., an integrated deck containing process facilities topped by individual modules). The choice of system depends on the facilities required and the method by which the topside is installed. Topsides typically are transported offshore either on barges or on the deck of the crane ships.

    A jacket is a lattice-work of steel tubes anchored to the seabed by piles driven up to 100 meters into the soil. They can weigh over 30,000 tons, have a wide base (up to 120 meters across), and taper towards the top. The vast majority of jackets are transported to their offshore site by barge. Small jackets can be lifted off the barge and placed in the water vertically. Large jackets, whether barge launched or crane lifted, enter the water horizontally and are then ballasted by controlled flooding to the vertical position before being lowered into place. Once the jacket is piled into the seabed, the topside generally is installed by crane.

    In addition to fixed steel structures, the installed base includes concrete gravity base structures (typically found in shallow and intermediate water depths), various types of floating structures such as tension leg platforms, floating production platforms, spars, and floating production, storage and offloading vessels (typically situated in deep waters --i.e., more than 200 meters), and subsea structures which include the equipment needed to develop satellite fields and the seabed equipment associated with floating installations.

    The Company believes that over the next 30 years, most of the installed base of structures will have to be decommissioned at an estimated cost of $20 billion to $40 billion. It is anticipated that significant portion of this amount will be spent on the three hundred to four hundred large, steel, intermediate water depth installations that are substantially more difficult to remove using existing technology than their shallow water counterparts. This is most evident in the North Sea and the North East Atlantic where, due to the harsh environment and the significant number of large, intermediate depth steel structures, the anticipated decommissioning costs are considerably greater than in the rest of the world. Indeed, it is estimated that approximately fifty to sixty percent of worldwide decommissioning costs will be spent in the North Sea and the North East Atlantic, even though such regions account for just five percent of the total number of installations. The Company's initial decommissioning efforts will focus on these large, intermediate depth steel structures.

DECOMMISSIONING

    Decommissioning is the multi-stage process of removing an offshore oil or gas installation. The process includes planning and engineering the removal of the installation, obtaining necessary regulatory approvals, removing the installation, sealing the wells, and transporting the installation for re-use, recycling, or disposal. Removal costs can range from $2 million for smaller platforms in shallow waters to more than $140 million for larger ones in deeper waters.


    A number of different methods may be utilized to remove an offshore installation. Determining which method is most appropriate for a particular installation is a function of numerous factors, including the installation's size, weight, construction type, and distance from shore, the water depth, seabed characteristics, reservoir, wave, and current conditions of the site of installation, and safety considerations. The typical method of removal involves cutting the particular structure into many pieces. Crane ships and other support vessels are used to lift the pieces onto barges or, in some instances, onto the deck of the crane ships themselves. The cutting is necessitated by the limited lifting capabilities of existing crane ships. Complications often arise, however, in determining the maximum lift capability during decommissioning operations. The largest cranes theoretically are capable of lifting objects up to 14,000 tons. During an actual lift, however, various factors including safety and operational constraints (e.g., vertical and horizontal clearance, the required outreach and/or upreach of the crane boom, anchoring requirements, and proximity to other facilities, subsea wellheads, and pipelines), location characteristics, and the size and structural integrity of the pieces to be lifted all will significantly reduce the theoretical lift capability. This is best illustrated by the recent removal of the Odin jacket in Norway. Two cranes, with a combined maximum theoretical lift capacity of 14,000 tons, were engaged to remove a jacket that weighed approximately 10,000 tons. Despite the significant disparity between the cranes' maximum theoretical lift capacity and the weight of the jacket, the jacket had to be cut into four sections, each of which was lifted separately.


    Several companies have offered and/or have proposed solutions for lifting large platforms in one piece. These involve the use of multiple barges, twin-hull tankers, split-hull tankers, and U-shaped semi-submersibles. One such solution, known as Versatruss, is comprised of two barges and an array of booms, rigging, and winches. The components are assembled together to produce what is essentially a giant scissors jack. The barges are symmetrically placed around the platform, and the booms from each barge are placed in receptacles that have been welded to the platform deck. The barges are pulled together sideways using winches. This causes the angle of inclination of the booms to increase, forcing the deck upwards. The Company believes that the utility of Versatruss and most of these other alternative solutions will be limited to the lifting of topsides in calm waters. Although some of such lifting systems may be capable of lifting jackets, the Company believes that the vertical clearance limitations inherent in each of such systems will inhibit their ability to lift the jackets onshore. Rather, the Company believes that such systems only will be capable of towing jackets from one installation site to another. There can be no assurance, however, that the Company's beliefs will prove to be accurate. See "Risk Factors--Competition; Technological Obsolescence," and "Competition."

    Removal of a few of the larger, older jackets that are equipped with flotation tanks may be attempted by re-floating them. During installation, the flotation tanks were used to temporarily float the jackets. Foundation piles were then added to fasten these structures to the seabed, the flotation tanks were ballasted, and any temporary buoyancy aids were removed. If the flotation tanks can be deballasted and the foundation piles can be removed or equipped with temporary buoyancy aids, then it might be possible to refloat the structure. Given the age of these structures, however, the condition of the flotation tanks is questionable. Moreover, transporting the large floating jacket would create a sizeable wake, thus limiting access to coastal locations.

    Certain countries also permit the decommissioning of offshore oil and gas structures by partially removing them or by toppling the structures and leaving them on the seabed. Decommissioning guidelines issued by the International Maritime Organization, a technical arm of the United Nations dealing with safety of navigation, provide that certain platforms, depending on their size and water depth, may be partially removed or toppled provided that the remains are covered by an unobstructed water column at least 55 meters deep to allow for seagoing traffic. Many countries, however, citing environmental and other concerns, do not allow these forms of decommissioning in their territorial waters. In July, 1998, the contracting parties to the Convention for the Protection of the Marine Environment of the North East Atlantic (also known as the "OSPAR Convention"), which include the United Kingdom, Ireland, France, Spain, Portugal, Belgium, Germany, Denmark, Norway, Sweden, Finland, Luxembourg, the Netherlands, Iceland, the European Union, and Switzerland, agreed to restrictions more stringent than those set forth in the IMO guidelines. Based on the premise that reuse, recycling, or onshore disposal generally will be the preferred options for decommissioning offshore platforms, the OSPAR Convention provides for a ban, effective February, 1999, on the dumping and the leaving (wholly or partially) in place of disused offshore installations located in the North Sea, the North East Atlantic, and certain other regions. Permits may be issued for alternative means of disposal if significant reasons can be shown as to why such alternative means are preferable to reuse, recycling, or onshore disposal.

    The Company believes that the Offshore Shuttle will represent a new, cost-effective alternative for decommissioning offshore oil and gas platforms, particularly large, intermediate depth structures.

THE OFFSHORE SHUTTLE

    OPERATION. The Offshore Shuttle's design is based on the Archimedes principle: putting water into a floating object will cause it to submerge, and letting water out will cause it to rise. In essence, the Offshore Shuttle is designed to be a large buoyancy tank that can be submerged for placement under or adjacent to an offshore installation and then elevated to lift the installation.

    The Company envisions a typical platform removal operation commencing with the preparation of the Offshore Shuttle at its home base and the preparation of the platform for removal. Pre-removal preparations will include conducting a detailed analysis and preparing a comprehensive method statement of all of the tasks to be performed in the removal operation, adjusting the Offshore Shuttle's lifting frame for the installation to be removed, and equipping the topside support legs or the underside of the topside deck with specially-prepared docking connections. Upon completion of the pre-removal preparations, the Offshore Shuttle will be towed (it is not a self-propelled vessel) to the offshore site by several vessels, one of which will serve as the control center for the removal operation.

    The topside will be removed first. The Offshore Shuttle will be partially submerged (i.e., ballasted) and guided into position under the topside by the use of guidance tugs and/or mooring anchors. The tugs and/or the anchors will keep the Offshore Shuttle in position while the topside is cut from the jacket (alternatively, the Offshore Shuttle can be moved into position after cutting the topside from the jacket). Once cut, the topside and the jacket will be temporarily secured to each other by clamps that will be designed specifically for the installation being removed. The Offshore Shuttle will be deballasted, causing it to rise in the water until the lifting frame on the Offshore Shuttle connects with the docking connections on the topside. The temporary clamps then will be unfastened from the jacket. Once the topside is lifted, it can be seafastened to the Offshore Shuttle for transport to another offshore site, or to a land site for dismantling or refurbishment.

    The Offshore Shuttle then will be tugged to the offshore location to perform the jacket removal. At the site, the Offshore Shuttle will be ballasted at one end so that it is sitting vertically in the water. It will be maneuvered by tugs and/or mooring anchors into position and connected with the jacket. The tugs and/or the anchors will keep the Offshore Shuttle in place while the connection to the jacket is made. The top of the jacket will be connected by tension mechanisms to the top of the Offshore Shuttle and the jacket legs will be cut at the seabed (alternatively, the Offshore Shuttle can be moved into position after cutting the jacket legs at the seabed). The Offshore Shuttle will "scoop up" the jacket by deballasting into its original horizontal position. The jacket will be seafastened to the Offshore Shuttle and transported to another offshore site, or to a land site for dismantling or refurbishment.

    The Company believes the Offshore Shuttle will be able to remove most of the largest topsides in one piece and also will be capable of diving partly below the water surface to remove a complete jacket in one operation. The maximum weight of the structures which can be handled is a matter of design, but the Company believes that a 17,000 ton Offshore Shuttle will be capable of lifting most of the largest structures (i.e., topsides or platforms) (up to approximately 25,000 tons) in one piece without the use of large crane barges.

    Once a structure is removed, the Company believes that the Offshore Shuttle will be able to be used as a barge for transport. It is anticipated that the removed structure will lie in project-specific cradles on the Offshore Shuttle to help prevent damage to the object during transportation. This is particularly important where reuse of the marine structure is of interest. In addition, the Company believes that it may be possible to design the Offshore Shuttle with a cover at one end so that by ballasting it 180 degrees into a vertical position, a very large working deck would be created 50 to 60 meters above water level. If so, the working deck could be positioned above structures (e.g., ships) or beneath structures (e.g., bridges) for use as a platform from which equipment could be operated.

    The cost of constructing an Offshore Shuttle is estimated to be around $80 million to $120 million, depending on size, compared to an estimated minimum cost of $200 million to build a crane ship. Moreover, the Company anticipates that approximately 20 people will be required for a typical Offshore Shuttle decommissioning operation compared to the typical crane ship operation that requires up to 200 people. Additional support vessels are needed for both crane ship or Offshore Shuttle operations.

    The Company believes that the Offshore Shuttle's principal advantage over existing decommissioning methods will be its ability to remove and carry large structures in one piece. By eliminating the need to cut installations into many smaller units, offshore operation time, costs, and risks will be significantly reduced and reuse of the installation will become a more viable alternative. The Company believes the Offshore Shuttle's anticipated versatility will make it a unique alternative for handling marine objects both inshore and offshore.

    DIMENSIONS. Based on current designs, each Offshore Shuttle will consist of six longitudinal tubes, four transverse tubes, and twelve vertical tubes. Although the dimensions of each Offshore Shuttle will vary based on the average size installation a particular Offshore Shuttle is designed to handle, it is anticipated that the Offshore Shuttles will be 130 to 200 meters long, 70 to 95 meters wide, and 60 meters high. The diameter of each tube will be approximately 10 meters. Each tube will be ring-stiffened in order to resist the hydrostatic pressure associated with installation or retrieval of marine structures. The longitudinal tubes may be ballasted by letting water in or deballasted by pumping water out.

    There may be a fixed, 4,000 ton ballast in one of the outer transverse tubes to ensure sufficient stability. In addition, there will be separate ballasting compartments at one end of the two outer lower longitudinal tubes. These compartments will enable the Offshore Shuttle to maintain a horizontal position when the center of gravity of the object being transported or unloaded is close to the bottom of the Offshore Shuttle.

    It is anticipated that the total weight of each Offshore Shuttle will range from 8,000 tons to 17,000 tons, depending upon the task for which it is designed. The main dimensions (as described above) may be subject to change depending on the Company's determination of the number and types of marine objects which are to be installed or removed in the foreseeable future. It is the Company's intention to have each Offshore Shuttle built for a dedicated region.

    TESTING. The Company believes that the technical risks associated with the Offshore Shuttle concept have been reduced by extensive model testing and rigorous calculations. Using a 1:50 scale model of an Offshore Shuttle, motions in different ballast conditions were tested; ballasting/deballasting sequences were tested without any marine object, with a 1:50 scale model of 7,000 ton jacket, and with a 1:50 scale model of an 8,000 ton topside; and hydrodynamics were tested by examining the motions of the Offshore Shuttle (with and without a marine object) in different positions and when subjected to wave forces, as well as its towing resistance in calm water and storm. In addition, based on engineering documentation, calculations, and model testing, Det Norske Veritas AS, an internationally-recognized society responsible for classification and technical inspections of merchant vessels, issued a Statement of Approval verifying the technical feasibility of the Offshore Shuttle concept for the transport and removal of certain offshore platform deck structures and jackets.

    Despite the testing, documentation, and approval, there can be no assurance that construction of the Offshore Shuttle will be successfully completed or that, if constructed, the Offshore Shuttle will function properly, will be operationally safe and environmentally friendly, or will enable the Company to provide decommissioning, installation, and transportation services in an effective manner or at all. In addition, it is anticipated that the Offshore Shuttle will be equipped with an adjustable lifting frame, and specially-prepared docking connections will be utilized during removal operations. To date, neither the lifting frame nor the docking connections have been engineered, and there can be no assurance such engineering will be successfully completed. If the Company is unable to engineer the lifting frame and/or the docking connections, it could have a material adverse effect on the Company.

BUSINESS STRATEGY

    Construction of the first Offshore Shuttle is intended to commence in April, 1999. The Company intends to solicit competitive bids from at least three construction yards which it believes have the capacity and capability to build an Offshore Shuttle. The Company anticipates that the construction of the first Offshore Shuttle will be completed by April, 2001, at the earliest. Subject to the receipt of additional financing, construction delays, market conditions, demand for the Company's services, and other factors, construction of an additional Offshore Shuttle is intended to commence in each of the four years after ordering the first Offshore Shuttle, until a total five Offshore Shuttles are in operation. MSOAS has an option to build an additional two Offshore Shuttles thereafter. There can be no assurance, however, as to the time required to complete such construction efforts or that such efforts can be successfully completed at all.

    Subject to market demand, performance results, and other factors, the Company anticipates that each Offshore Shuttle will conduct one commercial operation in its first year in service, and will perform up to three operations in each year thereafter. In making the foregoing forecast, the Company has assumed that each commercial operation, including all pre-engineering work, will take up to one year to complete, with the offshore portion calculated on average to be four weeks.

    The Company intends to focus its initial efforts on the decommissioning market in the North Sea, the North East Atlantic, and other regions where it anticipates the advantages of using the Offshore Shuttle to decommission large, intermediate depth structures will be most prominent. The Company estimates that 300 to 400 of such structures currently exist for which use of the Offshore Shuttle would be ideal. In the North Sea alone, there are approximately 100 steel jackets in water depths greater than 75 meters. The Company ultimately intends to provide a full range of services, including decommissioning, installing, transporting, and recycling/disposing of various types of structures.

    Offshore decommissioning and installation activity in the North Sea and the North East Atlantic is highly seasonal, principally as a result of weather conditions. Historically, the greatest demand for offshore decommissioning and installation services in such regions has been during the period from May through September. The Company may seek to partially offset the anticipated seasonality of its proposed operations by pursuing other potential opportunities such as leasing the Offshore Shuttle to third parties for bridge building, drydocking ships and floating platforms, and other uses. No assurances can be given that such other opportunities, if successful, will result in the anticipated offset of the seasonality of the Company's proposed operations.

STRATEGIC ALLIANCES

    The Company's business strategy is dependent upon forming strategic alliances and relationships with joint venture partners, contract manufacturers, or other third parties, and upon the subsequent success of these parties in performing their responsibilities. In this regard, MSOAS has entered into agreements with OSAS with respect to the rights to the Offshore Shuttle design and the pre-engineering work necessary to construct the Offshore Shuttles, Thyssen Stahlunion GmbH ("TSU") with respect to the marketing of its proposed services, RC Consultants AS ("RC") with respect to its engineering and operational activities, and Schuller Industrieentsorgung AG (formerly Schuller Industrieentsorgung GmbH, "Schuller") with respect to waste management, onshore dismantling, and oil pollution prevention and cleanup.

    OFFSHORE SHUTTLE AS. OSAS was established in November 1996 to develop and sell specialized technology applicable to the field of marine transportation. Operating from its premises in Oslo, Norway, OSAS now has four full-time employees and eight independent consultants. In May, 1998, the Company acquired 3,291,738 shares of OSAS (approximately 68% of the outstanding OSAS capital stock) in exchange for 4,937,607 shares of Common Stock (the "OSAS Exchanges"). All of such shares are being held in escrow subject to the Registration Statement being declared effective. On May 20, 1998, the Company entered into two agreements to acquire an additional 686,668 shares of OSAS (approximately 14% of the outstanding OSAS capital stock) in exchange for 1,030,002 shares of Common Stock (the "Additional OSAS Exchanges"). Subject to the satisfaction of certain conditions precedent, the Company anticipates that the Additional OSAS Exchanges will close soon after the effective date of the Registration Statement.

    OSAS is the holder of all licensing and marketing rights to the Offshore Shuttle. Pursuant to the License Agreement, MSOAS was granted the exclusive right to build and operate five Offshore Shuttles, an exclusive option to build and operate an additional two Offshore Shuttles thereafter, and a right of first refusal with respect to any Offshore Shuttle licenses that OSAS may seek to grant during a specified future period. MSOAS must place an order for the first Offshore Shuttle by June 1, 1999. Subject, in each case, to an option to extend the order dates by twelve months upon payment of a $900,000 option exercise fee, an order for the second Offshore Shuttle must be placed no later than six months after successful testing of the first Offshore Shuttle, and orders for each of the remaining three Offshore Shuttles must be placed by December 31st of each year after the year in which the second Offshore Shuttle is ordered. If an order is not placed on or before the required date, then for the twelve-month period thereafter OSAS shall be entitled to grant a license to build one Offshore Shuttle to a third party. Based on functional specifications for each Offshore Shuttle to be agreed upon by MSOAS and OSAS, OSAS shall provide MSOAS with the pre-engineering work, including designs and descriptions of operational procedures, necessary to construct the Offshore Shuttles. In consideration for the licenses granted and services to be provided, OSAS shall receive a construction fee equal to ten percent of the construction price of each of the Offshore Shuttles, an operating fee equal to sixteen percent of the gross profit for each contract concluded by MSOAS involving the use of an Offshore Shuttle, and an exclusivity fee equal to one percent of the aggregate construction price of Offshore Shuttles two through five ($2,000,000 of which must be remitted to OSAS by June 1, 1999).

    In addition to its obligations under the License Agreement, it is anticipated that OSAS will provide the Company with various other services including engineering verification, technical support, and technical supervision of the construction and testing of the Offshore Shuttle.

    THYSSEN STAHLUNION GMBH. TSU is a subsidiary of Thyssen AG ("Thyssen"), a conglomerate of more than 323 companies operating worldwide in numerous industries. In its fiscal year ended September 30, 1998, Thyssen generated sales of approximately $25.5 billion with a workforce of approximately 120,000 people.

    In addition to its activities in the steel industry, TSU offers offshore technology and services to its clients including jacket concepts, platform abandonment/removal, and waste management. Pursuant to the its agreement with MSOAS, TSU will market the Offshore Shuttle on a worldwide basis to major oil companies, offshore contractors, and others as part of its package of offshore services. In addition, TSU shall act as a procurement service center for the steel and equipment to be used in constructing the Offshore Shuttle, and shall have a right of first refusal to lease the Offshore Shuttle if TSU is engaged in any decommissioning, transportation, or installation project. TSU shall receive a commission at a rate to be agreed upon for its marketing services, and shall be precluded from promoting any products or services competitive with those of the Company. Jurgen Ternieden, a director of the Company and Chairman of the Board of OSAS, is an officer and the head of the Pipes, Offshore, Special Products Department of TSU.

    RC CONSULTANTS AS. RC is a Norwegian engineering company with more than 330 skilled offshore engineers. Pursuant to a personnel agreement with MSOAS, RC will provide MSOAS with the engineers and technicians needed during the design, engineering, fabrication, and operation of the Offshore Shuttle. In addition, pursuant to an accounting services agreement, RC will provide MSOAS with bookkeeping assistance. Sverre Hanssen, the Chairman of the Board of Directors of RC, is Chairman of the Board of Directors of MSOAS.

    SCHULLER INDUSTRIEENTSORGUNG AG. Schuller is a service company specializing in waste management, onshore dismantling, and oil pollution prevention and cleanup. MSOAS and Schuller have entered into a cooperation agreement pursuant to which Schuller will provide such services to MSOAS, subject to the execution of a written agreement on a project-specific basis. Franz Eder, the President and Chairman of the Board of the Company, and Dr. Hubert Besner, a director of the Company, are members of the Supervisory Board and shareholders of Schuller.

    In addition, the Company's proposed offshore decommissioning activities may require the use of large tug boats, unloading docks, subsea specialists, marine operators, diving support vessels, and various safety and supply boats. The Company may seek to form strategic alliances and relationships with third parties who provide these and other services.

    The Company believes that the use of these outside parties will help minimize the Company's fixed costs and increase its flexibility by gaining access to qualified personnel when needed. There can be no assurance, however, that such arrangements will be successful. If any of these arrangements are cancelled and/or are unsuccessful, and if the Company is unable to secure new alliances in their place, there would be a material adverse effect on the Company.

PROPRIETARY PROTECTION

    OSAS has eight patent applications pending in Norway with respect to various aspects of the Offshore Shuttle design and operation. Patent applications also are pending in various other countries pursuant to the Patent Cooperation Treaty and separately filed patent applications. There can be no assurance as to whether patents will issue from any of OSAS's patent applications or, if issued, as to the range or degree of protection such issued patents will afford. In addition, no assurance can be given that others will not obtain patents claiming aspects similar to those covered by such patent applications or patents, as the case may be, or that such patents, if issued, will not be challenged by third parties, invalidated, rendered unenforceable, or designed around.

    Even if patents issue from such patent applications and a competitor were to infringe thereon, the costs of enforcing such patent rights may be substantial or even prohibitive. If OSAS chooses not to defend its patent rights, if any, then the Company may be forced to expend substantial resources to do so. No assurance can be given that the Company will be successful in any action for infringement of the technology licensed to it. In addition, there can be no assurance that the Offshore Shuttle will not infringe on the patent rights of others, or that patents do not exist or will not be issued in the future that would have an adverse effect on the Company's ability to manufacture or operate the Offshore Shuttle. The Company is aware of the existence of a Norwegian patent which claims the use of a U-shaped structure designed for removing and/or installing topsides. Based on the opinion of Bryns Patenkontor A/S, patent counsel to the Company, the Company believes that the Offshore Shuttle will not infringe on this Norwegian patent because, unlike the structure covered by the Norwegian patent, the Offshore Shuttle does not utilize movable transverse beams mounted to its upper beams. There can be no assurance, however, that infringement proceedings will not be brought against the Company.

    The Company also may desire or be required to obtain licenses from others in order to further develop, produce, and market the Offshore Shuttle effectively. There can be no assurance that such licenses will be obtainable on commercially reasonable terms, if at all, that the patents underlying such licenses will be valid and enforceable, or that the proprietary nature of the unpatented technology underlying such licenses will remain proprietary. In addition, the Company relies on unpatented proprietary know-how and trade secrets, and employs various methods including confidentiality agreements with employees, consultants and marketing partners to protect its trade secrets and know-how. However, such methods may not afford complete protection and there can be no assurance that others will not independently develop such trade secrets and know-how or obtain access thereto.

COMPETITION

    The Company will face competition from companies which provide decommissioning, installation, and/or transport services using cranes and barges. In addition, several companies have offered and/or have proposed solutions for lifting large platforms in one piece. These involve the use of multiple barges, twin-hull tankers, split-hull tankers, and U-shaped semi-submersibles. One such solution, known as Versatruss, is comprised of two barges and an array of booms, rigging, and winches. The components are assembled together to produce what is essentially a giant scissors jack. The barges are symmetrically placed around the platform, and the booms from each barge are placed in receptacles that have been welded to the platform deck. The barges are pulled together sideways using winches. This causes the angle of inclination of the booms to increase, forcing the deck upwards. The Company believes that the utility of Versatruss and most of these other alternative solutions will be limited to the lifting of topsides in calm waters.

Although some of such lifting systems may be capable of lifting jackets, the Company believes that the vertical clearance limitations inherent in each of such systems will inhibit their ability to lift the jackets onshore. Rather, the Company believes that such systems only will be capable of towing jackets from one installation site to another. There can be no assurance, however, that the Company's beliefs will prove to be accurate.

    Competition also may arise from vessels, processes, and/or technologies currently in development, or developed in the future, by other companies. The development by others of new or improved vessels, processes, or technologies may make the services to be marketed by the Company less competitive or obsolete.

    Many of the Company's current and potential competitors are likely to have substantially greater financial, managerial, and technical resources than the Company. There can be no assurance that the Company will be able to compete successfully in the marketplace, if at all. See "Risk Factors--Competition; Technological Obsolescence."

REGULATION

    Decommissioning of facilities is governed by national legislation within the framework of a rigorous international and regional regulatory regime. Although details differ, most oil and gas producing countries have adopted a similar approach to decommissioning. All feasible options for removal and disposal of offshore installations are assessed on a case-by-case basis. The offshore platform operator is required to prepare a decommissioning and abandonment plan which identifies the decommissioning and abandonment options, evaluates the technical feasibility of each option, assesses impacts on the environment and on society, and minimizes risks to human health and safety. The offshore platform operator then recommends to the responsible ministry the option which best balances the factors involved.

    In 1989, the International Maritime Organization, a technical arm of the United Nations dealing with safety of navigation, issued guidelines (the "IMO Guidelines") dealing with the removal of offshore platforms. Recognizing the magnitude and complexity of removal operations, the IMO Guidelines took into account not only the size of the platforms but also the capabilities of the removal vessels. The IMO Guidelines provide that installations weighing less than 4,000 tons that are in less than 75 meters of water must be completely removed, while bigger and deeper structures need be only partially removed provided the remains are covered by an unobstructed water column at least 55 meters deep. For structures emplaced on the seabed on or after January 1, 1998, the water depth threshold increases from 75 meters to 100 meters. In addition, all platforms installed on or after January 1, 1998 must be designed so that removal is feasible.

    In July, 1998, the contracting parties to the Convention for the Protection of the Marine Environment of the North East Atlantic (also known as the "OSPAR Convention"), which include the United Kingdom, Ireland, France, Spain, Portugal, Belgium, Germany, Denmark, Norway, Sweden, Finland, Luxembourg, the Netherlands, Iceland, the European Union, and Switzerland, agreed to restrictions more stringent than those set forth in the IMO Guidelines. Based on the premise that reuse, recycling, or onshore disposal generally will be the preferred options for decommissioning offshore platforms, the OSPAR Convention provides for a ban, effective February, 1999, on the dumping and the leaving (wholly or partially) in place of disused offshore installations located in the North Sea, the North East Atlantic, and certain other regions. Permits may be issued for alternative means of disposal if significant reasons can be shown as to why such alternative means are preferable to reuse, recycling, or onshore disposal.

    The Company's proposed operations may be subject to and affected by various types of national and international regulations. Determining the applicable regulatory framework will depend, in part, on how the Offshore Shuttles are classified (e.g., as "ships," "vessels," "installations", etc.), whether (and if so, where) the Offshore Shuttles are registered or documented, and where the Company's intended operations are performed. The Company may be required to obtain certain permits, licenses and certificates with respect to its proposed operations and to comply with rigorous safety and workplace standards. Moreover, certain employees of the Company may be covered by laws that operate to make liability limits, if any, established by state workers' compensation laws inapplicable to these employees and permit the employees and their representatives to pursue actions against the Company for job related injuries with generally no limits on the Company's potential liability.


    The Company's proposed operations may be affected by numerous international and national laws and regulations relating to protection of the environment. The technical requirements of the various laws and regulations are complex and stringent, and compliance is often difficult and expensive. Certain environmental laws provide for strict liability for remediation of spills and releases of hazardous substances and some provide liability for damages to natural resources or threats to public health and safety. Sanctions for noncompliance may include revocation of permits, corrective action orders, administrative or civil penalties, and criminal prosecution.


INSURANCE

    The Company's operations are subject to all of the inherent risks of offshore marine activity, including accidents resulting in the loss of life or property, environmental mishaps, mechanical failures, and collisions. The Company intends to obtain insurance against some of these types of risks. It also anticipates that it will be adequately protected by the insurance policies of the companies that utilize the Company's services, and it intends to further limit its risk by capping its liability exposure in its service contracts with such companies. There can be no assurance, however, that the policies of such companies will cover the Company or, if they do, that such insurance (or the insurance obtained by the Company, if any) will be sufficient or effective under all circumstances or against all hazards to which the Company may be subject. In addition, there can be no assurance that any contractual limits on liability will be enforceable or will adequately and effectively limit the Company's liability exposure, or that the companies that utilize the Company's services will nevertheless seek to be indemnified by the Company with respect to any and all losses or damages they suffer or incur. See "Risk Factors--Risk of Operations; No Insurance."

EMPLOYEES

    Marine Shuttle Operations Inc. employs three people. These employees are not unionized or employed pursuant to any collective bargaining agreement or any similar agreement. The Company believes its relationship with its employees is satisfactory.


    The Company's success depends to a significant extent upon the services of Franz Eder, the President and Chairman of the Board of the Company. Mr. Eder has entered into a two-year employment agreement with the Company which provides that Mr. Eder shall devote only so much (but not less than 75%) of his professional and business time, attention, and energies to his duties and responsibilities as is reasonable to insure the Company's proper conduct. The loss of Mr. Eder's services could have a material adverse effect on the Company. See "Management--Executive Compensation" and "Certain Transactions."


    The Company also is a party to a two-year employment agreement with Iqbal Akram. Pursuant to such agreement, Mr. Akram shall devote at least 50% of his professional and business time to the Company as Vice President. See "Management--Executive Compensation" and "Certain Transactions."

    Management believes that the future success of the Company also will depend upon the Company's ability to attract and retain highly-skilled managerial and technical personnel. Competition for such personnel is intense. The Company competes for such personnel with other companies, academic institutions, governmental entities and other organizations, some of which may have substantially greater capital resources than the Company. There can be no assurance that the Company will be successful in attracting and retaining such personnel.

FACILITIES

    The Company's corporate headquarters in the United States are located in approximately 500 square feet of office space in Houston, Texas. The Company occupies these premises pursuant to a six-month lease that is automatically renewed at the end of each lease period for an additional six months unless either party gives thirty days prior written notice of cancellation.

LEGAL PROCEEDINGS

    There are no pending legal or arbitration proceedings to which the Company or its properties is subject.

                                   MANAGEMENT

    The following table sets forth the names, ages and positions of the executive officers and directors of the Company:

NAME                                                      AGE                      POSITION WITH COMPANY
----------------------------------------------------      ---      ------------------------------------------------------
Franz Eder..........................................          38   President and Chairman of the Board
Iqbal Akram.........................................          54   Vice President and a Director
George Wilfred Norman Wareham.......................          45   Treasurer, Chief Financial Officer, and Secretary
Jurgen Ternieden(1).................................          56   Director
Hubert Besner(1)....................................          36   Director

------------------------

(1) Member of the Audit Committee

    FRANZ EDER has been President and the Chairman of the Board of the Company since April 14, 1998, and a director of MSOAS since December, 1997. He has been Chairman of the Supervisory Board of Schuller Industrieentsorgung AG (formerly Schuller Industrieentsorgung GmbH, "Schuller") since May, 1998, and served as the general manager of Schuller from July, 1997 through May, 1998. From 1992 to 1997, Mr. Eder was General Manager at CETEM Industrieentsorgung und Wiederverwertung GmbH, a German company engaged in waste management. From 1990 to 1991, he was a consultant to several companies, and from 1989 to 1990, he was the head of the trade finance department at AMRO Handelsbank AG in Munich, Germany. Mr. Eder received a Masters of Business degree from Business University of Vienna in 1985.

    IQBAL AKRAM has been a Director of the Company since April 14, 1998. He has been a Vice President of the Company since February 19, 1998 and served as a consultant to the Company for a period of approximately two weeks prior thereto. Since 1992, he has been the managing director and a partner in Peregrine Consultants, S.A., a Luxembourg management consulting firm. Since 1998, he has been the sole principal of Peregrine Consultants, United Kingdom. In 1996 and 1997, he served as a group finance and corporate director of the House of Habib, a Pakistani industrial, manufacturing, and financial services group. In 1995, he served as group financial advisor to the Southern Electric Group in the implementation of a power project in Pakistan. He currently is a fellow of the Institute of Directors and the Institutes of Chartered Accountants in England, Canada, and Pakistan. He received a Bachelor of Science degree from the London School of Economics and Political Science in 1965.


    GEORGE WILFRED NORMAN WAREHAM has been Treasurer, Chief Financial Officer, and Secretary of the Company since January 1998, and was a director of the Company from January 1998 through April 14, 1998. Since May, 1996, Mr. Wareham has been an owner and operator of Wareham Management Ltd., a management consulting and accounting services firm servicing a number of American and Canadian public companies, including the Company. From April 1995 to April 1996, he was employed on a contract basis as an accountant with Wanzel Sigmund & Overes, a public practice accounting firm. From April 1993 to February 1995, he was the President of Global Financial Corporation, an investment company located in the British West Indies. Mr. Wareham is the Secretary, Treasurer, a director, and a member of the audit committee of Intercap Resource Management Corp.; the Secretary, a director, and a member of the audit and compensation committees of ZMAX Corporation; the Secretary and a director of Solar Energy Limited; a director and a member of the audit committee of Orko Gold Corporation; a director and a member of the audit and strategic acquisition committees of Bio-Preserve International Corporation; and a director of Cybernet Internet Services International, Inc., Pyrocap International Corporation, AquaPlan Inc., and Novamed, Inc. Mr. Wareham graduated from Carson Graham High School in Vancouver, Canada in 1971, and completed a certified general accountants course in 1976.


    JURGEN TERNIEDEN has been a director of the Company since April 14, 1998, Chairman of the Board of OSAS since March 1998, and an officer and the head of the Pipes, Offshore, Special Products Department of Thyssen Stahlunion GmbH ("TSU") since 1991. From 1981 to 1990, he was a senior sales manager and head of the Pipes Department at TSU. Mr. Ternieden received his intermediate high school certificate from Realschule Muelheim in 1959.

    HUBERT BESNER has been a director of the Company since May 6, 1998. Since 1994, he has been a partner in the law firm of Besner Kreifels Weber, Munich, Germany. From 1992 to 1994, he was the head of the legal department of Schneider AG, a German real estate development company. He currently is a member of the supervisory board of Cybernet Internet-Dienstleistungen AG, a director of Cybernet Internet Services International, Inc., a director of AquaPlan Inc., a member of the Supervisory Board of Schuller, and the head of the supervisory board of PIPECAD Integrierte Softwaresysteme AG. Dr. Besner received his First State Exam in Law from Ludwig-Maximilians-Universitat in 1986, and his doctorate magna cum laude from Ludwig-Maximilians-Universitat in 1988.

    No family relationship exists between any director or executive officer and any other director or executive officer.

EXECUTIVE COMPENSATION

    Since its inception through February 19, 1998, no executive officer or director had received any compensation for services rendered as an executive officer or director of the Company. Effective as of February 1, 1998, the Company entered into a six-month consulting agreement with each of Iqbal Akram and Wareham Management Ltd., a Canadian corporation which is owned and operated by George Wilfred Norman Wareham. The respective agreements provided for Mr. Akram to receive $5,000 per month and Wareham Management Ltd. to receive $2,500 per month. On February 19, 1998, Mr. Akram was appointed Vice President of the Company and his consulting agreement was terminated. On April 14, 1998, the Company entered into a two-year employment agreement with Mr. Akram (the "Akram Agreement") pursuant to which Mr. Akram shall devote at least 50% of his professional and business time to the Company as Vice President and shall receive a salary of $60,000 per annum. On the same day, the consulting agreement with Wareham Management Ltd. was terminated. In lieu thereof, the Company entered into a two-year loan out agreement with Wareham Management Ltd. (the "Wareham Agreement") for the services of Mr. Wareham. Pursuant to the Wareham Agreement, Wareham Management Ltd. shall loan out the services of Mr. Wareham to serve the Company as Chief Financial Officer, Treasurer, and Secretary. In consideration thereof, Wareham Management Ltd. shall receive an annual fee of $32,100. See "Certain Transactions."

    On June 1, 1998, the Company entered into a two-year employment agreement with Franz Eder, the President and Chairman of the Board of the Company. Pursuant to such agreement, Mr. Eder shall devote at least 75% of his professional and business time to the Company and shall receive a salary of $100,000 per annum. See "Certain Transactions."

STOCK OPTION PLAN

    The purpose of the Company's 1998 Stock Option Plan (the "Stock Option Plan") is to further the growth and development of the Company by encouraging and enabling employees, officers, and directors of, and consultants and advisors to, the Company to obtain a proprietary interest in the Company through the ownership of stock (thereby providing such persons with an added incentive to continue in the employ or service of the Company and to stimulate their efforts in promoting the growth, efficiency, and profitability of the Company), and affording the Company a means of attracting to its service persons of outstanding quality. Options granted under the Stock Option Plan may be either incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options. The Company has reserved 2,000,000 shares of Common Stock for issuance under the Stock Option Plan. As of September 30, 1998, no options were outstanding under the Stock Option Plan.

    The Stock Option Plan may be administered by the Board of Directors or a committee of the Board (the "Committee"). The Board of Directors or the Committee, as the case may be, has the power to determine the terms of any options granted thereunder, including the exercise price, the number of shares subject to the option, and the exercisability thereof. Options granted under the Stock Option Plan generally are not transferable, and each option is exercisable during the lifetime of the optionee only by such optionee. The exercise price of all incentive stock options granted under the Stock Option Plan must be at least equal to 100% (110% in the case of optionees who own more than 10% of the total combined voting power of all classes of stock of the Company) of the fair market value of the shares of Common Stock on the date of grant. The term of any option granted under the Stock Option Plan may not exceed ten years. The specific terms of each option grant shall be approved by the Board of Directors or the Committee, as the case may be, and shall be reflected in a written stock option agreement.

    The Plan was adopted by the Board of Directors on May 11, 1998, and was approved and ratified by the stockholders of the Company as of July 31, 1998. The Stock Option Plan shall expire at the end of the day on May 11, 2008 (except as to options outstanding on that date).

LIMITATION OF LIABILITY; INDEMNIFICATION

    The Company's Articles of Incorporation: (i) eliminates the personal liability of the directors of the Company to the fullest extent permitted by the General Corporation Law of the State of Nevada (the "GCL") and (ii) provides that the Company shall indemnify, to the fullest extent permitted by the GCL, any and all persons whom it shall have the power to indemnify under the GCL from all expenses, liabilities, or other matters referred to in or covered by the GCL. The By-Laws of the Company provide that the Company shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Company to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the Company, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding to the fullest extent permitted under the GCL.

                             PRINCIPAL STOCKHOLDERS


    The following table sets forth, certain information as of December 14, 1998, regarding beneficial ownership of the Common Stock by (i) each stockholder known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock; (ii) each director of the Company; (iii) each executive officer of the Company; and (iv) all of the Company's current executive officers and directors as a group.


                                                                         NUMBER OF SHARES OF
                                                                            COMMON STOCK        PERCENTAGE OF CLASS
NAME OF BENEFICIAL HOLDER                                                BENEFICIALLY OWNED    BENEFICIALLY OWNED(2)
-----------------------------------------------------------------------  -------------------  -----------------------
Franz Eder.............................................................        7,600,000(1)               22.6%
Iqbal Akram............................................................                0                     0%
George Wilfred Norman Wareham..........................................                0                     0%
Jurgen Ternieden.......................................................          332,499(3)                  *
Hubert Besner..........................................................                0                     0%
BEG Berliner Effektenbeteiligungsgesellschaft AG (4)...................        3,950,000(5)(6)             11.8%
  Kurfurstendamm 119
  10711 Berlin, Germany
All officers and directors as a group (5 persons)......................        7,932,499                  23.6%

------------------------

(1) Such shares are being held by a trustee pursuant to the terms of a pooling trust agreement. Such shares may not be disposed of by Mr. Eder until they are released to him by the trustee. Mr. Eder shall receive ten percent of such shares on July 1, 1999, an additional thirty percent of such shares on July 1, 2000, an additional thirty percent of such shares on July 1, 2001, and the balance of such shares on July 1, 2002. The trustee shall seek instructions from Mr. Eder before taking any action as a stockholder with respect to any of the shares held in trust.

(2) Assumes completion of the Additional OSAS Exchanges.

(3) In connection with the OSAS Exchanges, such shares are being held in escrow subject to the Registration Statement being declared effective.


(4) A 40%-owned subsidiary of Berliner Freiverkehr (Aktien) AG ("BFAG"). BFAG also owns 40% of Berliner Effektenbank AG.


(5) Does not include 800,000 shares of Common Stock owned by BFAG.


(6) In 1997, BEG Berliner Effektenbeteiligungsgesellschaft AG ("BEG"), BFAG, an officer/principal stockholder of BFAG, and various parties related to such officer/principal stockholder acquired an aggregate of 4,750,000 shares of Common Stock (800,000 of which were acquired by BEG) from a founder of the Company for an aggregate purchase price of $104,500. At the time of such acquisition, there was no public market for the Common Stock. The 3,150,000 shares of Common Stock held by such officer/principal stockholder and the various parties related to such officer/principal stockholder subsequently were sold to, and are now owned by, BEG. The 3,950,000 shares owned by BEG as well as the 800,000 shares of Common Stock owned by BFAG, are being held by a pooling trustee pursuant to the terms of a pooling trust agreement and will not be released until August 3, 2001. During such time, the trustee shall seek instructions from BEG and BFAG, respectively, before taking any action as a stockholder with respect to any of such shares.


*   Less than 1%

                 SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

    In April, 1998, the Company acquired all of the issued and outstanding stock of MSOAS from Franz Eder, the President and Chairman of the Board of the Company, in exchange for 7,600,000 shares of Common Stock (the "MSOAS Exchange"). In May, 1998, the Company acquired 3,291,738 shares of OSAS (approximately 68% of the outstanding OSAS capital stock) in exchange for 4,937,607 shares of Common Stock (the "OSAS Exchanges"). All of such shares are being held in escrow subject to the Registration Statement being declared effective. On May 20, 1998, the Company entered into two agreements to acquire an additional 686,668 shares of OSAS (approximately 14% of the outstanding OSAS capital stock) in exchange for 1,030,002 shares of Common Stock (the "Additional OSAS Exchanges"). Subject to the satisfaction of certain conditions precedent, the Company anticipates that the Additional OSAS Exchanges will close soon after the effective date of the Registration Statement. The Company has agreed to cover the disposition of the shares of Common Stock issued or to be issued pursuant to the MSOAS Exchange, the OSAS Exchanges, and the Additional OSAS Exchanges (collectively "the Selling Stockholder Shares") in the Registration Statement.

    The following table sets forth the names and addresses of each of the Selling Stockholders and the number of shares of Common Stock that may be offered by each of the Selling Stockholders pursuant to this Prospectus.

NAME AND ADDRESS OF SELLING STOCKHOLDER                                       SHARES(1)
--------------------------------------------------------------------------  --------------

Franz Eder(2).............................................................       7,600,000(3)
Pariserstr. 61
10719 Berlin, Germany

SPAX Holding AS...........................................................         547,500
Stranden 3A
0250 Oslo, Norway

Aasens Trykkerier AS......................................................          87,600
Hausmannsgt 6
0186 Oslo,Norway

Arne Martinsen............................................................         223,500
Snnaveien 94
1476 Rasta, Norway

Birger Holten.............................................................          78,900
Rognerudveien 33B
0681 Oslo, Norway

Jochen Schene(4)..........................................................         332,499
Ohlauer Weg 12
40627 Dusseldorf, Germany

Frank Samuels.............................................................         324,999
Konradinstr 20
47058 Duisburg, Germany

Jurgen Ternieden(5).......................................................         332,499
Saturnweg 26
45478 Mulheim, Germany

Thyssen Stahlunion GmbH(6)................................................         333,000
Hans Gunter S. str 1
40235 Dusseldorf, Germany

NAME AND ADDRESS OF SELLING STOCKHOLDER                                       SHARES(1)
--------------------------------------------------------------------------  --------------
Thor Stang................................................................         190,500
Ekebergveien 76
3080 Holmestrand, Norway

Norsk SMB Invest 1........................................................         339,000
Stranden 3A
0250 Oslo, Norway

Norsk SMB Invest 2........................................................         498,000
Stranden 3A
0250 Oslo, Norway

Norsk SMB Invest 3........................................................         186,660
Stranden 3A
0250 Oslo, Norway

Norsk SMB Invest 4........................................................         119,700
Stranden 3A
0250 Oslo, Norway

Nordas Invest AS..........................................................         250,200
Midttunlia 73
5050 Nestun, Norway

Inger Egeberg Sogstad.....................................................          18,000
Fjordallen 14
0250 Oslo, Norway

Erik Staumo...............................................................          56,580
Fjordallen 14
0250 Oslo, Norway

Knut Rygh.................................................................          70,140
Nordhellinga 7
1313 Vyenenga, Norway

Georg Tidemann Andersen...................................................          10,140
Bjrnstjeme B 21
3000 Drammen, Norway

Arvid Kolle...............................................................          38,700
Tulipanveien 20
4300 Sandnes, Norway

AS Ineta..................................................................           1,500
Postboks 2406 Solli
0201 Oslo, Norway

Concordia Capo AS.........................................................           4,500
Postboks 21
5501 Haugesund, Norway

Concordia Foss AS.........................................................           4,500
Postboks 21
5501 Haugesund, Norway

Concordia Star AS.........................................................           4,500
Postboks 21
5501 Haugesund, Norway

NAME AND ADDRESS OF SELLING STOCKHOLDER                                       SHARES(1)
--------------------------------------------------------------------------  --------------
Einar Myklebust...........................................................          65,100
Fyrgangen 17
1560 Larkollen, Norway

Erik Kristen-Johanssen....................................................          14,700
Postboks 2406 Solli
0201 Oslo, Norway

Gunnar Greibokk...........................................................          34,500
4660 Evje, Norway

Gunnar Jrgensen...........................................................          22,500
Solveien 4
1177 Oslo,Norway

Hannestad Mek AS..........................................................           6,000
Kanalveien 4
3110 Tnsberg, Norway

Jan Krohn-Hansen..........................................................          53,310
Nordasneset 63
5046 Radal, Norway

Jens Holtung..............................................................          90,000
Blakollveien 18
3175 Ramnes, Norway

Johnco AS.................................................................          30,000
Postboks 229
5501 Haugesund, Norway

Johs Owren................................................................          40,140
Tllfsrud gard
2600 Lillehammer, Norway

Jon Fosse.................................................................          11,250
Smebyveien 2
2300 Hamar, Norway

Karlander Invest AS.......................................................          36,000
Postboks 1785 Vika
0122 Oslo, Norway

Maria Hareide.............................................................          26,700
Dicksvei 13
1324 Lysaker, Norway

Nistad Finans og Eiendom AS...............................................         207,150
Midttunlia 73
5051 Oslo, Norway

Ole-Johan Olsen...........................................................          42,300
Fynveien 24
3132 Husysund, Norway

Rolf Ness.................................................................          41,790
Milje
5593 Skanevik, Norway

NAME AND ADDRESS OF SELLING STOCKHOLDER                                       SHARES(1)
--------------------------------------------------------------------------  --------------
Sigfred Lyngy.............................................................          96,150
Stortingsgaten 28
0161 Oslo, Norway

Terje Rsj.................................................................          22,500
Van der Weld weg 5
5040 Paradis, Norway

Trade Invest AS...........................................................          30,000
Postboks 214
1415 Oppegard, Norway

Zaco AS...................................................................          14,400
Postboks 563
4801 Arendal, Norway

Per Bull Haugsen(7).......................................................         332,499(8)
Gyldenlvesgt. 12
0260 Oslo, Norway

G. Foss Beheer b.v.(9)....................................................         697,503(8)
Mezenpelin 11
2566 ZS Den Haag
The Netherlands

------------------------


(1) The number of shares of Common Stock listed indicates both the number of shares owned by the Selling Stockholder prior to this offering (assuming the consummation of the Additional OSAS Exchanges) and the number of shares that may be offered for the Selling Stockholder's account. Assuming all of the Selling Stockholder Shares are sold, none of the Selling Stockholders will own any shares of Common Stock after completion of this offering.


(2) Franz Eder is the President and Chairman of the Board of the Company and a director of MSOAS.

(3) Such shares are being held by a trustee pursuant to the terms of a pooling trust agreement. Such shares may not be disposed of by Mr. Eder until they are released to him by the trustee. Mr. Eder shall receive ten percent of such shares on July 1, 1999, an additional thirty percent of such shares on July 1, 2000, an additional thirty percent of such shares on July 1, 2001, and the balance of such shares on July 1, 2002. The trustee shall seek instructions from Mr. Eder before taking any action as a stockholder with respect to any of the shares held in trust.

(4) Jochen Schene is a member of the Board of Directors of OSAS and an officer of Thyssen Stahlunion GmbH.

(5) Jurgen Ternieden is a director of the Company, Chairman of the Board of OSAS, and an officer and the head of the Pipes, Offshore, Special Products Department of Thyssen Stahlunion GmbH.

(6) MSOAS has formed a strategic alliance with Thyssen Stahlunion GmbH with respect to the marketing of the Company's proposed services.

(7) Per Bull Haugsen is an officer of OSAS and one of the developers of the Offshore Shuttle concept.

(8) Represents shares to be issued in the Additional OSAS Exchanges.

(9) G. Foss Beheer b.v. is a Dutch corporation that is owned and operated by Gunnar Foss, a director of OSAS and one the developers of the Offshore Shuttle concept.

    The Selling Stockholders are entitled to receive all of the proceeds from the future sale of their Selling Stockholder Shares.

    The Selling Stockholders, from time to time, depending on market conditions and other factors, may offer and/or sell their Selling Stockholder Shares in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The Selling Stockholder Shares may be sold by one or more methods including, without limitation, (i) block trades in which a broker or dealer so engaged will attempt to sell the Selling Stockholder Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (iii) ordinary brokerage transactions and transactions in which the broker solicits purchases; and (iv) face to face transactions between sellers and purchasers without a broker or dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from the Selling Stockholders in amounts to be negotiated. Such brokers, dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales.

    The Company will bear all costs and expenses of the registration of the Selling Stockholder Shares under the Securities Act and certain state securities laws, other than fees of counsel for the Selling Stockholders and any discounts or commissions payable with respect to sales of the Selling Stockholder Shares.

    Sales of the Selling Stockholder Shares by the Selling Stockholders may have an adverse effect on the market price of the Common Stock. Moreover, the Selling Stockholders are not restricted as to the number of Selling Stockholder Shares that may be sold at any one time, and it is possible that a significant number of Selling Stockholder Shares could be sold at the same time, which also may have an adverse effect on the market price of the Common Stock.

                              CERTAIN TRANSACTIONS

    On April 14, 1998, the Company issued 7,600,000 shares of Common Stock to Franz Eder, the President and the Chairman of the Board of the Company, in exchange for the 999,000 shares of MSOAS capital stock (constituting all of MSOAS's issued and outstanding capital stock) held by Mr. Eder. The stock certificate evidencing the shares of Common Stock that were issued to Mr. Eder is being held by a trustee pursuant to the terms of a pooling trust agreement. Such shares may not be disposed of by Mr. Eder until they are released to him by the trustee. Mr. Eder shall receive ten percent of such shares on July 1, 1999, an additional thirty percent of such shares on July 1, 2000, an additional thirty percent of such shares on July 1, 2001, and the balance of such shares on July 1, 2002. The trustee shall seek instructions from Mr. Eder before taking any action as a stockholder with respect any of the shares held in trust. The disposition of Mr. Eder's shares is covered by the Registration Statement.

    In May, 1998, the Company acquired 3,291,738 shares of OSAS (approximately 68% of the outstanding OSAS capital stock) in exchange for 4,937,607 shares of Common Stock. All of such shares are being held in escrow subject to the Registration Statement being declared effective. In connection therewith, the 221,666 OSAS shares held by Jurgen Ternieden, a director of the Company, were exchanged for 332,499 shares of Common Stock. The disposition of Mr. Ternieden's shares of Common Stock is covered by the Registration Statement.

    The Company entered into a loan agreement (the "Loan Agreement"), dated as of March 12, 1998, amended as of August 27, 1998 and as of September 24, 1998, with ValorInvest Ltd., an investment bank based in Geneva, Switzerland ("ValorInvest"), pursuant to which ValorInvest agreed to lend an aggregate of up to $3,500,000 to the Company at such times as the Company shall request; provided, however, advances shall be made in increments of $250,000 and shall not exceed $500,000 in any single month. Pursuant to the Loan Agreement, the Company issued three non-negotiable promissory notes to ValorInvest in the aggregate principal amount of $3,500,000 (the "Bridge Notes"). Any monies advanced to the Company under the Bridge Notes shall bear interest at the rate of 7.5% per annum, and shall be due and payable upon the earlier of December 31, 1998 or the completion of a public offering for gross proceeds of at least $100,000,000. As of September 30, 1998, an aggregate of $2,349,510 had been advanced to the Company under the Bridge Notes.

    The Company currently leases its office space in the United States from Intercap Resource Management U.S., Inc. ("Intercap U.S."), a wholly-owned subsidiary of Intercap Resource Management Corp. ("Intercap"). Intercap is an oil and gas exploration, development, and production company traded on the Vancouver Stock Exchange. Jim Ford, the former President and a former director of the Company, is the President and a director of Intercap and Intercap U.S.; George Wilfred Norman Wareham, the Treasurer, Chief Financial Officer, and Secretary of the Company, is the Secretary, Treasurer, and a director of Intercap and the Treasurer, a Vice President, and a director of Intercap U.S.; and Shafiq Nazerali, a former consultant to the Company, is a former director of Intercap. The Company believes that the lease terms are at least as favorable to the Company as would be obtained from an unaffiliated, independent third party.

    Effective as of February 1, 1998, the Company entered into a six-month consulting agreement with each of Iqbal Akram and Wareham Management Ltd., a Canadian corporation which is owned and operated by George Wilfred Norman Wareham. The respective agreements provided for Mr. Akram to receive $5,000 per month and Wareham Management Ltd. to receive $2,500 per month. On February 19, 1998, Mr. Akram was appointed Vice President of the Company and his consulting agreement was terminated. On April 14, 1998, the Company entered into a two-year employment agreement with Mr. Akram (the "Akram Agreement") pursuant to which Mr. Akram shall devote at least 50% of his professional and business time to the Company as Vice President and shall receive a salary of $60,000 per annum. On the same day, the consulting agreement with Wareham Management Ltd. was terminated. In lieu thereof, the Company entered into a two-year loan out agreement with Wareham Management Ltd.

(the "Wareham Agreement") for the services of Mr. Wareham. Pursuant to the Wareham Agreement, Wareham Management Ltd. shall loan out the services of Mr. Wareham to serve the Company as Chief Financial Officer, Treasurer, and Secretary. In consideration thereof, Wareham Management Ltd. shall receive an annual fee of $32,100. See "Management."

    On June 1, 1998, the Company entered into a two-year employment agreement with Franz Eder, the President and Chairman of the Board of the Company. Pursuant to such agreement, Mr. Eder shall devote at least 75% of his professional and business time to the Company and shall receive a salary of $100,000 per annum. See "Management."

    As of September 30, 1998, the Company had paid approximately $60,319 to Schuller for marketing research and other services rendered. The Company believes that such services were rendered on terms at least as favorable to the Company as would be obtained from an unaffiliated, independent third party. In addition, MSOAS has entered into an agreement with Schuller with respect to waste management, onshore dismantling, and oil pollution prevention and cleanup. As of the date hereof, no monies have been paid to Schuller under such agreement. Franz Eder and Dr. Hubert Besner are shareholders and members of the Supervisory Board of Schuller.

    MSOAS has entered into an agreement with TSU with respect to the marketing of its proposed services. As of September 30, 1998, approximately $63,174 had been paid to TSU under such agreement. Jurgen Ternieden, a director of the Company, is an officer and the head of the Pipes, Offshore, Special Products Department of TSU. The Company believes that such services were rendered on terms at least as favorable to the Company as would be obtained from an unaffiliated, independent third party.

    As of September 30, 1998, approximately $87,000 had been paid to the law firm of Besner Kreifels Weber for legal services rendered. Dr. Hubert Besner, a director of the Company, is a member of Besner Kreifels Weber. The Company believes that such services were rendered on terms at least as favorable to the Company as would be obtained from an unaffiliated, independent third party.

    MSOAS has entered into an agreement with RC with respect to its engineering and operational activities. As of September 30, 1998, approximately $395,175 had been paid to RC under such agreement. Sverre Hanssen, the Chief Executive Officer of RC, is a Chairman of the Board of Directors of MSOAS. The Company believes that such services were rendered on terms at least as favorable to the Company as would be obtained from an unaffiliated, independent third party.

                           DESCRIPTION OF SECURITIES

    The authorized capital stock of the Company consists of 75,000,000 shares of common stock, par value $0.001 per share (the "Common Stock").

COMMON STOCK

    Each holder of Common Stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. Holders of shares of outstanding Common Stock are entitled to those dividends declared by the Board of Directors out of legally available funds. Holders of shares of outstanding Common Stock have no preemptive, conversion, or redemption rights. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable.

STATUTORY BUSINESS COMBINATION PROVISIONS

    The Company is subject to the provisions of Section 78.411 et seq. of the Nevada General Corporation Law ("Business Combination Act"). The Business Combination Act provides, with certain exceptions, that a Nevada corporation may not engage in any of a broad range of business combinations with a person, or an affiliate or an associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder, unless the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder.

    The Business Combination Act further provides that a Nevada corporation may not engage in such a business combination after the expiration of three years from the date that such person became an interested stockholder, unless the business combination is approved by the board of directors of the corporation before the person became an interested stockholder or by the affirmative vote of a majority of outstanding votes not beneficially owned by the interested stockholder at a meeting called not earlier than three years after the interested stockholder's date of acquiring shares.

    Under the Business Combination Act, an "interested stockholder" is defined as any person that is (i) the owner of 10% or more of the outstanding voting stock of the corporation or (ii) an affiliate or associate of the corporation and was the owner of 10% or more of the outstanding voting stock of the corporation at any time within the three year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

    At its option, a corporation may exclude itself from the coverage of the Business Combination Act by amending its Articles of Incorporation by action of its stockholders, other than interested stockholders and their affiliates and associates, to exempt itself from coverage, provided that such charter amendment may not become effective until 18 months after the date it is adopted and does not apply to any combination of the corporation with an interested stockholder whose date of acquiring shares is on or before the effective date of the amendment. The Company has not adopted such an amendment to its Articles of Incorporation.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Common Stock is Continental Stock Transfer & Trust Company, 2 Broadway, 19th floor, New York, New York 10004

                        SHARES ELIGIBLE FOR FUTURE SALE

    There are 33,587,609 shares of Common Stock outstanding (assuming the consummation of the Additional OSAS Exchanges), 20,020,000 of which are freely tradeable (subject to certain contractual restrictions as described below), and 13,567,609 of which (the "Selling Stockholder Shares") are restricted securities that may be offered by the Selling Stockholders pursuant to this Prospectus as described below. Of the 20,020,000 freely tradeable shares, 4,750,000 shares are being held by a pooling trustee and will not be released until August 3, 2001 (see "Principal Stockholders"), and 10,250,000 shares are being held by a pool administrator and will not be released until three years after the effective date of the Registration Statement (except that 2% of such shares will be released every 90 days commencing 180 days after the effective date of the Registration Statement and additional shares may be released in exigent circumstances at the discretion of the pool administrator).

    Subject to the the Registration Statement being declared and remaining effective, all of the Selling Stockholder Shares (except for the 7,600,000 shares of Common Stock owned by Franz Eder, the President and Chairman of the Board of the Company) that may be offered hereby will be immediately tradeable without restriction or further registration under the Securities Act. Mr. Eder's shares are being held by a pooling trustee pursuant to the terms of a pooling trust agreement. Although the disposition of Mr. Eder's shares are covered by the Registration Statement, pursuant to the pooling trust agreement Mr. Eder cannot dispose of such shares until they are released to him by the trustee. Mr. Eder shall receive ten percent of such shares on July 1, 1999, an additional thirty percent of such shares on July 1, 2000, an additional thirty percent of such shares on July 1, 2001, and the balance of such shares on July 1, 2002. Subject to the continued effectiveness of the Registration Statement, such shares shall be immediately tradeable without restriction or further registration under the Act upon release of such shares to Mr. Eder.

    If the Registration Statement is not in effect at the time such shares are released to Mr. Eder, such shares may not be resold in a public distribution except in compliance with the registration requirements of the Securities Act or pursuant to a valid exemption from registration, including the safe harbor provided by Rule 144. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year (including the holding period of any prior owner except an affiliate) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of (i) one percent of the number of shares of Common Stock then outstanding, or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about the Company. Under Rule 144(k), a person who is not deemed to have been an affiliate of the Company at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner except an affiliate), is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

    No prediction can be made as to the effect, if any, that sales of shares of Common Stock by Mr. Eder or the other Selling Stockholders, or even the availability of such shares for sale will have on the market prices prevailing from time to time. The possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.

                                 LEGAL MATTERS

    The validity of the securities offered hereby will be passed upon for the Company by Breslow & Walker, LLP, New York, New York.

                                    EXPERTS

    The Company's financial statements as of December 31, 1997 and for the period from May 23, 1997 (inception) through December 31, 1997 appearing in this Prospectus have been audited by Deloitte & Touche, Vancouver, British Columbia, Canada, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included herein in reliance upon the authority of such firm as experts in accounting and auditing.

    The financial statements of MSOAS as of December 31, 1997 and for the period from December 10, 1997 (inception) through December 31, 1997, and the financial statements of OSAS as of December 31, 1996 and 1997 and for the period from November 29, 1996 (inception) through December 31, 1996 and for the one-year period ended December 31, 1997 appearing in this Prospectus have been audited by Deloitte & Touche, Oslo, Norway, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included herein in reliance upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

    The Company has filed with the Commission, 450 Fifth Street, N.W., Washington, D.C., a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, for the registration of the Offering. This Prospectus, which is part of the Registration Statement, does not contain all of the information contained in the Registration Statement. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits thereto, which may be inspected, without charge, at the office of the Securities and Exchange Commission, or copies of which may be obtained from the Commission in Washington, D.C., upon payment of the requisite fees, or from the Commission's Website at http://www.sec.gov. Statements contained in this Prospectus as to the intent of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                        MARINE SHUTTLE OPERATIONS, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
Consolidated Financial Statements of Marine Shuttle Operations Inc.
  Independent Auditor's Report.............................................................................        F-2
  Consolidated Balance Sheets as of December 31, 1997 and September 30, 1998 (unaudited)...................        F-3
  Consolidated Statements of Loss for the period from May 23, 1997 (inception) through December 31, 1997
    and for the nine-month period ended September 30, 1998 (unaudited).....................................        F-4
  Consolidated Statements of Cash Flows for the period from May 23, 1997 (inception) through December 31,
    1997 and for the nine-month period ended September 30, 1998 (unaudited)................................        F-5
  Consolidated Statements of Shareholders' Equity (Deficit) for the period from May 23, 1997 (inception)
    through December 31, 1997 and for the nine-month period ended September 30, 1998 (unaudited)...........        F-6
  Notes to Consolidated Financial Statements...............................................................        F-7

Financial Statements of Marine Shuttle Operations AS
  Independent Auditor's Report.............................................................................       F-17
  Balance Sheet as of December 31, 1997 and April 13, 1998 (unaudited).....................................       F-18
  Statement of Loss for the period from December 10, 1997 (inception) through December 31, 1997 and for the
    period from January 1, 1998 to April 13, 1998 (unaudited)..............................................       F-19
  Statement of Cash Flows for the period from December 10, 1997 (inception) through December 31, 1997 and
    for the period from January 1, 1998 to April 13, 1998 (unaudited)......................................       F-20
  Statement of Shareholders' Equity for the period from December 10, 1997 (inception) through December 31,
    1997 and for the period from January 1, 1998 to April 13, 1998 (unaudited).............................       F-21
  Notes to Financial Statements............................................................................       F-22

Financial Statements of Offshore Shuttle AS
  Independent Auditor's Report.............................................................................       F-26
  Balance Sheet as of December 31, 1996 and 1997 and September 30, 1998 (unaudited)........................       F-27
  Statement of Loss for the period from November 29, 1996 (inception) through December 31, 1996, the one-year period ended December 31, 1997, and the nine-month period ended September 30, 1998
    (unaudited)............................................................................................       F-28
  Statement of Cash Flows for the period from November 29, 1996 (inception) through December 31, 1996, the one-year period ended December 31, 1997 and the nine-month period ended September 30, 1998
    (unaudited)............................................................................................       F-29
  Statement of Shareholders' Equity for the period from November 29, 1996 (inception) through December 31,
    1996, the one-year period ended December 31, 1997 and the nine-month period ended September 30, 1998
    (unaudited)............................................................................................       F-30
  Notes to Financial Statements............................................................................       F-31

Selected Unaudited Pro Forma Consolidated Financial Information
  Explanatory Statement....................................................................................       F-39
  Pro Forma Consolidated Balance Sheet.....................................................................       F-40
  Pro Forma Consolidated Statements of Loss
      -Nine months ended September 30, 1998................................................................       F-41
      -Period ended December 31, 1997......................................................................       F-42
  Notes to the Unaudited Pro Forma Consolidated Financial Information......................................       F-43

                                AUDITORS' REPORT

To the Shareholders of
Marine Shuttle Operations Inc.
(formerly Geoteck International, Inc.)
(A development stage company)

    We have audited the consolidated balance sheet of Marine Shuttle Operations Inc. (a development stage company) as at December 31, 1997 and the consolidated statements of loss, shareholders' equity (deficit) and cash flows for the period from the date of incorporation, May 23, 1997, to December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

    In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1997 and the results of its operations and its cash flows for the period from the date of incorporation, May 23, 1997, to December 31, 1997 in accordance with accounting principles generally accepted in the United States.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's negative working capital and deficit raises substantial doubt about its ability to continue as a going concern. Management's plans concerning this matter are also described in Note 1. The financial statements do not contain any adjustments that might result from the outcome of this uncertainty.

/s/ Deloitte & Touche

Chartered Accountants
Vancouver, British Columbia
October 13, 1998

                         MARINE SHUTTLE OPERATIONS INC.
                     (FORMERLY GEOTECK INTERNATIONAL, INC.)
                         (A DEVELOPMENT STAGE COMPANY)
                             (A NEVADA CORPORATION)

                          CONSOLIDATED BALANCE SHEETS

                    SEPTEMBER 30, 1998 AND DECEMBER 31, 1997

                                 (U.S. DOLLARS)

                                                                                     SEPTEMBER 30,   DECEMBER 31,
                                                                                          1998           1997
                                                                                     --------------  ------------
                                                                                      (UNAUDITED)
ASSETS

CURRENT
  Cash.............................................................................  $      165,482   $    9,015
                                                                                     --------------  ------------
  Total current assets.............................................................         165,482        9,015

CAPITAL ASSETS (Note 5)............................................................         485,638       --

GOODWILL AND OTHER INTANGIBLES, net of amortization
  (Note 6).........................................................................      21,559,801       --
                                                                                     --------------  ------------
TOTAL ASSETS.......................................................................  $   22,210,921   $    9,015
                                                                                     --------------  ------------
                                                                                     --------------  ------------
LIABILITIES

CURRENT
  Accounts payable.................................................................  $      217,601   $   16,092
  Notes payable (Note 8)...........................................................       2,349,510       --
  Due to a related company (Note 9)................................................        --              3,854
                                                                                     --------------  ------------
  Total current liabilities........................................................       2,567,111       19,946
                                                                                     --------------  ------------
SHAREHOLDERS' EQUITY (DEFICIT)
  Authorized
    75,000,000 common shares with a par value of $0.001
  Issued and outstanding
    27,620,000 common shares with a par value of $0.001 at September 30, 1998 and
      20,020,000 common shares at December 31, 1997................................          27,620       20,020
  Additional paid-in capital.......................................................      22,926,380      133,980
  Cumulative foreign exchange adjustment...........................................         (15,921)      --
  Accumulated deficit during the development stage.................................      (3,294,269)    (164,931)
                                                                                     --------------  ------------
  Total shareholders' equity (deficit).............................................      19,643,810      (10,931)
                                                                                     --------------  ------------
TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY (DEFICIT)...................................................  $   22,210,921   $    9,015
                                                                                     --------------  ------------
                                                                                     --------------  ------------

CONTINUING OPERATIONS (Note 1)

                         MARINE SHUTTLE OPERATIONS INC.
                     (FORMERLY GEOTECK INTERNATIONAL, INC.)
                         (A DEVELOPMENT STAGE COMPANY)
                             (A NEVADA CORPORATION)

                        CONSOLIDATED STATEMENTS OF LOSS

                                 (U.S. DOLLARS)


                                                                     CUMULATIVE
                                                                  TO SEPTEMBER 30,
                                                                      1998 FROM                      PERIOD FROM
                                                                       DATE OF        NINE MONTH    MAY 23, 1997
                                                                     INCEPTION,      PERIOD ENDED        TO
                                                                       MAY 23,       SEPTEMBER 30,  DECEMBER 31,
                                                                        1997             1998           1997
                                                                  -----------------  -------------  -------------
                                                                     (UNAUDITED)      (UNAUDITED)
EXPENSES
Accounting and audit............................................   $       122,368   $     106,857  $      15,511
Bank charges....................................................             1,746           1,446            300
Cost of Cancelled Financing Arrangement.........................           348,039         348,039       --
Consulting fees.................................................           207,758         177,758         30,000
Depreciation....................................................             5,275           5,275       --
Interest........................................................            85,196          85,196       --
Legal...........................................................           127,433         100,516         26,917
Listing and filing fees.........................................            31,000        --               31,000
Goodwill amortization...........................................         1,254,803       1,254,803       --
Foreign exchange gain...........................................             1,174           1,174       --
Office and printing.............................................           115,289         106,615          8,674
Management fees.................................................            40,000        --               40,000
Promotion.......................................................           615,257         615,257       --
Salaries........................................................           112,255         112,255       --
Telephone.......................................................             6,593           4,246          2,347
Transfer agent fees.............................................            13,340          11,322          2,018
Travel..........................................................           157,432         149,268          8,164
Write-down of investment (Note 3)...............................            90,000          90,000       --
                                                                  -----------------  -------------  -------------
                                                                         3,334,958       3,170,027        164,931
Less: interest income...........................................            40,689          40,689       --
                                                                  -----------------  -------------  -------------
NET LOSS FOR THE PERIOD.........................................   $    (3,294,269)  $  (3,129,338) $    (164,931)
                                                                  -----------------  -------------  -------------
                                                                  -----------------  -------------  -------------
Basic and diluted loss per share................................                     $       (0.13) $       (0.01)
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Weighted average shares outstanding.............................                        24,724,762     18,931,982
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                         MARINE SHUTTLE OPERATIONS INC.
                     (FORMERLY GEOTECK INTERNATIONAL, INC.)
                         (A DEVELOPMENT STAGE COMPANY)
                             (A NEVADA CORPORATION)

                      CONSOLIDATED STATEMENTS OF CASH FLOW

                                 (U.S. DOLLARS)

                                                                       CUMULATIVE
                                                                    TO SEPTEMBER 30,
                                                                       1998 FROM                     PERIOD FROM
                                                                        DATE OF        NINE MONTH    MAY 23, 1997
                                                                       INCEPTION,     PERIOD ENDED        TO
                                                                        MAY 23,       SEPTEMBER 30,  DECEMBER 31,
                                                                          1997            1998           1997
                                                                    ----------------  -------------  ------------
                                                                      (UNAUDITED)      (UNAUDITED)
OPERATING ACTIVITIES
  Net loss for the period.........................................   $   (3,294,269)   $(3,129,338)   $ (164,931)
  Adjustments to reconcile net loss to net cash provided by
    operating activities
    Goodwill amortization.........................................        1,254,803      1,254,803        --
    Write-down of investment......................................           90,000         90,000        --
    Interest expense..............................................           49,510         49,510        --
    Depriciation..................................................            5,275          5,275        --
  Changes in non-cash working capital
    Accounts payable..............................................           36,348         20,256        16,092
    Due to related party..........................................         --               (3,854)        3,854
                                                                    ----------------  -------------  ------------
Net cash used in operating activities.............................       (1,858,333)    (1,713,348)     (144,985)
                                                                    ----------------  -------------  ------------
FINANCING ACTIVITIES
  Issuance of capital stock.......................................          170,000        --            170,000
  Share issue costs...............................................          (16,000)       --            (16,000)
                                                                                                          --
  Note payable....................................................        2,300,000      2,300,000        --
                                                                    ----------------  -------------  ------------
Net cash generated by financing activities........................        2,454,000      2,300,000       154,000
                                                                    ----------------  -------------  ------------
INVESTING ACTIVITIES
  Investment......................................................         (100,000)      (100,000)       --
  Capital asset purchases.........................................         (490,913)      (490,913)       --
  Cumulative foreign exchange adjustment..........................          (15,921)       (15,921)       --
  Proceeds on sale of investment..................................           10,000         10,000        --
  Advance to Marine Shuttle Operations AS.........................         (249,986)      (249,986)       --
  Acquisition of Marine Shuttle Operations AS.....................          416,635        416,635        --
                                                                    ----------------  -------------  ------------
Net cash used in investing activities.............................         (430,185)      (430,185)       --
                                                                    ----------------  -------------  ------------
CHANGE IN CASH DURING THE PERIOD..................................          165,482        156,467         9,015
CASH, BEGINNING OF PERIOD.........................................         --                9,015        --
                                                                    ----------------  -------------  ------------
CASH, END OF PERIOD...............................................   $      165,482    $   165,482    $    9,015
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS
  Cash payment for interest.......................................   $     --          $   --         $   --
                                                                    ----------------  -------------  ------------
  Cash receipts for interest......................................           40,689         40,689        --
                                                                    ----------------  -------------  ------------

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

    During the nine month period ended September 30, 1998, the Company acquired all of the issued and outstanding shares of Marine Shuttle Operations AS, ("MSO AS") . Consideration consisted of 7,600,000 common shares of the Company (which has been recorded at $22,800,000).

                         MARINE SHUTTLE OPERATIONS INC.
                     (FORMERLY GEOTECK INTERNATIONAL, INC.)
                         (A DEVELOPMENT STAGE COMPANY)
                             (A NEVADA CORPORATION)

           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

    NINE MONTHS ENDED SEPTEMBER 30, 1998 AND FROM THE DATE OF INCORPORATION,
                       MAY 23, 1997, TO DECEMBER 31, 1997

                                 (U.S. DOLLARS)

                                                                                CUMULATIVE                        TOTAL
                                             COMMON SHARES                   FOREIGN EXCHANGE                 SHAREHOLDERS'
                                         ----------------------   PAID-IN    ADJUSTMENT DURING  ACCUMULATED       EQUITY
                                          SHARES      AMOUNT      CAPITAL    DEVELOPMENT STAGE    DEFICIT       (DEFICIT)
                                         ---------  -----------  ----------  -----------------  ------------  --------------

Issued on incorporation................  10,000,000  $  10,000   $   --          $  --           $   --        $     10,000

Private placement......................  10,020,000     10,020      133,980         --               --             144,000

Net loss...............................     --          --           --             --             (164,931)       (164,931)
                                         ---------  -----------  ----------       --------      ------------  --------------

Balance at December 31, 1997...........  20,020,000     20,020      133,980         --             (164,931)        (10,931)

Issued on acquisition of MSO AS........  7,600,000       7,600   22,792,400         --               --          22,800,000

Net loss...............................     --          --           --            (15,921)      (3,129,338)     (3,145,259)
                                         ---------  -----------  ----------       --------      ------------  --------------

Balance at September 30, 1998
  (Unaudited)..........................  27,620,000  $  27,620   $22,926,380     $ (15,921)      $(3,294,269)  $ 19,643,810
                                         ---------  -----------  ----------       --------      ------------  --------------
                                         ---------  -----------  ----------       --------      ------------  --------------

                         MARINE SHUTTLE OPERATIONS INC.
                     (FORMERLY GEOTECK INTERNATIONAL, INC.)
                         (A DEVELOPMENT STAGE COMPANY)
                             (A NEVADA CORPORATION)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                    SEPTEMBER 30, 1998 AND DECEMBER 31, 1997

                     (INFORMATION AS AT SEPTEMBER 30, 1998
                    AND FOR THE NINE MONTH PERIOD THEN ENDED
                                 IS UNAUDITED)
                                 (U.S. DOLLARS)

1. CONTINUING OPERATIONS

    Marine Shuttle Operations Inc. (the "Company") was incorporated under the name Geoteck International, Inc. on May 23, 1997 in Nevada, U.S.A. The Company changed its name to Marine Shuttle Operations Inc. on May 29, 1998.

    The Company was organized with the intent to be a holding company which will acquire and/or form joint ventures with corporate entities conducting various types of businesses throughout the world.


    The Company has negative working capital and a deficit. The ability of the Company to continue as a going concern is dependent on the ability of the Company to obtain financing. To address this concern, the Company intends to raise up to $15 million through a private placement of Common Stock through Berliner Effektenbank AG, a German investment bank. In addition, the Company has entered into an engagement letter with MFC Merchant Bank S.A. ("MFC") pursuant to which MFC shall act, on a best-efforts basis, as exclusive agent for the Company in raising up to DM 215,000,000 (approximately $126,000,000) (the "MFC Financing"). As consideration for its services, MFC shall receive a fee equal to five percent of the money raised plus DM 100,000 (approximately $60,000) per month until the completion or termination of the MFC Financing. In addition, all of MFC's out-of-pocket expenses shall be reimbursed, and if the Company raises the necessary funds through another source, MFC shall receive a break-up fee equal to the greater of $1,200,000 or 350,000 shares of Common Stock. Although the structure of the MFC Financing has yet to be determined, the Company anticipates that it will be principally through the issuance of government guaranteed debt.


2. SIGNIFICANT ACCOUNTING POLICIES

    These financial statements have been prepared in accordance with generally accepted accounting principles in the United States and reflect the following significant accounting principles:

    (A) PRINCIPLES OF CONSOLIDATION

       The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Marine Shuttle Operations AS (MSO AS). Intercompany transactions and balances have been eliminated.

    (B) ESTIMATES AND ASSUMPTIONS

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                         MARINE SHUTTLE OPERATIONS INC.
                     (FORMERLY GEOTECK INTERNATIONAL, INC.)
                         (A DEVELOPMENT STAGE COMPANY)
                             (A NEVADA CORPORATION)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                    SEPTEMBER 30, 1998 AND DECEMBER 31, 1997

                     (INFORMATION AS AT SEPTEMBER 30, 1998
                    AND FOR THE NINE MONTH PERIOD THEN ENDED
                                 IS UNAUDITED)
                                 (U.S. DOLLARS)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (C) EARNINGS (LOSS) PER COMMON SHARE

       In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings Per Share (SFAS 128), which established new standards for computing and presenting earnings per share effective for fiscal years ending after December 15, 1997. With SFAS 128, primary earnings per share is replaced by basic earnings per share, which is computed by dividing income available to common shareholders by the weighted average number of shares outstanding for the period. In addition, SFAS 128 requires the presentation of diluted earnings per share, which includes the potential dilution that could occur if dilutive securities were exercised or converted into common stock. The computation of diluted EPS does not assume the conversion or exercise of securities if their effect is anti-dilutive. Common equivalent shares consist of the common shares issuable upon the conversion of the convertible loan notes and special warrants (using the if-converted method) and incremental shares issuable upon the exercise of stock options and share purchase warrants (using the treasury stock method).

    (D) CASH AND CASH EQUIVALENTS

       Cash and cash equivalents consist of cash on hand, deposits in banks and highly liquid investments with an original maturity of three months or less.

    (E) INVESTMENTS

       The Company carries its investments in private companies at the lower of cost and net realizable value.

    (F) CAPITAL ASSETS

       Capital assets are recorded at cost. Depreciation is provided in the fiscal quarter subsequent to acquisition. Depreciation is charged to operations over the estimated useful lives of the assets as follows:

Computer equipment...........................................        35%
Office equipment.............................................        30%

       The carrying value of capital assets is reviewed on a regular basis for any permanent impairment in value. To date, no such impairment has been indicated.

       The building period for each shuttle is estimated to be 24 months. All direct costs including interest related to the construction of the shuttle are capitalized as incurred with amortization commencing when the shuttle is available for operation.

                         MARINE SHUTTLE OPERATIONS INC.
                     (FORMERLY GEOTECK INTERNATIONAL, INC.)
                         (A DEVELOPMENT STAGE COMPANY)
                             (A NEVADA CORPORATION)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                    SEPTEMBER 30, 1998 AND DECEMBER 31, 1997

                     (INFORMATION AS AT SEPTEMBER 30, 1998
                    AND FOR THE NINE MONTH PERIOD THEN ENDED
                                 IS UNAUDITED)
                                 (U.S. DOLLARS)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (G) GOODWILL AND OTHER INTANGIBLES

       Goodwill arising on acquisition and other purchased intangibles are amortized on a straight-line basis over periods ranging from 5 to 10 years. Management regularly reviews the carrying value of goodwill and intangibles based upon future expected cash flows. To date, no impairment has been indicated.

    (H) FINANCIAL INSTRUMENTS

       The Company estimates that the carrying values of its cash and cash equivalents, accounts payable, due to related party and note payable approximate fair value at September 30, 1998 and December 31, 1997 due to the short-term to maturity and the arms-length nature of the transactions.

    (I) FOREIGN CURRENCY TRANSLATION

       The Company's functional currency is the U.S. dollar since it is the primary economic environment in which the Company operates. Subsequent to the acquisition of MSO AS, management reviewed the operations of the Company to determine whether the functional currency had changed. It was determined that as all the Company's financing activities will be denominated in U.S. dollars and that a significant amount of the costs incurred in construction of shuttles will also be denominated in U.S. dollars that a change had not occurred.

       Transaction amounts denominated in foreign currencies are translated into U.S. dollars at exchange rates prevailing at the transaction dates. Carrying values of non-U.S. dollar assets and liabilities are adjusted at each balance sheet date to reflect the exchange rate prevailing at that date. Gains and losses arising from restatement of foreign currency assets and liabilities are included in earnings. Assets and liabilities of subsidiaries not reporting in U.S. dollars are translated into their U.S. dollar equivalents at rates of exchange prevailing at each balance sheet date. Revenues and expenses of such subsidiaries are translated at exchange rates prevailing on the dates on which such items are recognized in operations. Gains and losses arising from translation of financial statements of subsidiaries not reporting in U.S. dollars are deferred and disclosed as a separate component of shareholders' equity.

    (J) RECENT PRONOUNCEMENTS

       In June 1997, the Financial Accounting Standards Board issued Statement No. 130 (SFAS 130), Reporting Comprehensive Income, which is required to be adopted for fiscal years beginning on or after December 15, 1997. SFAS 130 establishes standards for the reporting and display of

                         MARINE SHUTTLE OPERATIONS INC.
                     (FORMERLY GEOTECK INTERNATIONAL, INC.)
                         (A DEVELOPMENT STAGE COMPANY)
                             (A NEVADA CORPORATION)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                    SEPTEMBER 30, 1998 AND DECEMBER 31, 1997

                     (INFORMATION AS AT SEPTEMBER 30, 1998
                    AND FOR THE NINE MONTH PERIOD THEN ENDED
                                 IS UNAUDITED)
                                 (U.S. DOLLARS)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) comprehensive income and its components in a full set of general purpose financial statements. Reclassification of financial statements for earlier periods presented is required. SFAS 130 does not currently apply to the Company as there are no items of comprehensive income in any period presented.

       In June 1997, the Financial Accounting Standards Board issued Statement No. 131 (SFAS 131), Disclosures About Segments of an Enterprise and Related Information, which is required to be adopted for fiscal years beginning on or after December 15, 1997. SFAS 131 establishes new standards for the reporting of segmented information in annual financial statements and requires the reporting of certain selected segmented information on interim reports to shareholders. The impact of SFAS 131 on the Company's financial statements is not expected to be material.

       In June 1998, the Financial Accounting Standards Board issued Statement No. 133 (SFAS 133), ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, which standardizes the accounting for derivative instruments. SFAS 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999. The impact on the Company's financial statements is not expected to be material.

3. INVESTMENT

    On December 31, 1997, the Company entered into a Securities Purchase Agreement ("Agreement") to acquire 100 shares (constituting a 50% interest) of Kaizen Food Corporation ("Kaizen"), a Canadian private company. The Company purchased 100 shares of Kaizen at $100,000 according to the Agreement. In the Agreement, the Company was required to raise $500,000 on or before January 20, 1998 to fund Kaizen's research and development activities. This requirement was not met by the Company; therefore, Kaizen had the right to repurchase its stock for $50,000 according to the Agreement. Kaizen repurchased the stock during the six months ended June 30, 1998 for $10,000 in full payment of the repurchase price.

4. ACQUISITION OF MARINE SHUTTLE OPERATIONS AS

    On April 14, 1998, the Company acquired 100% of the issued and outstanding stock of Marine Shuttle Operations AS, a Norwegian company ("MSO AS"), in exchange for 7,600,000 common shares of the Company. The 7,600,000 shares are held by a trustee pursuant to the terms of a pooling trust agreement. The shares cannot be sold prior to the release from the trust. The shares are to be released as to 10% on July 1, 1999, and an additional 30% on each of July 1, 2000, 2001, and 2002.

                         MARINE SHUTTLE OPERATIONS INC.
                     (FORMERLY GEOTECK INTERNATIONAL, INC.)
                         (A DEVELOPMENT STAGE COMPANY)
                             (A NEVADA CORPORATION)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                    SEPTEMBER 30, 1998 AND DECEMBER 31, 1997

                     (INFORMATION AS AT SEPTEMBER 30, 1998
                    AND FOR THE NINE MONTH PERIOD THEN ENDED
                                 IS UNAUDITED)
                                 (U.S. DOLLARS)

4. ACQUISITION OF MARINE SHUTTLE OPERATIONS AS (CONTINUED)
    This transaction has been accounted for using the purchase method and the purchase price has been allocated to the estimated fair value of net assets acquired as follows:

Estimated fair value of net assets acquired:
  Current assets--cash.........................................  $  416,635
                                                                 ----------
  Current liabilities..........................................     181,253
                                                                 ----------
                                                                    235,382
                                                                 ----------
Intangibles represented by agreements in the area of marketing,
  engineering and waste management.............................   2,281,460
                                                                 ----------
Goodwill.......................................................  20,533,144
                                                                 ----------
                                                                 23,049,986
                                                                 ----------
Less: Advances to MSO AS at date of acquisition................     249,986
                                                                 ----------
                                                                 $22,800,000
                                                                 ----------

    The results of operations of MSO AS have been consolidated from April 14, 1998.

5. CAPITAL ASSETS

                                                                                                   DECEMBER 31,
                                                                  SEPTEMBER 30, 1998                   1997
                                                      -------------------------------------------  -------------
                                                                      ACCUMULATED     NET BOOK       NET BOOK
                                                          COST       AMORTIZATION       VALUE          VALUE
                                                      -------------  -------------  -------------  -------------
Computer and office equipment.......................  $      41,013  $       5,275  $      35,738  $    --
                                                      -------------  -------------  -------------  -------------
Shuttle construction in progress....................        449,900       --              449,900       --
                                                      -------------  -------------  -------------  -------------
                                                      $     490,913  $       5,275  $     485,638  $    --
                                                      -------------  -------------  -------------  -------------
                                                      -------------  -------------  -------------  -------------

                         MARINE SHUTTLE OPERATIONS INC.
                     (FORMERLY GEOTECK INTERNATIONAL, INC.)
                         (A DEVELOPMENT STAGE COMPANY)
                             (A NEVADA CORPORATION)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                    SEPTEMBER 30, 1998 AND DECEMBER 31, 1997

                     (INFORMATION AS AT SEPTEMBER 30, 1998
                    AND FOR THE NINE MONTH PERIOD THEN ENDED
                                 IS UNAUDITED)
                                 (U.S. DOLLARS)

6. GOODWILL AND OTHER INTANGIBLES

                                                                                                   DECEMBER 31,
                                                                  SEPTEMBER 30, 1998                   1997
                                                      -------------------------------------------  -------------
                                                                      ACCUMULATED     NET BOOK       NET BOOK
                                                          COST       AMORTIZATION       VALUE          VALUE
                                                      -------------  -------------  -------------  -------------
Goodwill............................................  $  20,533,144  $   1,026,657  $  19,506,487  $    --
                                                      -------------  -------------  -------------  -------------
Marketing, engineering and waste management
  agreements........................................      2,281,460        228,146      2,053,314       --
                                                      -------------  -------------  -------------  -------------
                                                      $  22,814,604  $   1,254,803  $  21,559,801  $    --
                                                      -------------  -------------  -------------  -------------
                                                      -------------  -------------  -------------  -------------

7. ACQUISITION OF OFFSHORE SHUTTLE AS

    In May 1998, the Company acquired 3,291,738 shares of Offshore Shuttle AS, a Norwegian limited company ("OSAS"), representing approximately 68% of the outstanding OSAS capital stock, in exchange for 4,937,607 shares of the Company's common stock. All of such shares are being held in escrow subject to the registration statement covering the sale of the 4,937,607 shares of common stock being declared effective. On May 20, 1998, the Company entered into two agreements to acquire an additional 686,668 shares of OSAS (approximately 14% of the outstanding OSAS capital stock) in exchange for 1,030,002 shares of Common Stock (the "Additional OSAS Exchanges"). The consummation of the Additional OSAS Exchanges is subject to certain conditions precedent. The acquisition will be accounted for using the purchase method when all conditions of the acquisition have been satisfied.

    OSAS was established in November 1996, to develop and sell specialized technology applicable to the field of marine transportation. Through an agreement, OSAS has exclusive rights to use the technology related to the shuttle concept. Patents related to the shuttle concept and its technology are pending approval.

    OSAS and MSO AS are parties to Head License Agreement dated as of March 31, 1998, as amended September 2, 1998 and as further amended November 20, 1998. The Company acquired MSO AS in April 1998 (see Note 4). Pursuant to the agreement, OSAS granted MSO AS the exclusive right to build and operate five offshore shuttles, an exclusive option to build and operate two additional offshore shuttles thereafter, and a right of first refusal with respect to any offshore shuttle licenses that OSAS may seek to grant during a specified future period. In addition, based on functional specifications for each offshore shuttle to be agreed upon, OSAS shall provide MSO AS with the pre-engineering work, including designs and descriptions of operational procedures, necessary to construct the offshore shuttles.

    In consideration for the licenses granted and pre-engineering services to be provided, OSAS shall receive a construction fee equal to ten percent of the construction price of each of the offshore shuttles, an

                         MARINE SHUTTLE OPERATIONS INC.
                     (FORMERLY GEOTECK INTERNATIONAL, INC.)
                         (A DEVELOPMENT STAGE COMPANY)
                             (A NEVADA CORPORATION)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                    SEPTEMBER 30, 1998 AND DECEMBER 31, 1997

                     (INFORMATION AS AT SEPTEMBER 30, 1998
                    AND FOR THE NINE MONTH PERIOD THEN ENDED
                                 IS UNAUDITED)
                                 (U.S. DOLLARS)

7. ACQUISITION OF OFFSHORE SHUTTLE AS (CONTINUED) operating fee equal to sixteen percent of the gross profit for each contract finalized by MSO AS involving the use of an offshore shuttle, and an exclusivity fee equal to one percent of the aggregate construction price of offshore shuttles two through five ($2,000,000 of which must be remitted to OSAS by June 1, 1999). Other services rendered by OSAS will be invoiced to MSO AS on fair market terms.

    The parties have agreed that orders for each of the first five offshore shuttles shall be placed in specific years in the period between 1998 through year 2003. The order for the first offshore shuttle is to be placed by June 1, 1999. Subject, in each case, to an option to extend the order dates by twelve months upon payment of a $900,000 option exercise fee, an order for the second offshore shuttle must be placed no later than six months after successful testing of the first offshore shuttle, and the remaining three Offshore Shuttles must be ordered by December 31st of each year thereafter. If an order is not placed on or before the required date, then for the twelve-month period thereafter OSAS shall be entitled to grant a license to build one offshore shuttle to a third party.

8. NOTES PAYABLE

    By a Loan Agreement dated March 12, 1998, as amended August 27, 1998 and September 24, 1998, the Company arranged a loan facility with ValorInvest Ltd. ("ValorInvest") whereby ValorInvest would advance up to $3,500,000.

    The loan facility is evidenced by three promissory notes. Interest accrues from the date of each advance at 7.5% per annum. The entire balance of the notes shall be due and payable upon the earlier of December 31, 1998 or the completion of a public offering for gross proceeds of at least $100,000,000.

9. RELATED PARTY TRANSACTIONS

    During the period ended December 31, 1997, the Company incurred $40,000 in management fees to a company related by a common director. Effective February 1, 1998, the Company entered into a six month consulting agreement with an officer/director of the Company for a monthly fee of $5,000 per month and entered into a six month consulting agreement with a company controlled by an officer/former director for a monthly charge of $2,500. These agreements were terminated on February 19, 1998 and April 14, 1998, respectively. The Company subsequently entered into a two year employment agreement with the officer/ director for $60,000 per annum and a two year personnel services agreement with the company controlled by an officer/ former director for $32,100 per annum.

    The Company currently leases office space at $750 per month from Intercap Resource Management U.S., Inc., a wholly-owned subsidiary of Intercap Resource Management Corp. ("Intercap"). Effective February 1, 1998, the Company entered into a six month agreement with a former director of Intercap to

                         MARINE SHUTTLE OPERATIONS INC.
                     (FORMERLY GEOTECK INTERNATIONAL, INC.)
                         (A DEVELOPMENT STAGE COMPANY)
                             (A NEVADA CORPORATION)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                    SEPTEMBER 30, 1998 AND DECEMBER 31, 1997

                     (INFORMATION AS AT SEPTEMBER 30, 1998
                    AND FOR THE NINE MONTH PERIOD THEN ENDED
                                 IS UNAUDITED)
                                 (U.S. DOLLARS)

9. RELATED PARTY TRANSACTIONS (CONTINUED) provide consulting services for $10,000 per month, ($60,000 was paid during the nine month period ended September 30, 1998).

    Effective June 1, 1998, the Company entered into a two-year employment agreement with the President of the Company, whereby the President shall receive remuneration of $100,000 per annum.

    MSO AS is a party to a personnel services agreement and an accounting services agreement with RC Consultants AS. The Chairman of RC Consultants AS is also the Chairman of MSO AS.

    MSO AS is a party to a cooperation agreement with Schuller Industrieentsorgung AG ("Schuller") pursuant to which Schuller shall provide waste management, onshore dismantling, and oil pollution prevention and cleanup services. As of September 30, 1998, the Company paid approximately $60,319 to Schuller for marketing research and other services rendered. The President and a director of the Company are members of the supervisory board of Schuller.

    MSO AS has entered into an agreement with Thyssen Stahlunion GmbH ("TSU") with respect to the marketing of its proposed services. As of September 30, 1998, approximately $63,174 had been paid to TSU under such agreement. Jurgen Ternieden, a director of the Company, is an officer and the head of the Pipes, Offshore, Special Products Department of TSU.

    During the period ended September 30, 1998, the Company paid approximately $87,000 to a law firm, a member of which is a director of the Company.

10. STOCKHOLDERS' EQUITY

    AUTHORIZED

    The Company amended the Company's Articles of Incorporation on April 9, 1998 to increase the Company's authorized capital stock from 40,000,000 shares of common stock to 75,000,000 shares of common stock and to change the name of the Company to Marine Shuttle Operations Inc.

    ISSUED

    The Company has entered into the following transactions related to its common shares:

    i) On incorporation of the Company 10,000,000 common shares were issued at $0.001 per share for proceeds of $10,000.

    ii) On June 16, 1997, the Company issued 10,000,000 common shares at $0.01 per share for proceeds of $100,000.

                         MARINE SHUTTLE OPERATIONS INC.
                     (FORMERLY GEOTECK INTERNATIONAL, INC.)
                         (A DEVELOPMENT STAGE COMPANY)
                             (A NEVADA CORPORATION)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                    SEPTEMBER 30, 1998 AND DECEMBER 31, 1997

                     (INFORMATION AS AT SEPTEMBER 30, 1998
                    AND FOR THE NINE MONTH PERIOD THEN ENDED
                                 IS UNAUDITED)
                                 (U.S. DOLLARS)

10. STOCKHOLDERS' EQUITY (CONTINUED)
    iii) On August 8, 1997, the Company issued 20,000 common shares at $3.00 per share for proceeds of $60,000.

    iv) On April 14, 1998, the Company issued 7,600,000 common shares in exchange for all of the issued and outstanding shares of MSO AS (see Note
       4).

    v) In May 1998, the Company issued 4,937,607 shares of common stock in exchange for 3,291,738 shares of OSAS.

    vi) On May 20, 1998, the Company entered into agreements to issue 1,030,002 common shares pursuant to the acquisition of 686,668 shares of OSAS (see
       Note 7).

    The Company has established a Stock Option Plan for employees, officers, directors, consultants, and advisors. Options granted under the Stock Option Plan may be either incentive stock option or non-qualified stock options. The Company has reserved 2,000,000 common shares for issuance under the Stock Option Plan. Options granted for issuance under the Stock Option Plan generally are not transferable, and the exercise price of incentive stock options must be at least equal to 100% (110% in the case of optionees who own more than 10% of the total combined voting power of all classes of stock of the Company) of the fair market value of the common shares on the date of grant. As of September 30, 1998, no options were outstanding under the Stock Option Plan.

11. INCOME TAXES

    The Company has not provided for an income tax liability due to the availability of operating loss carry-forwards. The Company has net operating losses which may give rise to future tax benefits of approximately $2,000,000 and $160,000 of September 30, 1998 and December 31, 1997, respectively. To the extent not used, net operating loss carryforwards expire in varying amounts beginning in the year 2012. Based on available evidence, including the Company's history of operating losses, the uncertainty of future profitability and the impact of tax laws which may limit the Company's ability to utilize such loss carryforwards, management has recorded a valuation allowance against the realization of the deferred tax assets.

12. SEGMENTED DISCLOSURES

    (a) The Company is currently marketing and making preparations for the construction of its first offshore shuttle for the removal of offshore oil and gas structures. In accordance with SFAS No. 131 the Company considers its business to consist of one reportable operating segment.

                         MARINE SHUTTLE OPERATIONS INC.
                     (FORMERLY GEOTECK INTERNATIONAL, INC.)
                         (A DEVELOPMENT STAGE COMPANY)
                             (A NEVADA CORPORATION)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                    SEPTEMBER 30, 1998 AND DECEMBER 31, 1997

                     (INFORMATION AS AT SEPTEMBER 30, 1998
                    AND FOR THE NINE MONTH PERIOD THEN ENDED
                                 IS UNAUDITED)
                                 (U.S. DOLLARS)

12. SEGMENTED DISCLOSURES (CONTINUED)
    (b) The Company currently has long-lived assets, other then goodwill and intangibles, comprising capital assets totalling $485,638 at September 30, 1998 all of which are located in Norway.

13. SUBSEQUENT EVENTS

    The Company filed a registration statement on Form S-1 with the United States Securities and Exchange Commission covering the sale of 13,567,609 shares of common stock held by certain selling stockholders of the Company.

    The Company intends to raise $15 million through a private placement of Common Stock through Berliner Effektenbank AG, a German investment bank. In addition, the Company has entered into an engagement letter with MFC Merchant Bank S.A. ("MFC") pursuant to which MFC shall act, on a best-efforts basis, as exclusive agent for the Company in raising up to DM 215,000,000 (approximately $126,000,000) (the "MFC Financing"). As consideration for its services, MFC shall receive a fee equal to five percent of the money raised plus DM 100,000 (approximately $60,000) per month until the completion or termination of the MFC Financing. In addition, all of MFC's out-of-pocket expenses shall be reimbursed, and if the Company raises the necessary funds through another source, MFC shall receive a break-up fee equal to the greater of $1,200,000 or 350,000 shares of Common Stock. Although the structure of the MFC Financing has yet to be determined, the Company anticipates that it will be principally through the issuance of government guaranteed debt.

INDEPENDENT AUDITORS' REPORT

We have been engaged to complete an audit of the balance sheet of Marine Shuttle Operations AS as of December 31, 1997 and the related statements of income, shareholder's equity and of cash flows for the period from December 10, 1997 (inception) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We are not the elected, statutory auditors of the Company.

We conducted our audit in accordance with International Standards on Auditing which do not differ materially from United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the financial position of Marine Shuttle Operations AS as of December 31, 1997 and the result of its operations and its cash flows for the period from December 10, 1997 (inception) to December 31, 1997, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE
25 June 1998
Oslo, Norway

                          MARINE SHUTTLE OPERATIONS AS
                        (A DEVELOPMENT STAGE ENTERPRISE)

            BALANCE SHEET AS OF APRIL 13, 1998 AND DECEMBER 31, 1997

                                                                        APRIL 13, 1998
                                                                          (UNAUDITED)         DECEMBER 31, 1997
                                                                    -----------------------  --------------------
                                                                        NOK         USD         NOK        USD
                                                                    -----------  ----------  ---------  ---------
                                                     ASSETS

CURRENT ASSETS
Cash and cash equivalents.........................................    3,178,720     416,635    998,827    136,532
                                                                    -----------  ----------  ---------  ---------
TOTAL CURRENT ASSETS..............................................    3,178,720     416,635    998,827    136,532
                                                                    -----------  ----------  ---------  ---------
TOTAL ASSETS......................................................    3,178,720     416,635    998,827    136,532
                                                                    -----------  ----------  ---------  ---------
                                                                    -----------  ----------  ---------  ---------

                                      LIABILITIES AND SHAREHOLDERS ' EQUITY

CURRENT LIABILITIES
Funding capital (Note 3)..........................................    1,907,268     249,986          0          0
Other current liabilities.........................................    1,382,871     181,253          0          0
                                                                    -----------  ----------  ---------  ---------
TOTAL CURRENT LIABILITIES.........................................    3,290,139     431,239          0          0
                                                                    -----------  ----------  ---------  ---------
TOTAL LIABILITIES.................................................    3,290,139     431,239          0          0
                                                                    -----------  ----------  ---------  ---------
SHAREHOLDERS' EQUITY
Share capital.....................................................      999,000     130,939    999,000    136,556
Deficit accumulated during the development stage..................   (1,110,419)   (145,543)      (173)       (24)
                                                                    -----------  ----------  ---------  ---------
TOTAL SHAREHOLDERS' EQUITY........................................     (111,419)    (14,604)   998,827    136,532
                                                                    -----------  ----------  ---------  ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY........................    3,178,720     416,635    998,827    136,532
                                                                    -----------  ----------  ---------  ---------
                                                                    -----------  ----------  ---------  ---------

   The accompanying notes are an integral part of these financial statements.

Translation of amounts from Norwegian Kroner (NOK) into U.S. dollars (USD) for the convenience of the reader has been made at the closing average rate by the Norwegian Central Bank on April 13, 1998, and December 31, 1997 of
USD 1 = NOK 7.6295 and USD 1 = NOK 7.3157 respectively.

                          MARINE SHUTTLE OPERATIONS AS
                        (A DEVELOPMENT STAGE ENTERPRISE)

                     STATEMENT OF LOSS FOR THE PERIOD FROM
               DECEMBER 10, 1997 (INCEPTION) TO DECEMBER 31, 1997
                               AND FOR THE PERIOD
                     FROM JANUARY 1, 1998 TO APRIL 13, 1998

                                                                                                         PERIOD FROM
                                                                                                     DECEMBER 10, 1997 TO
                                                       CUMULATIVE FROM           PERIOD ENDED
                                                          INCEPTION             APRIL 13, 1998        DECEMBER 31, 1997
                                                   -----------------------  -----------------------  --------------------
                                                       NOK         USD          NOK         USD         NOK        USD
                                                   -----------  ----------  -----------  ----------  ---------  ---------

                                                         (UNAUDITED)              (UNAUDITED)
                                                   -----------------------  -----------------------
Operating expenses...............................    1,109,873     145,978    1,109,873     145,978          0          0
                                                                            -----------  ----------  ---------  ---------
Financial expenses...............................          546          73          373          49        173         24
                                                   -----------  ----------  -----------  ----------  ---------  ---------
Total operating expenses.........................    1,110,419     146,051    1,110,246     146,027        173         24
                                                   -----------  ----------  -----------  ----------  ---------  ---------
Net loss before income tax (Note 4)..............   (1,110,419)   (146,051)  (1,110,246)   (146,027)      (173)       (24)
                                                   -----------  ----------  -----------  ----------  ---------  ---------
Net loss.........................................   (1,110,419)   (146,051)  (1,110,246)   (146,027)      (173)       (24)
                                                   -----------  ----------  -----------  ----------  ---------  ---------
                                                   -----------  ----------  -----------  ----------  ---------  ---------
Basic and diluted loss per share.................                                 (1.11)      (0.15)         0          0
                                                                            -----------  ----------  ---------  ---------
                                                                            -----------  ----------  ---------  ---------
Weighted average number of shares outstanding....                               999,000     999,000    999,000    999,000
                                                                            -----------  ----------  ---------  ---------
                                                                            -----------  ----------  ---------  ---------

   The accompanying notes are an integral part of these financial statements.

Translation of amounts from Norwegian Kroner (NOK) into U.S. dollars (USD) for the convenience of the reader has been made at the average rate for the period from December 10, 1997 to December 31, 1997 by the Norwegian Central Bank, of USD 1 = NOK 7.2920 and from January 1, 1998 to April 13, 1998 of
USD 1= NOK 7.6030.

                          MARINE SHUTTLE OPERATIONS AS
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  STATEMENT OF CASH FLOWS FOR THE PERIOD FROM
               DECEMBER 10, 1997 (INCEPTION) TO DECEMBER 31, 1997
                               AND FOR THE PERIOD
                     FROM JANUARY 1, 1998 TO APRIL 13, 1998

                              OPERATING ACTIVITIES

                                                                                                         PERIOD FROM
                                                                                  PERIOD FROM        DECEMBER 10, 1997 TO
                                                       CUMULATIVE FROM          JANUARY 1, 1998
                                                          INCEPTION            TO APRIL 13, 1998      DECEMBER 31, 1997
                                                   -----------------------  -----------------------  --------------------
                                                       NOK         USD          NOK         USD         NOK        USD
                                                   -----------  ----------  -----------  ----------  ---------  ---------

                                                         (UNAUDITED)              (UNAUDITED)
Operating activities:
Net loss.........................................   (1,110,419)   (145,544)  (1,110,246)   (145,520)      (173)       (24)
Working capital changes that provided (used)
  cash:
Other current liabilities........................    1,382,871     181,253    1,382,871     181,253          0          0
                                                   -----------  ----------  -----------  ----------  ---------  ---------
Net cash provided by operating activities........      272,452      35,709      272,625      35,733       (173)       (24)
                                                   -----------  ----------  -----------  ----------  ---------  ---------
Financing activities
Funding capital proceeds.........................    1,907,268     249,986    1,907,268     249,986          0          0
                                                   -----------  ----------  -----------  ----------  ---------  ---------
Proceeds from issuance of shares.................      999,000     130,939            0           0    999,000    136,556
                                                   -----------  ----------  -----------  ----------  ---------  ---------
                                                   -----------  ----------  -----------  ----------  ---------  ---------
Net cash provided by financing activities........    2,906,268     380,926    1,907,268     249,986    999,000    136,556
                                                   -----------  ----------  -----------  ----------  ---------  ---------
                                                   -----------  ----------  -----------  ----------  ---------  ---------
Net increase in cash and cash equivalents........    3,178,720     416,635    2,179,893     285,719    998,827    136,532
Cash and cash equivalents at beginning of
  period.........................................            0           0      998,827     130,916          0          0
                                                   -----------  ----------  -----------  ----------  ---------  ---------
Cash and cash equivalents at end of period.......    3,178,720     416,635    3,178,720     416,635    998,827    136,532
                                                   -----------  ----------  -----------  ----------  ---------  ---------
                                                   -----------  ----------  -----------  ----------  ---------  ---------

The accompanying notes are an integral part of these financial statements.

Translation of amounts from Norwegian Kroner (NOK) into U.S. dollars (USD) for the convenience of the reader has been made at the average rate for the period from November 26, 1996 to December 31, 1997, 1 USD = NOK 7.0250 (April 13, 1998:
1 USD = NOK 7.6030) for the Income Statement and at the closing average rate on December 31, 1997, at USD 1 = NOK 7.3157 (April 13, 1998: 1 USD = NOK 7.6295)
for the Balance Sheet.

                          MARINE SHUTTLE OPERATIONS AS
                        (A DEVELOPMENT STAGE ENTERPRISE)

             STATEMENT OF SHAREHOLDERS' EQUITY FROM JANUARY 1, 1998
    TO APRIL 13, 1998 AND FOR THE PERIOD FROM DECEMBER 10, 1997 (INCEPTION)
                              TO DECEMBER 31, 1997

                                                                                              DEFICIT
                                                                                            ACCUMULATED      TOTAL
                                                                                             DURING THE   SHAREHOLDERS
                                                      NUMBER OF     SHARE     RESTRICTED    DEVELOPMENT      EQUITY
                                                       SHARES      CAPITAL      RESERVE        STAGE          NOK
                                                     -----------  ---------  -------------  ------------  ------------
Paid-in capital at inception on December 10,
  1997.............................................     999,000     999,000       --             --           999,000
Net loss 1997......................................      --          --           --               (173)         (173)
                                                     -----------  ---------          ---    ------------  ------------
BALANCE DECEMBER 31, 1997..........................     999,000     999,000       --               (173)      998,827
NET LOSS JANUARY 1--APRIL 13, 1998.................      --          --           --         (1,110,246)   (1,110,246)
                                                     -----------  ---------          ---    ------------  ------------
BALANCE APRIL 13, 1998 (UNAUDITED).................     999,000     999,000       --         (1,110,419)     (111,419)
                                                     -----------  ---------          ---    ------------  ------------

The Company was established on December 10, 1997. At such time, 999,000 shares were issued for net proceeds of NOK 999,000 cash.

Marine Shuttle Operations AS had authorized, issued and outstanding ordinary shares having a par value of NOK 1,- per share for the period ended April 13, 1998.

The accompanying notes are an integral part of these financial statements.

                          MARINE SHUTTLE OPERATIONS AS
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO THE FINANCIAL STATEMENTS FOR THE PERIOD FROM

               DECEMBER 10, 1997 (INCEPTION) TO DECEMBER 31, 1997
           AND FOR THE PERIOD FROM JANUARY 1, 1998 TO APRIL 13, 1998

                 (INFORMATION AS OF APRIL 13, 1998 AND FOR THE
                        PERIOD THEN ENDED IS UNAUDITED)

NOTE 1--NATURE OF BUSINESS

    Marine Shuttle Operations AS (the Company) was established December 10, 1997. The Company is seeking to become a leading player in the market for decommissioning, installing and transporting offshore oil and gas structures. The Company initially intends to concentrate its efforts on decommissioning fixed steel structures, primarily the several hundred large steel installations situated in the intermediate water depths. The Company has formed strategic alliances to test, develop, manufacture and commercialize the shuttle concept.

    On April 14, 1998, Marine Shuttle Operations Inc. acquired all of the issued and outstanding capital stock of the Company, consisting of 999,000 shares of voting common stock, in exchange for 7,600,000 shares of common voting stock of Marine Shuttle Operations Inc.

    See Note 6--Subsequent events.

NOTE 2--ACCOUNTING PRINCIPLES

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents consist of cash on hand, deposits in banks and highly liquid investments with an original maturity of three months or less.

INCOME TAXES

    The Company accounts for income taxes using the asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or tax returns.

ESTIMATES AND ASSUMPTIONS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3--FUNDING CAPITAL


    As of April 13, 1998, the Company had borrowed USD 249,986 (NOK 1,907,286) from Marine Shuttle Operations Inc. Thereafter, the Company entered into a Loan Agreement (the "Loan Agreement"), dated May 13, 1998, with Marine Shuttle Operations Inc. The amounts previously borrowed by the Company from Marine Shuttle Operations Inc. are subject to the terms of the Loan Agreement. Under the terms of the Loan Agreement, Marine Shuttle Operations Inc. will provide the Company a loan of up to USD 1,500,000. The loan bears an interest rate of 6% per annum.

                          MARINE SHUTTLE OPERATIONS AS
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO THE FINANCIAL STATEMENTS FOR THE PERIOD FROM

               DECEMBER 10, 1997 (INCEPTION) TO DECEMBER 31, 1997
           AND FOR THE PERIOD FROM JANUARY 1, 1998 TO APRIL 13, 1998

                 (INFORMATION AS OF APRIL 13, 1998 AND FOR THE
                        PERIOD THEN ENDED IS UNAUDITED)

NOTE 4--INCOME TAX

INCOME TAX COMPUTATION

                                                                                                    PERIOD ENDED
                                                                                                  DECEMBER 31, 1997
                                                                                                 -------------------
Net loss before tax............................................................................            (173)
Tax loss carry forward.........................................................................            (173)
                                                                                                            ---
Current tax payable............................................................................               0
                                                                                                            ---
                                                                                                            ---

TEMPORARY DIFFERENCES AS OF DECEMBER 31, 1997

                                                                                                  DECEMBER 31, 1997
                                                                                                 -------------------
Tax loss carry forward.........................................................................            (173)
                                                                                                            ---
Net............................................................................................            (173)
                                                                                                            ---
28% deferred tax asset.........................................................................              48
Valuation allowance............................................................................             (48)
                                                                                                            ---
Deferred tax asset.............................................................................               0
                                                                                                            ---
                                                                                                            ---

    The Company's tax loss carry forward expires in 2007.

    Based on available evidence, including the Company's history of operating losses and the uncertainty of future profitability, management has recorded a valuation allowance to reduce the deferred tax asset to zero.

NOTE 5--RELATED PARTIES TRANSACTIONS

ENGAGEMENT AGREEMENT, MANAGING DIRECTOR

    Mr. Steve Adshead will act as the Managing Director for a limited period until a permanent person has been hired for that position. For 1998 Mr. Steve Adshead will be paid based on a daily rate of NOK 6,000, limited to NOK 80,000 per month. He will continue as an executive director after the expiration of this agreement.

ENGAGEMENT AGREEMENT, WORKING CHAIRMAN OF THE BOARD

    Mr. Sverre Hansen will act as Working Chairman of the Board of the Company for a limited period until the General Assembly elects another person. For 1998 Mr. Sverre Hansen will be paid based on a daily rate of NOK 6,000, limited to NOK 50,000 per month.

                          MARINE SHUTTLE OPERATIONS AS
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO THE FINANCIAL STATEMENTS FOR THE PERIOD FROM

               DECEMBER 10, 1997 (INCEPTION) TO DECEMBER 31, 1997
           AND FOR THE PERIOD FROM JANUARY 1, 1998 TO APRIL 13, 1998

                 (INFORMATION AS OF APRIL 13, 1998 AND FOR THE
                        PERIOD THEN ENDED IS UNAUDITED)

NOTE 5--RELATED PARTIES TRANSACTIONS (CONTINUED)
AGREEMENT WITH AN ENGINEERING COMPANY

    Marine Shuttle Operations AS has entered into a personnel services agreement and an accounting services agreement with RC Consultants AS. Mr. Sverre Hansen, the Chairman of the Board of Directors of RC Consultants AS, is the Chairman of the Board of Directors of Marine Shuttle Operations AS. Compensation for services rendered under such agreements is to be based on normal trade terms.

AGREEMENT WITH A SERVICE COMPANY

    Marine Shuttle Operations AS has entered into an agreement with Schuller Industrietsordnung GmbH. Mr. Franz Eder, the President and Chairman of the Board of Marine Shuttle Operations Inc., and Dr. Hubert Besner, a director of Marine Shuttle Operations Inc., are members fo the Supervisory Board of Schuller Industrietsordnung GmbH. Compensation for services rendered under such agreement is to be based on normal trade terms.

NOTE 6--SUBSEQUENT EVENTS

ACQUISITION BY MARINE SHUTTLE OPERATIONS INC.

    On April 14, 1998, Marine Shuttle Operations Inc. acquired all of the issued and outstanding capital stock of the Company in exchange for 7,600,000 shares of common stock of Marine Shuttle Operations Inc.

HEAD LICENSE AGREEMENT

    The Company entered into a Head License Agreement with Offshore Shuttle AS dated March 31, 1998, as amended. Pursuant to the Head License Agreement, Offshore Shuttle AS granted Marine Shuttle Operations AS the exclusive right to build and operate five offshore shuttles, an exclusive option to build and operate two additional offshore shuttles thereafter, and a right of first refusal with respect to any offshore shuttle licenses that Offshore Shuttle AS may seek to grant during a specified future period.

    In addition, based on functional specifications for each offshore shuttle to be agreed upon, Offshore Shuttle AS shall provide Marine Shuttle Operations AS with the pre-engineering work, including designs and descriptions of operational procedures, necessary to construct the offshore shuttles.

    In consideration for the licenses granted and pre-engineering services to be provided, Offshore Shuttle AS shall receive a construction fee equal to ten percent of the construction price of each of the offshore shuttles, an operating fee equal to sixteen percent of the gross profit for each contract finalized by Marine Shuttle Operations AS involving the use of an offshore shuttle, and an exclusivity fee equal to one percent of the aggregate construction price of offshore shuttles two through five. Other services rendered by Offshore Shuttle AS will be invoiced to Marine Shuttle Operations AS on fair market terms.

    The parties have agreed that yard orders for each of the first five offshore shuttles shall be placed in specific years in the period between 1998 through year 2003. The order for the first offshore shuttle is to be placed by June 1, 1999. Subject, in each case, to an option to extend the order dates by twelve months upon

                          MARINE SHUTTLE OPERATIONS AS
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO THE FINANCIAL STATEMENTS FOR THE PERIOD FROM

               DECEMBER 10, 1997 (INCEPTION) TO DECEMBER 31, 1997
           AND FOR THE PERIOD FROM JANUARY 1, 1998 TO APRIL 13, 1998

                 (INFORMATION AS OF APRIL 13, 1998 AND FOR THE
                        PERIOD THEN ENDED IS UNAUDITED)

NOTE 6--SUBSEQUENT EVENTS (CONTINUED)
payment of a $900,000 option exercise fee, an order for the second offshore shuttle must be placed no later than six months after successful testing of the first offshore shuttle, and the remaining three offshore shuttles must be ordered by December 31st of each year thereafter. If an order is not placed on or before the required date, then for the twelve-month period thereafter Offshore Shuttle AS shall be entitled to grant a license to build one offshore shuttle to a third party.

    The binding nature of the Head License Agreement is conditional upon Offshore Shuttle AS having received payment from Marine Shuttle Operations AS of the first installment of the exclusivity fee of USD 2,000,000 by June 1, 1999 and Marine Shuttle Operations AS having placed a firm order for offshore shuttle number one with a construction yard by the same date.

LEASE AGREEMENTS

    In April 1998, Marine Shuttle Operations AS entered into a lease for office space. The agreement was for six months commencing April 15, 1998 with an option to renew the agreement for one year at a time. The rent during such six month period is NOK 84,000. Thereafter, the Company entered into a ten-year lease for new office space commencing August 31, 1998. The annual lease is NOK 168,000, subject to an adjustment based on the Consumer Price Index.

THYSSEN STAHLUNION GMBH--STRATEGIC ALLIANCE

    Pursuant to a Marketing Aggreement dated April 14, 1998, Thyssen Stahlunion GmbH will market the Offshore Shuttle on a worldwide basis to major oil companies, offshore contractors, and others as part of its package of offshore services. In addition, Thyssen Stahlunion GmbH shall act as a procurement service center for the steel and equipment to be used in constructing the Offshore Shuttle, and shall have a right of first refusal to lease the Offshore Shuttle if Thyssen Stahlunion GmbH is engaged in any decommissioning, transportation, or installation project. Thyssen Stahlunion GmbH shall receive a commission at a rate to be agreed upon for its marketing services and shall be precluded from promoting any products or services competitive with those of the Company.

RC CONSULTANTS AS--STRATEGIC ALLIANCE

    Pursuant to a personnel agreement with Marine Shuttle Operations AS, RC Consultants AS will provide Marine Shuttle Operations AS with the engineers and technicians needed during the design, engineering, fabrication, and operation of the Offshore Shuttle. In addition, pursuant to an accounting services agreement, RC Consultants AS will provide Marine Shuttle Operations AS with bookkeeping assistance.

SCHULLER INDUSTRIEENTSORDNUNG GMBH--STRATEGIC ALLIANCE

    Schuller Industrieentsordnung GmbH is a service company specializing in waste management, onshore dismantling and oil pollution prevention and clean-up. Marine Shuttle Operations AS and Schuller Industrieentsordnung GmbH have entered into a cooperation agreement pursuant to which Schuller Industrieentsordnung GmbH will provide such services to Marine Shuttle Operations AS, subject to the execution of a written agreement on a project-specific basis. Compensation for services rendered are based on normal business terms.

INDEPENDENT AUDITORS' REPORT

We have been engaged to complete an audit of the balance sheet of Offshore Shuttle AS as of December 31, 1997 and 1996 and the related statements of income, shareholders' equity and of cash flows for the twelve month period ended December 31, 1997 and the period from November 29, 1996 (date of inception) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We are not the elected, statutory auditors of the Company.

We conducted our audit in accordance with International Standards on Auditing which do not differ materially from United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the financial position of Offshore Shuttle AS as of December 31, 1997 and 1996 and the result of its operations and its cash flows for the twelve month period ended December 31, 1997 and the period from November 29, 1996 (date of inception) to December 31, 1996, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE

25 June 1998
Oslo, Norway

                              OFFSHORE SHUTTLE AS
                        (A DEVELOPMENT STAGE ENTERPRISE)

     BALANCE SHEET AS OF DECEMBER 31, 1996 AND 1997 AND SEPTEMBER 30, 1998

                                                      SEPTEMBER 30, 1998     DECEMBER 31, 1997     DECEMBER 31, 1996
                                                     ---------------------  --------------------  --------------------
                                                        NOK         USD        NOK        USD        NOK        USD
                                                     ----------  ---------  ---------  ---------  ---------  ---------

                                                          (UNAUDITED)
                                                     ---------------------
ASSETS

Current assets
Cash and cash equivalents..........................   9,226,357  1,249,084  22,155,782 3,028,525    990,540    153,489
Restricted cash (Note 3)...........................     880,938    119,263    230,627     31,525
Accounts receivable (Note 4).......................     100,000     13,538    100,000     13,669          0          0
Other current assets (Note 5)......................   1,224,126    165,725    897,862    122,731          0          0
                                                     ----------  ---------  ---------  ---------  ---------  ---------
Total current assets...............................  11,431,421  1,547,610  23,384,271 3,196,450    990,540    153,489
                                                     ----------  ---------  ---------  ---------  ---------  ---------
Capital assets
Patents............................................     401,104     54,302     --         --         --         --
Furniture, fixtures and equipment, net of
  accumulated depreciation (Note 6)................     843,745    114,228    398,700     54,499          0          0
                                                     ----------  ---------  ---------  ---------  ---------  ---------
Total capital assets...............................   1,244,849    168,530    398,700     54,499          0          0
                                                     ----------  ---------  ---------  ---------  ---------  ---------
Total assets.......................................  12,676,270  1,716,140  23,782,971 3,250,949    990,540    153,489
                                                     ----------  ---------  ---------  ---------  ---------  ---------
                                                     ----------  ---------  ---------  ---------  ---------  ---------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable...................................   3,033,318    410,657  2,193,599    299,848          0          0
Social security and employees taxes, accrued
  salaries.........................................   1,065,943    144,310    377,095     51,546          0          0
Other current liabilities..........................      21,220      2,873     21,220      2,901    890,540    137,993
                                                     ----------  ---------  ---------  ---------  ---------  ---------
Total current liabilities..........................   4,120,481    557,840  2,591,914    354,295    890,540    137,993
                                                     ----------  ---------  ---------  ---------  ---------  ---------
Shareholders' equity
Share capital......................................     241,600     32,708    241,100     32,957    100,000     15,495
Restricted reserve.................................   5,650,000    764,909  5,650,000    772,312          0          0
Other paid in capital..............................  24,777,090  3,354,375  24,646,790 3,421,894          0          0
Deficit accumulated during the development stage...  (22,112,901) (2,993,692) (9,346,833) (1,330,509)
                                                     ----------  ---------  ---------  ---------  ---------  ---------
Total shareholders' equity.........................   8,555,789  1,158,300  21,191,057 2,896,654    100,000     15,495
                                                     ----------  ---------  ---------  ---------  ---------  ---------
Total liabilities and shareholders' equity.........  12,676,270  1,716,140  23,782,971 3,250,949    990,540    153,489
                                                     ----------  ---------  ---------  ---------  ---------  ---------
                                                     ----------  ---------  ---------  ---------  ---------  ---------

Translation of amounts from Norwegian kroner (NOK) into U.S. dollars (USD) for the convenience of the reader has been made at the closing average rates by the Norwegian Central Bank on September 30, 1998 and December 31, 1997 and December 31, 1996 of USD 1 = 7.3865 and USD 1 = 7.3157 and USD 1 = 6.4535 respectively.

                              OFFSHORE SHUTTLE AS
                        (A DEVELOPMENT STAGE ENTERPRISE)

                     STATEMENT OF LOSS FOR THE PERIOD FROM

              NOVEMBER 29, 1996 (INCEPTION) TO DECEMBER 31, 1996,

        THE TWELVE MONTHS ENDED DECEMBER 31, 1997, THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND CUMULATIVE FROM INCEPTION TO SEPTEMBER 30, 1998

                             CUMULATIVE FROM                                                            PERIOD FROM
                              INCEPTION TO           NINE MONTHS ENDED           YEAR ENDED         NOVEMBER 29, 1996 TO
                           SEPTEMBER 30, 1998       SEPTEMBER 30, 1998       DECEMBER 31, 1997       DECEMBER 31, 1996
                         -----------------------  -----------------------  ----------------------  ----------------------
                             NOK         USD          NOK         USD         NOK         USD         NOK         USD
                         -----------  ----------  -----------  ----------  ----------  ----------  ----------  ----------

                         (UNAUDITED)              (UNAUDITED)
Operating revenue and
  expenses
Fees...................     500,000       70,165     100,000       13,225     400,000      56,940           0           0
                         -----------  ----------  -----------  ----------  ----------  ----------  ----------  ----------
Total operating
  revenue..............     500,000       70,165     100,000       13,225     400,000      56,940           0           0
                         -----------  ----------  -----------  ----------  ----------  ----------  ----------  ----------
Salaries and other
  personnel expenses...   3,440,525      470,634   1,893,846      250,466   1,546,679     220,168           0           0
Research and
  development..........   6,417,017      893,791   1,947,562      257,570   4,469,455     636,221           0           0
Pre-engineering
  expenses.............   6,171,822      816,238   6,171,822      816,238           0           0           0           0
General and
  administrative
  expenses.............   7,060,622      973,713   3,105,793      410,748   3,954,829     562,965           0           0
Depreciation...........     240,969       32,760     152,669       20,191      88,300      12,569           0           0
Interest
  income/expense,
  net..................    (718,054)     (98,119)   (405,624)     (53,645)   (312,430)    (44,474)          0           0
                         -----------  ----------  -----------  ----------  ----------  ----------  ----------  ----------
Total operating
  expenses.............  22,612,901    3,089,017  12,866,068    1,701,568   9,746,833   1,387,449           0           0
                         -----------  ----------  -----------  ----------  ----------  ----------  ----------  ----------
Net loss before income
  tax (Note 7).........  (22,112,901) (3,018,852) (12,766,068) (1,688,343) (9,346,833) (1,330,509)          0           0
                         -----------  ----------  -----------  ----------  ----------  ----------  ----------  ----------
Net loss...............  (22,112,901) (3,018,852) (12,766,068) (1,688,343) (9,346,833) (1,330,509)          0           0
                         -----------  ----------  -----------  ----------  ----------  ----------  ----------  ----------
                         -----------  ----------  -----------  ----------  ----------  ----------  ----------  ----------
Basic and diluted loss
  per share............                                (2.64)       (0.35)      (2.67)      (0.38)          0           0
                                                  -----------  ----------  ----------  ----------  ----------  ----------
                                                  -----------  ----------  ----------  ----------  ----------  ----------
Weighted average number
  of shares
  outstanding..........                            4,827,000    4,827,000   3,505,000   3,505,000   2,000,000   2,000,000

   The accompanying notes are an integral part of these financial statements.

Translation of amounts from Norwegian kroner (NOK) into U.S. dollars (USD) for the convenience of the reader has been made at the average rate by the Norwegian Central Bank for the periods from January 1, 1998 to September 30, 1998 and from November 29, 1996 to December 31, 1997of USD 1 = NOK 7.5613 and of USD 1 = NOK
7.0250 respectively.

                              OFFSHORE SHUTTLE AS
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  STATEMENT OF CASH FLOWS FOR THE PERIOD FROM

              NOVEMBER 29, 1996 (INCEPTION) TO DECEMBER 31, 1996,

        THE TWELVE MONTHS ENDED DECEMBER 31, 1997, THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND CUMULATIVE FROM INCEPTION TO SEPTEMBER 30, 1998

                           CUMULATIVE FROM                                                              PERIOD FROM
                             INCEPTION TO           NINE MONTHS ENDED            YEAR ENDED         NOVEMBER 29, 1996 TO
                          SEPTEMBER 30, 1998        SEPTEMBER 30, 1998       DECEMBER 31, 1997       DECEMBER 31, 1996
                       ------------------------  ------------------------  ----------------------  ----------------------
                           NOK          USD          NOK          USD         NOK         USD         NOK         USD
                       -----------  -----------  -----------  -----------  ----------  ----------  ----------  ----------

                       (UNAUDITED)  (UNAUDITED)  (UNAUDITED)  (UNAUDITED)
Operating activities:
Net loss.............  (22,112,901) (2,993,691)  (12,766,068) (1,728,297)  (9,346,833) (1,330,510)          0           0
Adjustments to
  reconcile net loss
  to net cash used in
  operating
  activities:
Depreciation.........     240,969       32,623      152,669       20,669       88,300      12,569           0           0
Working capital
  changes that
  provided (used)
  cash:
  Accounts
    receivable.......    (100,000)     (13,538)           0            0     (100,000)    (13,669)          0           0
  Other current
    assets and
    restricted
    cash.............  (2,105,064)    (284,988)    (976,575)    (132,211)  (1,128,489)   (154,256)          0           0
  Current
    liabilities......   4,120,481      557,839    1,528,567      206,941    1,701,374     232,565     890,540     137,993
                       -----------  -----------  -----------  -----------  ----------  ----------  ----------  ----------
Net cash provided
  (used) by operating
  activities.........  (19,956,515) (2,701,755)  (12,061,407) (1,632,899)  (8,785,648) (1,253,301)    890,540     137,993
                       -----------  -----------  -----------  -----------  ----------  ----------  ----------  ----------
Investing activities:
Patents..............    (401,104)     (54,302)    (401,104)     (54,302)
Purchases of
  furniture, fixtures
  and equipment......  (1,084,713)    (146,851)    (597,713)     (80,920)    (487,000)    (67,069)          0           0
                       -----------  -----------  -----------  -----------  ----------  ----------  ----------  ----------
Net cash used in
  investing
  activities.........  (1,485,817)    (201,153)    (998,817)    (135,222)    (487,000)    (67,069)          0           0
                       -----------  -----------  -----------  -----------  ----------  ----------  ----------  ----------
Financing activities:
Proceeds from
  issuance of shares,
  net of offering
  costs..............  30,668,689    4,151,992      130,799       17,708   30,437,890   4,213,496     100,000      15,495
                       -----------  -----------  -----------  -----------  ----------  ----------  ----------  ----------
Net cash provided by
  financing
  activities.........  30,668,689    4,151,992      130,799       17,708   30,437,890   4,213,496     100,000      15,495
                       -----------  -----------  -----------  -----------  ----------  ----------  ----------  ----------
Net increase
  (decrease) in cash
  and cash
  equivalents........   9,226,357    1,249,084   (12,929,425) (1,750,413)  21,165,242   2,893,126     990,540     153,489
Cash and cash
  equivalents at
  beginning of
  period.............           0            0   22,155,782   2,`999,497      990,540     135,399           0           0
                       -----------  -----------  -----------  -----------  ----------  ----------  ----------  ----------
Cash and cash
  equivalents at end
  of period..........   9,226,357    1,249,084    9,226,357    1,249,084   22,155,782   3,028,525     990,540     153,489
                       -----------  -----------  -----------  -----------  ----------  ----------  ----------  ----------
                       -----------  -----------  -----------  -----------  ----------  ----------  ----------  ----------

   The accompanying notes are an integral part of these financial statements.

Translation of amounts from Norwegian kroner (NOK) into U.S. Dollars (USD) for the convenience of the reader has been made at the average rate from the period from November 29, 1996 to December 31, 1997, 1 USD = NOK 7.0250 (September 30, 1998: 1 USD = NOK 7.5613) for the Income Statement and at the closing average rate on December 31, 1996, at USD 1 = NOK 6.4535 (December 31, 1997: 1 USD = NOK 7.3157; September 30, 1998: 1 USD = NOK 7.3865) for the Balance Sheet.

                              OFFSHORE SHUTTLE AS
                        (A DEVELOPMENT STAGE ENTERPRISE)

             STATEMENT OF SHAREHOLDERS' EQUITY FOR THE PERIOD FROM

              NOVEMBER 29, 1996 (INCEPTION) TO DECEMBER 31, 1996,

                 THE TWELVE MONTHS ENDED DECEMBER 31, 1997 AND
                    THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                                                                                                DEFICIT
                                        NUMBER OF                                             ACCUMULATED          TOTAL
                                         SHARES         SHARE     RESTRICTED   OTHER PAID      DURING THE      SHAREHOLDERS'
                                       OUTSTANDING     CAPITAL      RESERVE    IN CAPITAL  DEVELOPMENT STAGE      EQUITY
                                      -------------  -----------  -----------  ----------  ------------------  -------------
Paid-in capital at inception on
  November 29, 1996.................    2,000,000       100,000                                                     100,000
BALANCE, DECEMBER 31, 1996..........    2,000,000       100,000                                                     100,000
Share issue, January 6, 1997........    1,000,000        50,000    5,950,000                                      6,000,000
Offering costs......................                                (300,000)                                      (300,000)
Share issue, April 7, 1997..........      222,000        11,100                 1,986,900                         1,998,000
Share issue, September 8, 1997......    1,600,000        80,000                23,920,000                        24,000,000
Offering costs......................                                           (1,260,110)                       (1,260,110)
Net loss 1997.......................                                                            (9,346,833)      (9,346,833)
                                      -------------  -----------  -----------  ----------  ------------------  -------------
BALANCE, DECEMBER 31, 1997..........    4,822,000       241,100    5,650,000   24,646,790       (9,346,833)      21,191,057
Option exercised April 3, 1998......       10,000           500                   130,299                           130,799
NET LOSS JANUARY 1--SEPTEMBER 30,
  1998..............................                                                           (12,766,068)     (12,766,068)
                                      -------------  -----------  -----------  ----------  ------------------  -------------
BALANCE, SEPTEMBER 30, 1998
  (UNAUDITED).......................    4,832,000       241,600    5,650,000   24,777,089      (22,112,901)       8,555,788
                                      -------------  -----------  -----------  ----------  ------------------  -------------

Offshore Shuttle AS was established November 29, 1996 by means of the issuance of 1,000,000 shares in exchange for cash of NOK 100,000. On September 9, 1997 the Company carried out a share split, reducing the par value from NOK 0.10 to
0.05 per share. After giving effect to the split the number of shares issued was 2,000,000.

On January 6, 1997, the Company issued 1,000,000 shares for cash of NOK 5,700,000, net of offering costs of NOK 300,000. On April 7, 1997, the Company issued 222,000 shares for cash of NOK 1,998,000. On September 8, 1997, the Company issued 1,600,000 shares for cash of NOK 22,739,890, net of offering costs of NOK 1,260,110. On April 3, 1998, the Company issued 10,000 shares for cash of NOK 130,799 pursuant to the exercise of stock options.

Offshore Shuttle AS had authorized, issued and outstanding 4,832,000 ordinary shares having a par value of NOK 0.05 per share for the period ended September 30, 1998.

Share capital and Restricted Reserve of the Company constitute the nondistributable portion of shareholders' equity and are not available for dividend purposes.

   The accompanying notes are an integral part of these financial statements.

                              OFFSHORE SHUTTLE AS
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO THE FINANCIAL STATEMENTS FOR THE PERIOD FROM

              NOVEMBER 29, 1996 (INCEPTION) TO DECEMBER 31, 1996,
                   THE TWELVE MONTHS ENDED DECEMBER 31, 1997
                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 1998

               (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE
                      NINE MONTHS THEN ENDED IS UNAUDITED)

NOTE 1--NATURE OF BUSINESS

    Offshore Shuttle AS (the Company) was established November 29, 1996 in Oslo, Norway. The purpose of the Company is to commercially exploit the potential of the Shuttle concept.

    Through an agreement with Mr. Gunnar Foss and Mr. Per Bull Haugso/en (see
Note 10), the Company has the exclusive rights to the use of the technology related to the Shuttle concept. Patents related to the Shuttle concept and its technology are pending approval.

    In May 1988, Marine Shuttle Operations Inc. acquired 3,291,738 shares of the Company (representing approximately 68% of the outstanding shares in the Company) in exchange for 4,937,607 shares of Marine Shuttle Operations Inc. All of such shares are being held in escrow subject to the registration statement covering the sale of the 4,937,607 shares being declared effective. On May 20, 1998, Marine Shuttle Operations Inc. entered into two agreements to acquire an additional 686,668 shares of the Company, approximately 14% of the outstanding shares. The consummation of the acquisition of these additional shares is subject to certain conditions precedent.

    See Note 10, Subsequent Events, Head License Agreement.

NOTE 2--SIGNIFICANT ACCOUNTING PRINCIPLES

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents consist of cash on hand, deposits in banks and highly liquid investments with an original maturity of three months or less.

RESEARCH AND DEVELOPMENT

    Research and development costs are expensed when incurred.

INTANGIBLE ASSETS

    Patents are recorded at cost less accumulated amortization, which is calculated on a straight-line basis over the estimated useful life of the asset, when the patent has a defined and measurable relationship to future revenues. Accumulated amortization for all periods is NOK 0.

    Offshore Shuttle AS has eight patent applications pending in Norway with respect to various aspects of the Offshore Shuttle design and operation. The patent applications are currently subject to examination by the Norwegian patent authorities.

    Four of the applications have been filed pursuant to the Patent Cooperation Treaty. In addition, certain separate foreign patent applications have been filed in countries that are not party to the Patent Cooperation Treaty. The authorities in those countries are currently examining all foreign applications.

                              OFFSHORE SHUTTLE AS
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO THE FINANCIAL STATEMENTS FOR THE PERIOD FROM

              NOVEMBER 29, 1996 (INCEPTION) TO DECEMBER 31, 1996,
                   THE TWELVE MONTHS ENDED DECEMBER 31, 1997
                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 1998

               (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE
                      NINE MONTHS THEN ENDED IS UNAUDITED)

NOTE 2--SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)
FURNITURE, FIXTURES AND EQUIPMENT

    Furniture, fixtures and equipment are stated at cost. Depreciation is provided by the straight line method over the estimated service lives of the respective assets as follows:

Furniture..............................................................         20%
Computer equipment.....................................................         35%
Office equipment.......................................................         30%

    Management periodically reviews the carrying value of furniture, fixtures and equipment to ensure that any permanent impairment in value is recognized and reflected in the results from operations.

STOCK-BASED COMPENSATION

    The Company accounts for stock-based compensation using the intrinsic value based method in accordance with Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees.

FOREIGN CURRENCY TRANSACTIONS

    Transactions denominated in foreign currency are translated to NOK at the currency rate at the date of the transaction. Realized and unrealized gains or losses on monetary assets or liabilities denominated in a foreign currency are included in net income.

INCOME TAXES

    The Company accounts for income taxes using the asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or tax returns.

PENSION

    The Company has a defined benefit retirement plan which covers all employees.

    Plan benefits are based on years of service and final salary level. The plan is administered by an insurance company.

    Based on the short period of operations, no actuarial calculations of the pension plan status have been performed. An actuarial calculation is expected to be completed for the year ended December 31, 1998. The pension expense is not expected to have a material impact on the Company's results of operations.

                              OFFSHORE SHUTTLE AS
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO THE FINANCIAL STATEMENTS FOR THE PERIOD FROM

              NOVEMBER 29, 1996 (INCEPTION) TO DECEMBER 31, 1996,
                   THE TWELVE MONTHS ENDED DECEMBER 31, 1997
                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 1998

               (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE
                      NINE MONTHS THEN ENDED IS UNAUDITED)

NOTE 2--SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)
ESTIMATES AND ASSUMPTIONS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECENT PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board issued Statement No. 130 (SFAS 130), REPORTING COMPREHENSIVE INCOME, which is required to be adopted for fiscal years beginning on or after December 15, 1997. SFAS 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. SFAS 130 does not apply to the Company as there are no items of comprehensive income in any period presented.

    In June 1997, the Financial Accounting Standards Board issued Statement No. 131 (SFAS 131), DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, which is required to be adopted for fiscal years beginning on or after December 15, 1997. SFAS 131 establishes new standards for the reporting of segment information in annual financial statements and requires the reporting of certain selected segment information on interim reports to shareholders. The impact of SFAS 131 on the Company's financial statements is not expected to be material.

NOTE 3--RESTRICTED CASH

    Cash and cash equivalents include taxes withheld from employees of NOK 111,019 (September 30, 1998: 414,231) and rental deposit of NOK 119,608
(September 30, 1998: 466,707) as of December 31, 1997.

NOTE 4--ACCOUNTS RECEIVABLE

    Accounts receivable are recorded at net realizable value. No allowance for doubtful account is deemed necessary.

NOTE 5--OTHER CURRENT ASSETS

                                                                             DECEMBER 31, 1997
                                                                             -----------------
Prepaid expenses...........................................................        118,627
VAT receivable.............................................................        779,235
                                                                                   -------
                                                                                   897,862
                                                                                   -------
                                                                                   -------

                              OFFSHORE SHUTTLE AS
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO THE FINANCIAL STATEMENTS FOR THE PERIOD FROM

              NOVEMBER 29, 1996 (INCEPTION) TO DECEMBER 31, 1996,
                   THE TWELVE MONTHS ENDED DECEMBER 31, 1997
                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 1998

               (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE
                      NINE MONTHS THEN ENDED IS UNAUDITED)

NOTE 6--FURNITURE, FIXTURES AND EQUIPMENT

                                                                                    DECEMBER 31, 1997
                                                                    -------------------------------------------------
                                                                      OFFICE      COMPUTER
                                                                     EQUIPMENT    EQUIPMENT    FURNITURE     TOTAL
                                                                    -----------  -----------  -----------  ----------
November 26, 1996.................................................                                                  0
Additions during the period.......................................      60,617      285,839      140,544      487,000
Accumulated depreciation..........................................     (15,917)     (49,839)     (22,544)     (88,300)
                                                                    -----------  -----------  -----------  ----------
Net book value, December 31, 1997.................................      44,700      236,000      118,000      398,700
                                                                    -----------  -----------  -----------  ----------
                                                                    -----------  -----------  -----------  ----------


                                                                             SEPTEMBER 30, 1998 (UNAUDITED)
                                                                    -------------------------------------------------
Cost of March 31, 1997............................................      60,617      285,839      140,544      487,000
Additions during the period.......................................       5,390      332,906      198,364      536,659
                                                                    -----------  -----------  -----------  ----------
Sold furniture during the period..................................                               (10,000)     (10,000)
Accumulated depreciation..........................................     (23,050)    (107,858)     (39,006)    (169,914)
                                                                    -----------  -----------  -----------  ----------
                                                                    -----------  -----------  -----------  ----------
Net book value, September 30, 1998................................      42,957      510,887      289,902      843,745
                                                                    -----------  -----------  -----------  ----------
                                                                    -----------  -----------  -----------  ----------

NOTE 7--INCOME TAX

INCOME TAX COMPUTATION

                                                                                                   PERIOD ENDED
                                                                                                 DECEMBER 31, 1997
                                                                                                 -----------------
Net loss before tax............................................................................       (9,346,833)
Offering cost, charged to equity...............................................................       (1,560,110)
Other permanent differences....................................................................           12,805
Change in temporary differences................................................................          (50,772)
                                                                                                 -----------------
Tax loss carry forward.........................................................................      (10,944,910)
                                                                                                 -----------------
Current tax payable............................................................................                0
                                                                                                 -----------------
                                                                                                 -----------------

TEMPORARY DIFFERENCES AS OF DECEMBER 31, 1997
Furniture, fixtures and equipment..............................................................           50,772
Tax loss carry forward.........................................................................      (10,944,910)
                                                                                                 -----------------
Net............................................................................................      (10,894,138)
                                                                                                 -----------------
28% deferred tax asset.........................................................................        3,050,359
Valuation allowance............................................................................       (3,050,359)
                                                                                                 -----------------
Deferred tax asset.............................................................................                0
                                                                                                 -----------------
                                                                                                 -----------------

                              OFFSHORE SHUTTLE AS
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO THE FINANCIAL STATEMENTS FOR THE PERIOD FROM

              NOVEMBER 29, 1996 (INCEPTION) TO DECEMBER 31, 1996,
                   THE TWELVE MONTHS ENDED DECEMBER 31, 1997
                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 1998

               (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE
                      NINE MONTHS THEN ENDED IS UNAUDITED)

NOTE 7--INCOME TAX (CONTINUED)
    The Company's tax loss carry forward expires in 2007.

    Based on available evidence, including the Company's history of operating losses and the uncertainty of future profitability, management has recorded a valuation allowance to reduce the deferred tax asset to zero.

NOTE 8--STOCK INCENTIVE PLAN

    The Board is authorized to issue options to purchase 120,000 shares of stock to employees and Board members and options to purchase 100,000 shares of stock to cooperation partners. As of December 31, 1997, options to purchase 90,000 shares of stock have been issued to employees, Board members and cooperation partners.

    The exercise price for all options granted to date was equal to or in excess of the fair market value of the Company's stock at the date of grant. The exercise price for 80,000 and 10,000 options is NOK 12 and NOK 25, respectively. Under the terms of the option agreements, the exercise price increases 1% per month from the time of issuance until the date of exercise. The options may be exercised during a three year period following the date of issuance.

    See also Note 10.

NOTE 9--RELATED PARTIES TRANSACTIONS

RELATED PARTY TRANSACTIONS AND BALANCES INCLUDE:

CONSULTANCY AGREEMENT

    The Company has entered into a consultancy agreement with Mr. Gunnar Foss, a shareholder, Board member, Technical director and the inventor of the Shuttle.

    The agreement stipulates that monthly remuneration shall be paid to Mr. Gunnar Foss for consulting services provided to the Company. For the period ended December 31, 1997, the Company paid NOK 630,000 in accordance with the agreement. The agreement requires future minimum payments to Mr. Gunnar Foss of NOK 65,000 per month for consulting services, if used, for 1998 and 1999. In January 1998 the Board decided to increase Mr. Gunnar Foss' remuneration to NOK 80,000 per month. The board also decided that if the Company successfully sells a license to build a Shuttle or builds a Shuttle itself, the amount of remuneration payable under the agreement is subject to negotiation. According to the agreement, Mr. Gunnar Foss shall have the right to terminate his engagement with 6 months notice, whereas the Company shall have the right to terminate with 12 months notice. In the event that Mr. Gunnar Foss resigns following a change in control of the Company which results in significant changes made to its strategy he shall have the right to salary/remuneration for 12 months following his resignation.

    The consulting agreement transfers to Offshore Shuttle AS the exclusive rights to the patents and all other intellectual property related to the shuttle concept.

                              OFFSHORE SHUTTLE AS
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO THE FINANCIAL STATEMENTS FOR THE PERIOD FROM

              NOVEMBER 29, 1996 (INCEPTION) TO DECEMBER 31, 1996,
                   THE TWELVE MONTHS ENDED DECEMBER 31, 1997
                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 1998

               (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE
                      NINE MONTHS THEN ENDED IS UNAUDITED)

NOTE 9--RELATED PARTIES TRANSACTIONS (CONTINUED)
    In 1998 the Company entered into a new agreement regarding Intellectual Property. See Note 10.

    In accordance with a decision made by the General Assembly in January 1997, the Company paid NOK 650,000 to Mr. Gunnar Foss for costs incurred and services provided to the Company prior to January 1997.

ENGAGEMENT AGREEMENT, MANAGING DIRECTOR

    Mr. Per Bull Haugso/en is engaged as Managing Director for Offshore Shuttle AS. He is also a shareholder in the Company. The Managing Director has an engagement agreement based on normal employment terms in Norway. In 1997 his remuneration was NOK 609.000 with addition of certain welfare benefits. In January 1998 the annual salary was increased to NOK 900,000 with retroactive effect from September 1, 1997. The agreement states that Mr. Per Bull Haugso/en shall have the right to terminate his engagement with 6 month's notice, whereas the Company shall have the right to terminate with 12 month's notice. In the event that Mr. Per Bull Haugso/en resigns following a change in control of the Company which results in significant changes made to its strategy, he shall have the right to salary/remuneration for 12 months following his resignation.

    The engagement agreement shall be renegotiated in the case the Company sells a license or enter into a contract to build the shuttle itself. See Note 10.

AGREEMENT WITH A SHIP BROKERING COMPANY

    Offshore Shuttle AS has entered into an agreement with P.F. Basso/e & Co., a specialized ship brokering and consultancy company. Halvor Sveen, an employee of P.F. Basso/e & Co., is a member of the Board of Directors of Offshore Shuttle AS.

    P.F. Basso/e shall render services in connection with contract and negotiations with yards regarding fabrication of the Offshore Shuttle. As compensation P.F. Basso/e shall be entitled to a commission of one percent of the contract price stipulated in a fabrication contract between Offshore Shuttle AS and a ship yard. Any payment or commission for services rendered in connection with the conclusion of other contracts shall be agreed separately.

NOTE 10--SUBSEQUENT EVENTS

AGREEMENT REGARDING INTELLECTUAL PROPERTY

    On March 31, 1998, the Company entered into an agreement with Mr. Gunnar Foss and Mr. Per Bull Haugso/en regarding the intellectual property rights relating to the Offshore Shuttle concept.

    The agreement provides for the exclusive transfer of the patent rights and all other intellectual property rights relating to the Offshore Shuttle Concept to Offshore Shuttle AS.

                              OFFSHORE SHUTTLE AS
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO THE FINANCIAL STATEMENTS FOR THE PERIOD FROM

              NOVEMBER 29, 1996 (INCEPTION) TO DECEMBER 31, 1996,
                   THE TWELVE MONTHS ENDED DECEMBER 31, 1997
                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 1998

               (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE
                      NINE MONTHS THEN ENDED IS UNAUDITED)

NOTE 10--SUBSEQUENT EVENTS (CONTINUED)
    The transfer of the rights is subject to the condition that the Offshore Shuttle Concept be further developed and exploited by the Company. According to the agreement, the execution of the Head Licence Agreement described in the next paragraph shall be deemed to constitute such further development and exploitation.

    If Offshore Shuttle AS for any reason whatsoever should cease to continue in an active manner its activities related to the concept, Mr. Gunnar Foss and Mr. Per Bull Haugso/en can request that the patent and all other rights concerning the concept be transferred back to them against certain compensation.

    In the event that Offshore Shuttle AS wishes to transfer the rights to a third party, Mr. Gunnar Foss and Mr. Per Bull Haugso/en shall have the right of first refusal with respect to such transfer. It is agreed that the Head License Agreement (see below) shall not be deemed to constitute such transfer.

HEAD LICENSE AGREEMENT

    The Company entered into a Head License Agreement with Marine Shuttle Operations AS, dated March 31, 1998, as amended. Pursuant to the Head License Agreement, Offshore Shuttle AS granted Marine Shuttle Operations AS the exclusive right to build and operate five offshore shuttles, an exclusive option to build and operate two additional offshore shuttles thereafter, and a right of first refusal with respect to any offshore shuttle licenses that Offshore Shuttle AS may seek to grant during a specified future period.

    Based on functional specifications for each offshore shuttle to be agreed upon, Offshore Shuttle AS shall provide Marine Shuttle Operations AS with the pre-engineering work, including designs and descriptions of operational procedures, necessary to construct the Offshore Shuttles. In addition, Offshore Shuttle AS will provide other technical services, in excess of pre-engineering, in connection with the development, building and operation of the Offshore Shuttles.

    In consideration for the licenses granted and pre-engineering services to be provided, Offshore Schuttle AS shall receive a construction fee equal to ten percent of the construction price of each of the offshore shuttles, an operating fee equal to sixteen percent of the gross profit for each contract finalized by Marine Shuttle Operations AS involving the use of an offshore shuttle, and an exclusivity fee equal to one percent of the aggregate construction price of offshore shuttles two through five. Other services rendered by Offshore Shuttle AS will be invoiced to Marine Shuttle Operations AS on fair market terms.

    The parties have agreed that yard orders for each of the five offshore shuttles shall be placed in specific order years in the period between 1998 through year 2003. In each such order year the order shall be placed within a defined order expiry date. The first order shall be placed by June 1, 1999. Subject, in each case, to an option to extend the order dates by twelve months upon payment of a $900,000 option exercise fee, an order for the second offshore shuttle must be placed no later than six months after successful testing of the first offshore shuttle, and the remaining three offshore shuttles must be ordered by December 31st of each year thereafter. If an order is not placed on or before the required date, then for

                              OFFSHORE SHUTTLE AS
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO THE FINANCIAL STATEMENTS FOR THE PERIOD FROM

              NOVEMBER 29, 1996 (INCEPTION) TO DECEMBER 31, 1996,
                   THE TWELVE MONTHS ENDED DECEMBER 31, 1997
                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 1998

               (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE
                      NINE MONTHS THEN ENDED IS UNAUDITED)

NOTE 10--SUBSEQUENT EVENTS (CONTINUED)
the twelve-month period thereafter Offshore Shuttle AS shall be entitled to grant a license to build one offshore shuttle to a third party.

    The binding nature of the Head License Agreement is conditional upon Offshore Shuttle AS having received payment from Marine Shuttle Operations AS of the first installment of the exclusivity fee of USD 2,000,000 by June 1, 1999, and Marine Shuttle Operations AS having placed a firm order for offshore shuttle number one with a construction yard by the same date.

    Marine Shuttle Operations AS is a subsidiary of Marine Shuttle Operations, Inc..

LEASE AGREEMENT

    In March 1998, Offshore Shuttle AS entered into a lease for new office space. The agreement lasts for three years from May 1, 1998 with a yearly lease of NOK 652,800 adjusted for the increase in the consumer price index.

STOCK INCENTIVE PLAN

    After year end, options to purchase 20,000 and 10,000 shares of stock have been granted, with an exercise price of NOK 39 and NOK 32, respectively. The exercise price increases 1% per month from the time of issuance until the date of exercise. The options may be exercised during a three-year period following the date of issuance.

                   SELECTED UNAUDITED PRO FORMA CONSOLIDATED
                             FINANCIAL INFORMATION

    The selected unaudited pro forma consolidated financial information for the Company set forth below gives effect to the acquisition of the shares of Marine Shuttle Operation AS (MSO AS) and Offshore Shuttle AS (OSAS). The historical financial information set forth below has been derived from and is qualified by reference to, the financial statements of the Company, MSO AS and OSAS and should be read in conjunction with those financial statements and the notes thereto included elsewhere herein.

    The September 30, 1998 pro forma balance sheet has been prepared as if the transactions described in Note 2 had occurred on September 30, 1998, and represents the consolidation of the September 30, 1998 balance sheet of OSAS with the September 30, 1998 consolidated balance sheet of the Company.

    The pro forma statement of net loss for the nine month period ended September 30, 1998 and the period ended December 31, 1997 has been prepared as if the transactions described in Notes 1 and 2 had occurred on May 23, 1997. They represent the consolidation of the MSO AS for the period January 1, 1998 to April 13, 1998 (date of acquisition) and OSAS statements of loss for the nine months ended September 30, 1998 with the statement of loss of the Company for the nine months ended September 30, 1998, and the consolidation of the MSO AS and OSAS statements of loss for the period ended December 31, 1997 with the statement of loss of the Company for the period ended December 31, 1997.

    The pro forma consolidated financial statements are not intended to reflect the results of operations or the financial position of the Company which would have actually resulted had the proposed transactions described in Notes 1 and 2 been effected on the dates indicated. Further, the pro forma financial information is not necessarily indicative of the results of operations or the financial position that may be obtained in the future.

                         MARINE SHUTTLE OPERATIONS INC.
                     (FORMERLY GEOTECK INTERNATIONAL, INC.)

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1998

                           (IN UNITED STATES DOLLARS)

                                                                                           ACQUISITION OF
                                                                  MARINE                OFFSHORE SHUTTLE AS
                                                                 SHUTTLE      ----------------------------------------
                                                                OPERATIONS    SEPTEMBER 30,                PRO FORMA
                                                                   INC.            1998       ACQUISITION CONSOLIDATED
                                                              --------------  --------------  ----------  ------------
                                                                                               (NOTE 2)
ASSETS

CURRENT
  Cash......................................................   $    165,482     $1,368,347    $   --       $1,533,829
  Other current assets......................................        --             179,263        --          179,263
CAPITAL ASSETS, net.........................................        485,638        114,228        --          599,866
GOODWILL AND
  OTHER INTANGIBLES.........................................     21,559,801         54,302    16,953,020   38,567,123
                                                              --------------  --------------  ----------  ------------
                                                               $ 22,210,921     $1,716,140    $16,953,020  $40,880,081
                                                              --------------  --------------  ----------  ------------
                                                              --------------  --------------  ----------  ------------
LIABILITIES

CURRENT
  Accounts payable and accrued
    liabilities.............................................   $    217,601     $  557,839    $   --       $  775,440
  Notes payable.............................................      2,349,510         --            --        2,349,510
  Non-controlling interest..................................        --              --           208,494      208,494
                                                              --------------  --------------  ----------  ------------
                                                                  2,567,111        557,839       208,494    3,333,444
                                                              --------------  --------------  ----------  ------------
SHAREHOLDERS' EQUITY (DEFICIENCY)
Share capital...............................................         27,620         32,708       (32,708)      33,587
                                                                                                   5,967
Restricted reserve..........................................        --             764,909      (764,909)
                                                                                              (3,354,375)
Additional paid in capital..................................     22,926,380      3,354,375    17,896,860   40,823,240
Cumulative foreign exchange adjustment......................        (15,921)        --                        (15,921)
Deficit.....................................................     (3,294,269)    (2,993,691)    2,993,691   (3,294,269)
                                                              --------------  --------------  ----------  ------------
                                                                 19,643,810      1,158,301    16,744,526   37,546,637
                                                              --------------  --------------  ----------  ------------
                                                               $ 22,210,921     $1,716,140    $16,953,020  $40,880,081
                                                              --------------  --------------  ----------  ------------
                                                              --------------  --------------  ----------  ------------

                         MARINE SHUTTLE OPERATIONS INC.
                     (FORMERLY GEOTECK INTERNATIONAL, INC.)
               UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF LOSS

                      NINE MONTHS ENDED SEPTEMBER 30, 1998

                           (IN UNITED STATES DOLLARS)

                                                                                       ACQUISITION OF
                                                        MARINE                      OFFSHORE SHUTTLE AS
                                                       SHUTTLE                   --------------------------
                                                      OPERATIONS                 SEPTEMBER 30,                PRO FORMA
                                                         INC.                        1998                    CONSOLIDATED
                                                    --------------  ACQUISITION  -------------               ------------
                                                                        OF
                                                                      MSO AS
                                                                    -----------                 ACQUISITION
                                                                     (NOTE 1)                   -----------
                                                                                                 (NOTE 2)
REVENUE...........................................   $    --         $  --        $    13,225    $  --        $   13,225
                                                    --------------  -----------  -------------  -----------  ------------
EXPENSES
  Accounting and audit............................        106,857       --            --            --           106,857
  Bank charges....................................          1,446       --            --            --             1,446
  Consulting......................................        177,758       71,082        --            --           248,840
  Depreciation and amortization...................      1,260,078      627,402         20,191    1,275,549     3,183,220
  Interest........................................         85,196       --            --            --            85,196
  Legal...........................................        100,516       68,540        --            --           169,056
  Pre-enginnering.................................        --            --            816,238       --           816,238
  Interest and foreign exchange...................        (39,515)      --            (53,645)      --           (93,160)
  Office and printing.............................        106,615        5,441        410,749       --           522,805
  Promotion.......................................        615,257       --            --            --           615,257
  Research and development........................        --            --            257,570       --           257,570
  Salaries........................................        112,255       --            250,466       --           362,721
  Share issue costs...............................        348,039       --            --            --           348,039
  Miscellaneous...................................            756       --            --            --               756
  Telephone.......................................          3,490       --            --            --             3,490
  Transfer agent fees.............................         11,322       --            --            --            11,322
  Travel..........................................        149,268          964        --            --           150,232
  Write-down of investment........................         90,000       --            --            --            90,000
                                                    --------------  -----------  -------------  -----------  ------------
                                                        3,129,338      773,429      1,701,569    1,275,549     6,879,885
                                                    --------------  -----------  -------------  -----------  ------------
Non-controlling interest..........................        --            --            303,902       --           303,902
                                                    --------------  -----------  -------------  -----------  ------------
LOSS FOR THE PERIOD...............................   $ (3,129,338)   $(773,429)   $(1,384,442)  ($1,275,549)  $(6,562,758)
                                                    --------------  -----------  -------------  -----------  ------------
                                                    --------------  -----------  -------------  -----------  ------------
Loss per share....................................   $      (0.13)                                            $    (0.20)
                                                    --------------                                           ------------
                                                    --------------                                           ------------
Weighted average common stock outstanding.........     24,724,762                                             33,587,609
                                                    --------------                                           ------------
                                                    --------------                                           ------------

                         MARINE SHUTTLE OPERATIONS INC.
                     (FORMERLY GEOTECK INTERNATIONAL, INC.)

               UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF LOSS

                         PERIOD ENDED DECEMBER 31, 1997

                           (IN UNITED STATES DOLLARS)

                                                                                                        ACQUISITION OF
                                        MARINE                                                       OFFSHORE SHUTTLE AS
                                       SHUTTLE          MARINE          MSO AS       PRO FORMA    --------------------------
                                      OPERATIONS        SHUTTLE        GOODWILL    AFTER MSO AS   DECEMBER 31,
                                         INC.        OPERATIONS AS   AMORTIZATION   ACQUISITION       1997      ACQUISITION
                                    --------------  ---------------  ------------  -------------  ------------  ------------
                                                                       (NOTE 1)                                   (NOTE 2)
REVENUE...........................   $    --           $  --         $    --        $   --         $   56,940   $    --
                                    --------------         -----     ------------  -------------  ------------  ------------
EXPENSES
  Accounting and audit............         15,511         --              --             15,511        10,954        --
  Bank charges....................            300         --              --                300        --            --
  Consulting......................         30,000         --              --             30,000       100,053        --
  Depreciation and
    amortization..................        --              --            2,509,606     2,509,606        12,569      1,700,732
  Management fees.................         40,000         --              --             40,000        --            --
  Interest income.................        --              --              --            --            (44,474)       --
  Legal...........................         26,917         --              --             26,917        38,429        --
  Listing and filing fees.........         31,000         --              --             31,000        --            --
  Office and printing.............          8,674             24          --              8,698       134,724        --
  Research and development........        --              --              --            --            797,818        --
  Salaries........................        --              --              --            --            220,168        --
  Telephone.......................          2,347         --              --              2,347        --            --
  Transfer agent fees.............          2,018         --              --              2,018        --            --
  Travel..........................          8,164         --              --              8,164       117,208        --
                                    --------------         -----     ------------  -------------  ------------  ------------
                                          164,931             24        2,509,606     2,674,561     1,387,449      1,700,732
                                    --------------         -----     ------------  -------------  ------------  ------------
Loss before undernoted............   $   (164,931)     $     (24)    $ (2,509,606)  $(2,674,561)   $(1,330,509) $ (1,700,732)
Non-controlling interest..........        --              --              --            --            239,492        --
                                    --------------         -----     ------------  -------------  ------------  ------------
Net loss for the period...........   $   (164,931)     $     (24)    $ (2,509,606)  $(2,674,561)   $(1,091,017) $ (1,700,732)
                                    --------------         -----     ------------  -------------  ------------  ------------
                                    --------------         -----     ------------  -------------  ------------  ------------
Loss per share....................   $      (0.01)
                                    --------------
                                    --------------
Weighted average common shares
  outstanding.....................     18,931,982
                                    --------------
                                    --------------


                                     PRO FORMA
                                    CONSOLIDATED
                                    ------------

REVENUE...........................  $     56,940
                                    ------------
EXPENSES
  Accounting and audit............        26,465
  Bank charges....................           300
  Consulting......................       130,053
  Depreciation and
    amortization..................     4,222,907
  Management fees.................        40,000
  Interest income.................       (44,474)
  Legal...........................        65,346
  Listing and filing fees.........        31,000
  Office and printing.............       143,422
  Research and development........       797,818
  Salaries........................       220,168
  Telephone.......................         2,347
  Transfer agent fees.............         2,018
  Travel..........................       125,372
                                    ------------
                                       5,762,742
                                    ------------
Loss before undernoted............  $ (5,705,802)
Non-controlling interest..........       239,492
                                    ------------
Net loss for the period...........  $ (5,466,310)
                                    ------------
                                    ------------
Loss per share....................  $      (0.17)
                                    ------------
                                    ------------
Weighted average common shares
  outstanding.....................    32,499,591
                                    ------------
                                    ------------

                         MARINE SHUTTLE OPERATIONS INC.
                     (FORMERLY GEOTECK INTERNATIONAL, INC.)
                             (A NEVADA CORPORATION)

      NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

                                 (U.S. DOLLARS)

1. ACQUISITION OF MARINE SHUTTLE OPERATIONS AS

    On April 14, 1998, the Company acquired 100% of the issued and outstanding stock of MSO AS in exchange for 7,600,000 common shares of the Company.

    The acquisition has been accounted for using the purchase method. The shares of the Company's common stock that were issued have been recorded at a deemed value of $3.00 based on the estimated fair market value of the MSO AS net assets acquired.

    The excess of the purchase price over the fair value of the net assets acquired has been allocated to goodwill ($20,533,144) and other intangibles represented by marketing, engineering and waste management agreements ($2,281,460) and is being amortized on a straight-line basis over 10 years and 5 years, respectively.

    As the acquisition of MSO AS occurred prior to September 30, 1998 and is reflected in the historical balance sheet of the Company, there is no pro forma effect on the balance sheet at September 30, 1998.

    The effect of the MSO AS acquisition on the unaudited pro forma consolidated statement of loss is summarized below:

                                                                        PERIOD ENDED
                                                                  ------------------------
                                                                  APRIL 13,   DECEMBER 31,
                                                                     1998         1997
                                                                  ----------  ------------
Historical results
Operating expenses..............................................  $  146,027   $       24
Pro forma adjustment
Amortization of goodwill and intangibles........................     627,402    2,509,606
                                                                  ----------  ------------
                                                                  $  773,429   $2,509,630
                                                                  ----------  ------------
                                                                  ----------  ------------

2. ACQUISITION OF OFFSHORE SHUTTLE AS

    In May 1998, the Company acquired 3,291,738 shares of OSAS (approximately 68% of the outstanding OSAS capital stock) in exchange for 4,937,607 shares of the Company's common stock. All of such shares are being held in escrow subject to the registration statement covering the 4,937,607 shares of common stock being declared effective. On May 20, 1998, the Company entered into two agreements to acquire an additional 686,668 shares of OSAS (approximately 14% of the outstanding OSAS capital stock) in exchange for 1,030,002 shares of the Company's common stock (the "Additional OSAS Exchanges"). The consummation of the Additional OSAS Exchanges is subject to certain conditions precedent.

    The acquisition has been accounted for using the purchase method. The shares of the Company's common stock that have been issued and are to be issued, as the case may be, have been recorded at a deemed value of $3.00 per share based on the estimated fair value of the net assets acquired from OSAS.

    The carrying amount for the non-controlling equity investments in OSAS has been initially recorded at 18% of the net asset value at date of the business combination. Subsequent to the business combination, the non-controlling interest will increase by 18% of reported income, and decrease by 18% of reported loss

                         MARINE SHUTTLE OPERATIONS INC.
                     (FORMERLY GEOTECK INTERNATIONAL, INC.)
                             (A NEVADA CORPORATION)

      NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

                                 (U.S. DOLLARS)

2. ACQUISITION OF OFFSHORE SHUTTLE AS (CONTINUED) until the non-controlling interest in the capital of OSAS is zero. Further losses applicable to the non-controlling interest shall be absorbed by Marine Shuttle Operations Inc.

    The excess of the purchase price over the fair value of the net assets acquired has been allocated to goodwill and identified intangibles and is being amortized on a straight-line basis over 10 years.

    The effect of the OSAS acquisition on the unaudited pro forma consolidated balance sheet at September 30, 1998 is summarized below:

Purchase price
  Issue of common stock........................................  $17,902,827
                                                                 ----------
                                                                 ----------
Allocation of purchase price
  Net working capital..........................................  $  989,771
  Capital assets...............................................     114,228
  Goodwill and Patents.........................................  17,007,322
                                                                 ----------
                                                                 18,111,321
Non-controlling interest, representing 18% of the net tangible
  assets of OSAS...............................................    (208,494)
                                                                 ----------
                                                                 $17,902,827
                                                                 ----------
                                                                 ----------
Elimination of OSAS
  Share capital................................................  $   32,708
  Restricted reserve...........................................     764,909
  Additional paid-in capital...................................   3,354,375
  Deficit......................................................  (2,993,691)

    The effect of the OSAS acquisition on the unaudited pro forma consolidated statements of loss is summarized below:

                                                                      PERIOD ENDED
                                                               ---------------------------
                                                               SEPTEMBER 30,  DECEMBER 31,
                                                                   1998           1997
                                                               -------------  ------------
Revenue......................................................   $   (13,229)   $  (56,940)
Operating expenses...........................................     1,701,569     1,387,449
Amortization of goodwill.....................................     1,275,549     1,700,732
Non-controlling interest.....................................      (303,902)     (239,492)
                                                               -------------  ------------
                                                                $ 2,659,987    $2,791,749
                                                               -------------  ------------
                                                               -------------  ------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO UNDERWRITER, DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
Prospectus Summary.............................           3
Risk Factors...................................           6
Dividend Policy................................          17
Capitalization.................................          17
Price Range of Common Stock....................          18
Selected Consolidated Financial Data...........          18
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................          19
Business.......................................          23
Management.....................................          34
Principal Stockholders.........................          37
Selling Stockholders and Plan of
  Distribution.................................          38
Certain Transactions...........................          43
Description of Securities......................          45
Shares Eligible for Future Sale................          46
Legal Matters..................................          46
Experts........................................          47
Additional Information.........................          47
Index to Financial Statements..................         F-1

                            ------------------------

    UNTIL           , 1998 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                         MARINE SHUTTLE OPERATIONS INC.

                       13,567,609 SHARES OF COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                          , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Nevada General Corporation Law (the "GCL") authorizes Nevada corporations to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or other entity, against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made if the person seeking indemnification is adjudged liable, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification. The indemnification provisions of the GCL require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit, or proceeding to which he or she was a party by reason of the fact that he or she is or was a director or officer of the corporation. The indemnification authorized under the GCL is not exclusive and is in addition to any other rights granted to officers and directors under the Articles of Incorporation or By-Laws of a corporation or any agreement between officers and directors and the corporation. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against the officer or director and incurred by the officer or director in such capacity, or arising out of the status of officer or director of the corporation, whether or not the corporation would have the power to indemnify him or her against such liability under the GCL.

    The Registrant's Articles of Incorporation: (i) eliminates the personal liability of the directors of the Registrant to the fullest extent permitted by the GCL and (ii) provides that the Registrant shall indemnify, to the fullest extent permitted by the GCL, any and all persons whom it shall have the power to indemnify under the GCL from all expenses, liabilities, or other matters referred to in or covered by the GCL. The By-Laws of the Registrant provide that the Registrant shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Registrant to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the Registrant, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding to the fullest extent permitted under the GCL.

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The estimated expenses of the Registrant in connection with the issuance and distribution of the securities being registered hereby (other than underwriting discounts and commissions) are as follows:

Registration Fee (Securities and Exchange Commission).............................  $  62,509
Printing and Engraving Expenses...................................................  $ 100,000
Accounting Fees and Expenses......................................................  $ 200,000
Legal Fees and Expenses...........................................................  $ 350,000
Transfer Agent's Fees.............................................................  $   2,500
Miscellaneous Expenses............................................................  $  84,991
                                                                                    ---------
    Total.........................................................................  $ 800,000

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

    Since its inception, the Registrant has made the following issuances of securities, none of which were registered under the Securities Act of 1933, as amended (the "Securities Act").

    On or about June 6, 1997, the Registrant's four founders, all of whom are foreign residents, contributed an aggregate of $10,000 to the Company in exchange for an aggregate of 10,000,000 shares of common stock pursuant to Rule 504 promulgated under the Securities Act ("Rule 504").

    On June 15, 1997, the Registrant sold an aggregate of 10,000,000 shares of common stock to various foreign investors for an aggregate purchase price of $100,000 pursuant to Rule 504.

    On August 8, 1997, the Registrant sold an aggregate of 20,000 shares of common stock to various foreign investors for an aggregate purchase price of $60,000 pursuant to Rule 504.

    On April 14, 1998, the Registrant issued 7,600,000 shares of common stock pursuant to Regulation S promulgated under the Securities Act ("Regulation S") in exchange for all of the issued and outstanding shares of capital stock of Marine Shuttle Operations AS.

    In May, 1998, the Registrant acquired 3,291,738 shares of Offshore Shuttle AS ("OSAS") in exchange for 4,937,607 shares of common stock pursuant to Regulation S. All of such shares are being held in escrow subject to this Registration Statement being declared effective.

    On May 20, 1998, the Registrant entered into two agreements to acquire an additional 686,668 shares of OSAS in exchange for 1,030,002 shares of common stock pursuant to Regulation S. Subject to the satisfaction of certain conditions precedent, the Registrant anticipates that the exchange will close soon after the effective date of this Registration Statement.

ITEM 16. EXHIBITS.


EXHIBIT #                                                  DOCUMENT
-----------  -----------------------------------------------------------------------------------------------------
      2.1    Stock Purchase Agreement, dated February 19, 1998, between the Registrant and Franz Eder*
      2.2    Agreement Regarding Exchange of Shares between the Registrant, SPAX Holding AS, et. al.*
      2.3    Form of Agreement Regarding Exchange of Shares between the Registrant and various stockholders of
             Offshore Shuttle AS (including schedule of omitted documents pursuant to Item 601(a) of Regulation
             S-K)*
      2.4    Escrow Agreement, dated May 5, 1998, between the Registrant, various stockholders of Offshore Shuttle
             AS, and Glad Arn Meyer & Co., as escrow agent, amended as of September 2, 1998, as of September 28,
             1998, and as of November 19, 1998*
      2.5    Stock Exchange Agreement, dated May 20, 1998, between the Registrant and G. Foss Beheer B.V.*
      2.6    Stock Exchange Agreement, dated May 20, 1998, between the Registrant and Per Bull Haugsen*
      3.1    Articles of Incorporation of the Registrant, as amended*
      3.2    Amended and Restated By-laws of the Registrant*
      4.1    Form of Common Stock Certificate*
      5.     Opinion of counsel to the Registrant concerning the legality of the securities being offered**
     10.1    Head License Agreement between Marine Shuttle Operations AS and Offshore Shuttle AS dated March 31,
             1998, amended as of September 1, 1998, and as of November 20, 1998*
     10.2    Co-operation Agreement between Marine Shuttle Operations AS and Schuller Industrieentsorgung AG*

EXHIBIT #                                                  DOCUMENT
-----------  -----------------------------------------------------------------------------------------------------
     10.3    Personnel Services Contract between RC Consultants AS and Marine Shuttle Operations AS dated February
             26, 1998*
     10.4    Accounting Services Contract between RC Consultants AS and Marine Shuttle Operations AS dated
             February 26, 1998*
     10.5    Loan Agreement, dated as of March 12, 1998, between the Registrant and ValorInvest, Ltd. (including promissory note dated March 12, 1998), as amended on August 27, 1998 and September 24, 1998
             (including promissory notes dated August 27, 1998 and September 24, 1998)*
     10.6    Marketing Agreement between Marine Shuttle Operations AS and Thyssen Stahlunion GmbH, dated April 14,
             1998*
     10.7    The Registrant's 1998 Stock Option Plan*
     10.8    Employment Agreement, dated as of June 1, 1998, between the Registrant and Franz Eder*
     10.9    Employment Agreement, dated as of April 14, 1998, between the Registrant and Iqbal Akram*
     10.10   Agreement, dated as of April 14, 1998, between the Registrant, Wareham Management, Ltd., and George
             Wilfred Norman Wareham*
     10.11   Lease, dated as of June 1, 1998, by and between the Registrant and Intercap Resource Management U.S.,
             Inc.*
     10.12   Loan Agreement, dated May 13, 1998, between the Registrant and Marine Shuttle Operations AS*
     21.     List of the Registrant's Subsidiaries*
     23.  (a) Consent of Deloitte & Touche, Vancouver, British Columbia, Canada**
          (b) Consent of Deloitte & Touche, Oslo, Norway**
          (c) Consent of Breslow & Walker, LLP (contained in the opinion filed as Exhibit 5.)**
          (d) Consent of Bryns Patentkontor A/S*
     27.     Financial Data Schedule*
     99.1    Statement of Approval from Det Norske Veritas AS regarding the technical feasibility of the Offshore
             Shuttle concept*
     99.2    Engagement letter, dated October 26, 1998, between the Registrant and MFC Merchant Bank S.A.*


------------------------

*   Previously filed

**  Filed herewith

ITEM 17. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by final adjudication of such issue.

    The undersigned Registrant hereby undertakes that it will:

        (1) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1), or
    (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

        (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of Prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

        (3) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

           (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) Include any material information with respect to the plan of distribution not previously discussed in the registration statement or any material change to such information in the registration statement.

        (4) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES


    In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned on December 16, 1998.


                                MARINE SHUTTLE OPERATIONS INC.

                                By:                /S/ FRANZ EDER
                                     -----------------------------------------
                                                     Franz Eder
                                                     PRESIDENT
                                           (PRINCIPAL EXECUTIVE OFFICER)

                                By:      /S/ GEORGE WILFRED NORMAN WAREHAM
                                     -----------------------------------------
                                           George Wilfred Norman Wareham
                                              CHIEF FINANCIAL OFFICER
                                        (PRINCIPAL FINANCIAL AND ACCOUNTING
                                                      OFFICER)

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Franz Eder, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

        /s/ FRANZ EDER                   Director
------------------------------                                December 16, 1998
          Franz Eder

       /s/ IQBAL AKRAM                   Director
------------------------------                                December 16, 1998
         Iqbal Akram

     /s/ JURGEN TERNIEDEN                Director
------------------------------                                December 16, 1998
       Jurgen Ternieden

      /s/ HUBERT BESNER                  Director
------------------------------                                December 16, 1998
        Hubert Besner

                                 EXHIBIT INDEX


EXHIBIT #                                                DOCUMENT                                                 PAGE
-----------  ------------------------------------------------------------------------------------------------     -----

      2.1    Stock Purchase Agreement, dated February 19, 1998, between the Registrant and Franz Eder*

      2.2    Agreement Regarding Exchange of Shares between the Registrant, SPAX Holding AS, et. al.*

      2.3    Form of Agreement Regarding Exchange of Shares between the Registrant and various stockholders of Offshore Shuttle AS (including schedule of omitted documents pursuant to Item 601(a) of
             Regulation S-K)*

      2.4    Escrow Agreement, dated May 5, 1998, between the Registrant, various stockholders of Offshore
             Shuttle AS, and Glad Arn Meyer & Co., as escrow agent, amended as of September 2, 1998, as of
             September 28, 1998, and as of November 19, 1998*

      2.5    Stock Exchange Agreement, dated May 20, 1998, between the Registrant and G. Foss Beheer B.V.*

      2.6    Stock Exchange Agreement, dated May 20, 1998, between the Registrant and Per Bull Haugsen*

      3.1    Articles of Incorporation of the Registrant, as amended*

      3.2    Amended and Restated By-laws of the Registrant*

      4.1    Form of Common Stock Certificate*

      5.     Opinion of counsel to the Registrant concerning the legality of the securities being offered**

     10.1    Head License Agreement between Marine Shuttle Operations AS and Offshore Shuttle AS dated March
             31, 1998, amended as of September 1, 1998 and as of November 20, 1998*

     10.2    Co-operation Agreement between Marine Shuttle Operations AS and Schuller Industrieentsorgung AG*

     10.3    Personnel Services Contract between RC Consultants AS and Marine Shuttle Operations AS dated
             February 26, 1998*

     10.4    Accounting Services Contract between RC Consultants AS and Marine Shuttle Operations AS dated
             February 26, 1998*

     10.5    Loan Agreement, dated as of March 12, 1998, between the Registrant and ValorInvest, Ltd.
             (including promissory note dated March 12, 1998), as amended on August 27, 1998 and September
             24, 1998 (including promissory notes dated August 27, 1998 and September 24, 1998)*

     10.6    Marketing Agreement between Marine Shuttle Operations AS and Thyssen Stahlunion GmbH, dated
             April 14, 1998*

     10.7    The Registrant's 1998 Stock Option Plan*

     10.8    Employment Agreement, dated as of June 1, 1998, between the Registrant and Franz Eder*

     10.9    Employment Agreement, dated as of April 14, 1998, between the Registrant and Iqbal Akram*

     10.10   Agreement, dated as of April 14, 1998, between the Registrant, Wareham Management, Ltd., and
             George Wilfred Norman Wareham*

     10.11   Lease, dated as of June 1, 1998, by and between the Registrant and Intercap Resource Management
             U.S., Inc.*

EXHIBIT #                                                DOCUMENT                                                 PAGE
-----------  ------------------------------------------------------------------------------------------------     -----
     10.12   Loan Agreement, dated May 13, 1998, between the Registrant and Marine Shuttle Operations AS.*

     21.     List of the Registrant's Subsidiaries*

     23.  (a) Consent of Deloitte & Touche, Vancouver, British Columbia, Canada**

          (b) Consent of Deloitte & Touche, Oslo, Norway**

          (c) Consent of Breslow & Walker, LLP (contained in the opinion filed as Exhibit 5.)**

          (d) Consent of Bryns Patentkontor A/S*

     27.     Financial Data Schedule*

     99.1    Statement of Approval from Det Norske Veritas AS regarding the technical feasibility of the
             Offshore Shuttle concept.*

     99.2    Engagement letter, dated October 26, 1998, between the Registrant and MFC Merchant Bank S.A.*


------------------------

*   Previously filed

**  Filed herewith